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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SURG II, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☐ No fee required.
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2) Form, Schedule or Registration Statement No.:

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4) Date Filed:

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SURG II, INC.

800 Nicollet Mall, Suite 2690
Minneapolis, Minnesota 55402

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held On
February 12, 2003

       Notice is hereby furnished to the shareholders of Surg II, Inc., a Minnesota corporation (“Surg”), of a special meeting of shareholders (the “Meeting”), to be held at 10:00 a.m. on February 12, 2003, at the Hyatt Regency Hotel, 1300 Nicollet Mall, Minneapolis, Minnesota, for the following purposes:

To vote on a proposal to amend Surg’s Articles of Incorporation to increase its authorized $0.01 par value capital stock from 5,000,000 shares to 50,000,000 shares.

To vote on a proposal to amend Surg’s Articles of Incorporation to change its name from “Surg II, Inc.” to “Chiral Quest, Inc.”

To transact such other business incidental to the Meeting.

      Only shareholders of record as of the close of business on December 31, 2002, or their legal representatives, are entitled to notice and to vote at the Meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the Meeting.

      A Proxy and Proxy Statement are enclosed herewith. You are requested to complete and sign the Proxy, which is being solicited by the Board of Directors and management of Surg, and to return it in the envelope provided.

By Order of the Board of Directors

President and Chief Executive Officer

January 9, 2003

SUMMARY
The Proposals
Voting Information
Risk Factors
Proposal No. 1 AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES
General
Specific Language of Amendment to Increase Capitalization
Purpose and Effect of the Amendment to Increase Capitalization
Recommendation of Board of Directors
Proposal No. 2 AMENDMENT TO ARTICLES OF INCORPORATION TO CHANGE NAME
General
Specific Language of Amendment to Change Name
Reasons for Amendment
Recommendation of the Board of Directors
THE MERGER
Background of Surg
Background of Merger
General Terms of the Merger
Representations and Warranties
Other Agreements
CERTAIN INCOME TAX CONSEQUENCES
INFORMATION REGARDING SURG
General
Market for Surg Common Stock
Incorporation by Reference
INFORMATION REGARDING CHIRAL QUEST
Overview
Chiral Chemistry
Chiral Quest’s Products and Services
Strategy
Sales and Marketing
Intellectual Property and Proprietary Rights
Competition
Employees and Consultants
Facilities
Legal Proceedings
MANAGEMENT OF CHIRAL QUEST’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Overview
Results of Operations -- Comparison of Nine Months Ended September 30, 2002 and September 30, 2001
Plan of Operations
Liquidity and Capital Resources
Market Price and Dividends on Chiral Quest Units
Selected Historical Financial Data of Chiral Quest
CURRENT OFFICERS AND DIRECTORS OF SURG
General
Kenneth W. Brimmer
Brian D. Niebur
Compensation
PROPOSED OFFICERS AND DIRECTORS FOLLOWING THE MERGER
Vincent M. Aita
Stephen C. Rocamboli
Alan D. Roth
David M. Tanen
Michael Weiser
Xumu Zhang
COMMON STOCK OWNERSHIP
Share Ownership of Current Management of Surg
Share Ownership of Proposed Management of Surg Following the Merger
Share Ownership of Certain Current Beneficial Owners
Share Ownership of Certain Beneficial Owners After the Merger
CERTAIN TRANSACTIONS AND RELATIONSHIPS
PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SHAREHOLDER PROPOSALS
EXHIBIT A MERGER AGREEMENT

PROXY STATEMENT

OF
SURG II, INC.
800 Nicollet Mall, Suite 2690
Minneapolis, Minnesota 55402

For a Special Meeting of Shareholders

To Be Held On February 12, 2003

      This Proxy Statement is furnished to the shareholders of Surg II, Inc. (referred to as “Surg”), in connection with the solicitation by the Board of Directors of Surg of proxies to be voted at the special meeting of Surg shareholders or any adjournment thereof (the “Meeting”), to be held at 10:00 a.m. on February 12, 2003, at the Hyatt Regency Hotel, 1300 Nicollet Mall, Minneapolis, Minnesota. This Proxy Statement and the accompanying proxy were first mailed on approximately January 10, 2003, to the shareholders of record of Surg as of the close of business on December 31, 2002.

      The accompanying Proxy authorizes the appointees named in the Proxy, acting at the request of the management of Surg, to vote the shares indicated in the Proxy as follows:

1. For or against approving an amendment to the Surg Articles of Incorporation increasing the number of shares of $0.01 par value capital stock which Surg may issue from 5,000,000 to 50,000,000.

2. For or against approving an amendment to the Surg Articles of Incorporation changing the name of Surg to “Chiral Quest, Inc.”

3. In their discretion, to vote on matters which are incidental to the Meeting.

      The solicitation of proxies from the shareholders is being made by the Board of Directors and management of Surg who will not be specially compensated for such solicitation.

SUMMARY	3
The Proposals	3
Voting Information	3
Risk Factors	6
Proposal No. 1 AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES	13
General	13
Specific Language of Amendment to Increase Capitalization	13
Purpose and Effect of the Amendment to Increase Capitalization	14
Recommendation of Board of Directors	14
Proposal No. 2 AMENDMENT TO ARTICLES OF INCORPORATION TO CHANGE NAME	14
General	14
Specific Language of Amendment to Change Name	15
Reasons for Amendment	15
Recommendation of the Board of Directors	15
THE MERGER	15
Background of Surg	15
Background of Merger	15
General Terms of the Merger	16
Representations and Warranties	17
Other Agreements	17
CERTAIN INCOME TAX CONSEQUENCES	18
INFORMATION REGARDING SURG	18
General	18
Market for Surg Common Stock	19
Incorporation by Reference	19
INFORMATION REGARDING CHIRAL QUEST	20
Overview	20
Chiral Chemistry	20
Chiral Quest’s Products and Services	21
Strategy	22
Sales and Marketing	22
Intellectual Property and Proprietary Rights	22
Competition	23
Employees and Consultants	23
Facilities	24
Legal Proceedings	24
MANAGEMENT OF CHIRAL QUEST’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	24
Overview	24
Results of Operations — Comparison of Nine Months Ended September 30, 2002 and September 30, 2001	25
Plan of Operations	25
Liquidity and Capital Resources	26

Market Price and Dividends on Chiral Quest Units	26
Selected Historical Financial Data of Chiral Quest	27
CURRENT OFFICERS AND DIRECTORS OF SURG	27
General	27
Compensation	28
PROPOSED OFFICERS AND DIRECTORS FOLLOWING THE MERGER	28
COMMON STOCK OWNERSHIP	30
Share Ownership of Current Management of Surg	30
Share Ownership of Proposed Management of Surg Following the Merger	31
Share Ownership of Certain Current Beneficial Owners	31
Share Ownership of Certain Beneficial Owners After the Merger	32
CERTAIN TRANSACTIONS AND RELATIONSHIPS	33
Dr. Zhang Consulting Agreement	33
Dr. Roth Employment Agreement	33
Loans to Chiral Quest by Paramount	34
Interests of Proposed Directors in Chiral Quest and Paramount Capital Inc.	34
PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	35
SHAREHOLDER PROPOSALS	40
EXHIBIT A — Merger Agreement
EXHIBIT B — Chiral Quest Financial Statements

SUMMARY

The Proposals

      The management of Surg II, Inc. (“Surg” or “we”) has called the Meeting, and is asking Surg’s shareholders to approve two amendments to Surg’s Articles of Incorporation. The amendments are being proposed to facilitate the acquisition of Chiral Quest, LLC, a Pennsylvania limited liability company (“Chiral Quest”) by the merger (the “Merger”) of Chiral Quest into a wholly owned subsidiary of Surg called CQ Acquisition, Inc. The business of Chiral Quest and the terms of the Merger are discussed elsewhere in this Proxy Statement. Following the proposed Merger, Surg’s entire business operations will be devoted to Chiral Quest’s current business. Accordingly, unless the context indicates otherwise, when we discuss or refer to business or financial information in this Proxy Statement that relates to dates following completion of the proposed Merger, we are referring to Chiral Quest’s business and financial information.

      The first amendment to be considered at the meeting would increase the number of authorized shares of capital stock Surg may issue. Currently, Surg may issue only up to 5,000,000 shares. There are currently 4,348,720 shares of Surg common stock outstanding. The Merger will require Surg to issue to the members of Chiral Quest approximately 8,652,300 shares of Surg common stock. Accordingly, Surg is requesting its shareholders to approve an increase in the number of shares which Surg may issue to 50,000,000 shares.

      If a sufficient number of Surg shareholders do not approve the amendment to increase the number of authorized shares, the Merger cannot occur. Accordingly, voting on that proposal has the practical effect of voting on the Merger itself.

      The second amendment would change the name of Surg to “Chiral Quest, Inc.” The change in name will more closely reflect the business Surg will be engaged in should the Merger occur. If the Merger is not completed, Surg will not effect the change in its name.

      Chiral Quest was organized in July 2000 and in October 2000 commenced to engage in the research, development and production of chemical compounds called “ligands,” which act as catalysts for chemicals used in the production of pharmaceuticals and fine chemicals. Chiral Quest currently markets limited quantities of ligands and licenses the use of these ligands to pharmaceutical, biotechnology and fine chemical companies for research and development purposes. The technology for Chiral Quest’s research, development and production activities was developed by Dr. Xumu Zhang, and is licensed from the Pennsylvania State Research Foundation (“Penn State Foundation”), the technology development arm of Pennsylvania State University (“Penn State”). Dr. Zhang is an associate professor at Penn State, and is a significant owner of and consultant to Chiral Quest. Chiral Quest is in the early stages of its development and has not yet generated significant revenues.

Voting Information

Who is entitled to vote?

      The holders of common stock of Surg who are shareholders of record on December 31, 2002, may vote at the Meeting. As of December 31, 2002, there were 4,348,720 shares of Surg’s common stock outstanding.

What are you voting on?

      At the Meeting, the following matters will be voted on:

•	An amendment to the Articles of Incorporation of Surg to increase its authorized $0.01 par value per share capital stock from 5,000,000 shares to 50,000,000 shares.

•	An amendment to the Articles of Incorporation of Surg to change its name from “Surg II, Inc.” to “Chiral Quest, Inc.”

•	Other matters incidental to conducting the Meeting.

What is the purpose of the proposed amendments?

      We have entered into a Merger Agreement (the “Merger Agreement”) with Chiral Quest, whereby Chiral Quest will be merged with and into Surg’s wholly owned subsidiary, CQ Acquisition, Inc. A copy of the Merger Agreement without schedules is included in this Proxy Statement as Exhibit A. In the Merger, the members/owners of Chiral Quest are to receive approximately 8,652,300 shares of the common stock of Surg. Since we currently do not have authority to issue that many shares, we need to increase the number of shares authorized for issuance in Surg’s Articles of Incorporation in order to complete the transaction. Changing Surg’s name to Chiral Quest, Inc. also requires an amendment to the Articles of Incorporation, but is not necessary to complete the Merger.

Will the Merger proceed if the proposal to increase Surg’s authorized shares is defeated?

      No. A vote against the proposed amendment to Surg’s Articles of Incorporation increasing the number of shares we may issue is essentially a vote against the Merger. Currently, we do not have authority to issue enough shares to meet the requirements of the Merger. Without the increase, the Merger will not be completed.

Will the proposal to change Surg’s name be presented to the shareholders if the proposal to increase Surg’s authorized shares is defeated?

      No. If the proposal to amend Surg’s Article of Incorporation to increase its authorized shares is not approved, the meeting will be adjourned and the proposal to change Surg’s name to Chiral Quest, Inc. will not be presented to the shareholders for a vote.

Will defeat of the proposal to change Surg’s name prevent the Merger?

      No. The Merger Agreement contemplates that we will propose the name change to our shareholders at the Meeting, but the Merger is not dependent upon the name change.

Will the Merger with Chiral Quest proceed if the proposal to increase Surg’s authorized shares is approved?

      Very likely. The amendment to increase the authorized capital stock of Surg is a condition to completing the Merger. The Merger Agreement, however, has conditions other than approval of Surg’s authorized shares which, if not satisfied, may allow either Surg or Chiral Quest to terminate the Merger Agreement. These include conditions requiring that:

•	the warranties and representations of the parties made in the Merger Agreement are true as of the time of the Merger;

•	the Merger be accomplished by February 28, 2003;

•	the Merger qualify as a tax free reorganization; and

•	Surg have at least $3,000,000 in cash and only limited liabilities at the time of the Merger.

What will happen if both amendments to the Articles of Incorporation are approved, but the Merger is not completed?

      If that were to occur, Surg would effect the amendment to increase the number of shares of its authorized capital stock, but would not change its name.

Do you have statutory rights of appraisal if you oppose the Merger?

      No. Under Minnesota law, a shareholder asked to approve a merger of that shareholder’s corporation has the right to dissent from the transaction and receive the fair value of his or her shares in cash. You, however, are not being asked to vote on the Merger; you are only being asked to vote on amendments to Surg’s Articles of Incorporation. The Merger is between Surg’s subsidiary, CQ Acquisition, Inc. and Chiral Quest. The only statutory right to receive the fair value of shares under Minnesota law belongs to Surg as the shareholder of CQ Acquisition, Inc.

How does the Board recommend you vote on the proposals?

      The Board recommends you vote your shares FOR both proposed amendments to Surg’s Articles of Incorporation.

Who will be soliciting your vote?

      The Board of Directors is soliciting your vote by mail through this Proxy Statement. Your vote may also be solicited in person or by telephone by officers of Surg. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners of Surg’s common stock, and will be reimbursed for their expenses in connection with that activity. The cost of all of this solicitation is being paid for by Surg.

How can you vote?

      If you hold your shares as a shareholder of record, you can vote in person at the Meeting or you can vote by completing and mailing the form of proxy provided to you. You are a “shareholder of record” if you hold your shares directly in your own name. If you hold your shares indirectly in the name of a bank, broker or other nominee, you are a “street name shareholder.” If you are a street name shareholder, you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

How do you vote by mail?

      You can vote by mail by following the instructions on the accompanying form of proxy, signing the proxy and mailing it to the address noted on the form of proxy or by using the accompanying envelope provided for that purpose. The individuals named as proxies on the form of proxy will vote your shares in accordance with your instructions. If you sign and submit your proxy without giving instructions, the proxies named on the form of proxy will vote your shares as recommended by the Board of Directors.

How can you revoke your proxy after mailing it?

      If you are a shareholder of record, you can revoke your proxy by:

•	Submitting a new form of proxy with a later date on it;

•	Giving written notice before the Meeting to Surg’s Secretary, at 800 Nicollet Mall, Suite 2690, Minneapolis, Minnesota 55402, stating that you are revoking your proxy; or

•	Attending the Meeting and voting your shares in person.

      Merely attending the Meeting without voting will not revoke your proxy.

      If you are a street name shareholder, you may revoke your proxy only as instructed by the bank, broker or other nominee holding your shares.

How do you sign the proxy?

      Sign your name exactly as it appears on the form of proxy. If you are signing in a representative capacity (for example, as a guardian, trustee, executor, administrator, attorney-in-fact or the officer or agent of a company), include your name and title or capacity. If the shares are held in custody (for example, under the Uniform Transfer to Minors Act), the custodian should sign, not the minor or other beneficiary. If the shares are held in joint ownership, both owners must sign.

What does it mean if you receive more than one proxy or voting instruction form?

      It means your shares are registered differently or are in more than one account. Please complete, sign and return all proxy forms you receive to ensure all your shares are voted.

What constitutes a quorum?

      A quorum of shareholders is necessary to hold a valid meeting of our shareholders. A majority of the outstanding shares, present in person or represented by proxy, constitutes a quorum for the Meeting. Shareholders who send in their proxy but abstain from voting and broker non-votes are counted as present for establishing a quorum.

How many votes are needed for approval of each proposal?

      The two amendments to Surg’s Articles of Incorporation each require the affirmative vote of at least a majority of the shares present at the Meeting. Abstentions and broker non-votes are counted as shares present at the Meeting. Accordingly, an abstention from voting on any proposal or a broker non-vote is the same as a vote against that proposal.

What is a broker non-vote?

      A broker non-vote occurs when a broker submits a proxy form that does not indicate a vote for some of the proposals because the broker did not receive instructions from the beneficial owner on how to vote on those proposals and does not have discretionary authority to vote in the absence of instructions.

How can you attend the Meeting?

      If you are a shareholder of record on December 31, 2002, you can attend the Meeting by presenting acceptable identification at the Meeting. If you are a street name shareholder you may attend the Meeting by presenting acceptable identification along with evidence of your beneficial ownership of Surg’s common stock. As a street name shareholder, however, you will not be able to vote your shares unless the organizations through which you hold your shares provide proxies giving you authority to vote the shares held for you. This may require more than one proxy, as the record owner of your shares is usually not the organization providing you the account in which your shares are held.

Risk Factors

      In deciding to approve proposals 1 and 2, you are urged to consider the following risk factors which will apply to Surg should the Merger be completed:

Risks Relating to the Merger

Surg may not realize the anticipated benefits of the Merger.

      Although Surg’s Board of Directors believes that the Merger is in the best interests of Surg and its shareholders, Chiral Quest is still an early stage company without any significant operating history on which to evaluate its business and prospects. Accordingly, there can be no assurance that, following the Merger, Surg and its new management will be successful in implementing Chiral Quest’s business plan.

The Merger will significantly dilute your percentage ownership in Surg.

      If the Merger is completed, Surg will issue to the members of Chiral Quest a number of shares of Surg common stock that is approximately twice the number of shares held, in the aggregate, by the current shareholders of Surg. In addition, certain key employees of Chiral Quest will have options to acquire approximately an additional 910,400 shares of Surg’s common stock. Surg has also agreed to issue a warrant to purchase up to 550,000 shares of Surg common stock to an entity, the principal owner of which introduced

Surg to the opportunity to acquire Chiral Quest (See “THE MERGER — Other Agreements”). Accordingly, the Merger will result in substantial dilution to your current ownership and voting interests in Surg.

The Merger will result in a significant dilution in the book value of your shares.

      As of September 30, 2002, Surg had a net tangible book value of $3,171,608 or approximately $0.73 per share. As of that date, Chiral Quest’s liabilities exceeded its tangible assets by $430,344. Since September 30, 2002, the deficit book value of Chiral Quest has increased. Had the Merger occurred on September 30, 2002, it would have resulted in a dilution, on a per share net tangible book value basis, to current Surg shareholders of approximately $0.52 per share.

Following the Merger, a small group of persons will be able to exert significant control over Surg.

      Following the Merger, Chiral Quest’s current officers and directors will beneficially own or control approximately 29% of Surg’s common stock. Individually and in the aggregate, these persons will have significant influence over the management of Surg’s business, the election of directors and all matters requiring shareholder approval. In particular, this concentration of ownership may have the effect of facilitating, delaying, deferring or preventing a potential acquisition of Surg and may adversely affect the market price of Surg’s common stock. Additionally, four of the persons proposed to be appointed to Surg’s Board of Directors following the Merger are employees of Paramount Capital, Inc., or one of its affiliates. Dr. Lindsay A. Rosenwald is the chairman and sole owner of Paramount Capital, Inc., and such affiliates. Following the Merger, Dr. Rosenwald will beneficially own 4.9% of Surg’s outstanding common stock, and several trusts for the benefit of Dr. Rosenwald and his family will beneficially own 14.7% of Surg’s outstanding common stock. Dr. Rosenwald does not have the legal authority to exercise voting power or investment discretion over the shares held by those trusts; however, as a result of the foregoing, Dr. Rosenwald will have the ability to exert significant influence over Surg (See “CERTAIN TRANSACTIONS AND RELATIONSHIPS — Interests of Proposed Directors in Chiral Quest and Paramount Capital, Inc.”).

Risks Relating to Chiral Quest’s Operations

Chiral Quest has no meaningful operating history on which to evaluate its business or prospects.

      Chiral Quest was formed in July 2000 and commenced operations in October 2000. Chiral Quest has only a limited operating history on which you can base an evaluation of its business and prospects. Accordingly, its business prospects must be considered in the light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets, such as the fine chemical, pharmaceutical and biotechnology markets.

Chiral Quest’s management anticipates incurring losses for the foreseeable future.

      For the nine months ended September 30, 2002, Chiral Quest had a net loss of $280,552, and since its inception in October 2000 through September 30, 2002, Chiral Quest has incurred an aggregate net loss of $1,135,379. As of September 30, 2002, Chiral Quest had total assets of $456,921. Its management expects operating losses to continue for the foreseeable future and there can be no assurance that it will ever be able to operate profitably.

Following the Merger, Chiral Quest will require additional financing in order to complete the development of its products and services, which may not be available on acceptable terms, or even at all.

      Chiral Quest anticipates that the capital provided by Surg upon the Merger will be adequate to fund its operations at least through 2003. However, changes may occur that would consume available capital resources before that time. Chiral Quest’s combined capital requirements will depend on numerous factors, including competing technological and market developments; changes in its existing collaborative relationships; the cost of filing, prosecuting, defending and enforcing patent claims and other intellectual property rights and the outcome of any potentially related litigation or other dispute; the purchase of additional capital equipment;

acquisition of technologies; and the development and regulatory approval progress of its customers’ product candidates into which Chiral Quest’s technology will be incorporated.

      Additional capital which may be needed by Chiral Quest in the future may not be available on reasonable terms, or at all. If adequate financing is not available, Chiral Quest may be required to terminate or significantly curtail its operations, or enter into arrangements with collaborative partners or others that may require Chiral Quest to relinquish rights to certain of its technologies, or potential markets that it would not otherwise relinquish.

Potential fluctuations in results of operations; difficulty in predicting results of operations.

      As it develops its business, Chiral Quest expects its revenues and operating results to vary significantly from quarter-to-quarter. As a result, quarter-to-quarter comparisons of Chiral Quest’s revenues and operating results may not be meaningful. In addition, due to the fact that it has little or no significant operating history with its new technology, Chiral Quest cannot predict its future revenues or results of operations accurately. Chiral Quest’s current and future expense levels are based largely on its planned expenditures and estimates of future revenues. Accordingly, it may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall, and any significant shortfall in revenues relative to its planned expenditures could have an immediate adverse effect on Chiral Quest’s business and results of operations.

Chiral Quest may be unable to develop successful customer relationships.

      Chiral Quest intends to establish relationships with various types of customers and partners, such as pharmaceutical and fine chemical manufacturers. Each of these relationships will involve negotiation of terms and fees. Chiral Quest cannot be certain that it will be able to negotiate profitable relationships or that it can successfully fulfill its obligations under development agreements that will allow it to continue these relationships.

Chiral Quest’s future success is highly dependent on the continued availability of Dr. Xumu Zhang and other key employees and consultants.

      In connection with the continued development of Chiral Quest’s products and services, it is substantially dependent upon on the continued service of its existing research personnel, including in particular, Dr. Xumu Zhang. Dr. Zhang, an associate professor at Penn State, acts as Chiral Quest’s chief technology officer and provides essential services to Chiral Quest pursuant to a consulting agreement with Chiral Quest (See “CERTAIN TRANSACTIONS AND RELATIONSHIPS — Dr. Zhang Consulting Agreement”). Dr. Zhang may terminate the consulting agreement upon 60 days’ notice. Chiral Quest does not currently maintain any key-man life insurance with respect to Dr. Zhang. Chiral Quest also employs other research scientists who are critical to its success. Although Chiral Quest’s employees and consultants have entered into confidentiality agreements, most have not entered into noncompete agreements with Chiral Quest. The loss of one or more of Chiral Quest’s research personnel, especially Dr. Zhang, could prevent or delay the ongoing development of its products and services, which would materially and adversely affect its business.

Chiral Quest’s license agreement with Penn State Foundation may be terminated if Chiral Quest does not achieve certain milestones.

      Chiral Quest’s business is based on technically complex products and services (See “INFORMATION REGARDING CHIRAL QUEST”). Chiral Quest does not directly own this technology, but rather has the exclusive, worldwide right to use it pursuant to a license agreement with the Penn State Foundation. Currently, Chiral Quest’s commercial success depends entirely on this licensed technology. Pursuant to the license agreement, Chiral Quest is required to use its best efforts to achieve “gross revenue” (as defined in the license agreement) of at least $250,000 in 2004, at least $350,000 in 2005 and at least $500,000 in 2006. In the event Chiral Quest fails to achieve these milestones, or otherwise materially breaches the license agreement, Penn State Foundation may have the right, but not the obligation, to terminate the license. Unless Chiral

Quest subsequently develops its own technology independent of the Penn State Foundation, termination of this license would preclude Chiral Quest from implementing its business plan.

Chiral Quest relies heavily on its relationship with Penn State.

      In addition to the license agreement with the Penn State Foundation, Chiral Quest relies heavily on its relationship with Penn State for its research and development activities and as Chiral Quest’s only current supplier of its ligands. Chiral Quest’s current agreement with Penn State obligates Chiral Quest to fund four Penn State post-doctorate fellows to produce research quantities of chiral ligands to Chiral Quest. This arrangement expires on October 15, 2003. Chiral Quest has no agreement with Penn State to produce its ligands in commercial quantities and Penn State does not currently have such capabilities. Should the post-doctoral fellows at Penn State fail to produce the chiral ligands in sufficient quantities or cease to produce the ligands altogether, it could materially and adversely affect Chiral Quest’s business operations. Even if Chiral Quest could establish additional or replacement supplies of its ligands in a timely fashion, it may not be able to do so on commercially reasonable terms. In order to obtain research quantities of ligands after October 15, 2003, Chiral Quest will have to either enter into a new agreement with Penn State or find another source. There is no guarantee that Chiral Quest will be able to enter into such new agreement or find an alternative source for its ligands on commercially reasonable terms. Any material interruption in the supply of the ligands will have a material adverse effect on Chiral Quest’s business.

Chiral Quest may rely heavily on third parties to formulate and manufacture its products.

      Chiral Quest currently lacks the resources to formulate or manufacture its own products on a commercial scale. Chiral Quest’s researchers, who are employed by Penn State, currently only have the ability to develop Chiral Quest’s ligands in research quantities. If any of Chiral Quest’s customers require its ligands in commercial quantities in the near term, Chiral Quest may have to rely on one or more third-party contractors to manufacture the ligands to satisfy the needs of such customers. Reliance on one or more third-party manufacturers exposes Chiral Quest to certain risks, including the following:

•	Chiral Quest may be unable to replace manufacturers on commercially reasonable terms or at all because the number of potential manufacturers is limited, and the United States Food and Drug Administration (“FDA”), or such similar regulatory authorities, may have to approve any replacement contractor;

•	Third-party manufacturers might be unable to formulate and manufacture Chiral Quest’s ligands in the volume and of the quality required to meet customers’ clinical and commercial needs;

•	Chiral Quest’s existing and future contract manufacturers may not perform as agreed or may not remain in the contract manufacturing business for the time required to supply Chiral Quest’s customers to complete their clinical trials or to successfully produce, store and distribute Chiral Quest products;

•	Drug manufacturers are subject to ongoing periodic unannounced inspections by the FDA and corresponding state agencies to ensure strict compliance with good manufacturing practice and other government regulations and corresponding foreign standards, which Chiral Quest would be unable to control; and

•	If any third-party manufacturer makes improvements in the manufacturing process for Chiral Quest’s products, Chiral Quest may not own, or may have to share, the intellectual property rights to the innovation.

Each of these risks could delay the clinical trials conducted by Chiral Quest’s customers, approvals required by regulatory authorities, and the commercialization of some of Chiral Quest’s customers’ product candidates. These risks could also result in higher costs to the customer or could deprive Chiral Quest of potential product revenues.

Chiral Quest needs to create and grow its scientific, sales and support operations.

      Chiral Quest will need to create and substantially grow its direct and indirect sales operations, both domestically and internationally, in order to create and increase market awareness and sales of its products and services. The sale of Chiral Quest’s products and services will require the engagement of sophisticated and highly knowledgeable sales personnel. Similarly, the anticipated complexity of Chiral Quest’s products and services and the difficulty of customizing them will require Chiral Quest to hire research and development personnel, and customer service and support personnel, highly trained in chiral chemistry and chemical engineering. Competition among Chiral Quest and others to retain qualified sales personnel, chemists and chemical engineers is intense due to the limited number of available qualified candidates for such positions. Many of Chiral Quest’s competitors are in a financial position to offer potential employees of Chiral Quest greater compensation and benefits than those which may be offered by Chiral Quest. Failure to recruit and retain such persons will have a material adverse effect on Chiral Quest’s business operations.

Chiral Quest’s future success is dependent on the management of its potential growth.

      The future success of Chiral Quest depends upon its ability to grow its business. Such growth, if it occurs, will require Chiral Quest to establish management and operating systems, hire additional support technical and sales personnel, and establish and maintain its own independent office, research and production facilities. Failure to manage that growth efficiently could have a material adverse affect on Chiral Quest.

Chiral Quest currently has no capabilities and no experience in manufacturing its products on a commercial scale.

      Chiral Quest does not currently have the experience or ability to directly manufacture or market any chemical or pharmaceutical products in commercial quantities that may be developed under its collaborative arrangements. Rather, Chiral Quest currently intends to rely on third parties to manufacture its ligands, although it may determine in the future to develop its own manufacturing capabilities. In addition, Chiral Quest has not yet developed a cost effective and efficient commercial manufacturing process for its ligands, and may never be able to do so. To the extent Chiral Quest is unable to produce, directly or indirectly, its ligands in quantities required for commercial use, it will not realize any benefits from its technology. Further, in the event Chiral Quest decides to establish a manufacturing facility in the future, Chiral Quest may require substantial additional funds, and will be required to hire and train a significant number of additional personnel, and, in certain circumstances, may need to comply with the extensive FDA “good manufacturing practice” regulations applicable to such a facility.

Risks Relating to Chiral Quest’s Industry

Chiral Quest faces intense competition.

      Chiral Quest competes directly with the in-house research departments of fine chemical, pharmaceutical and biotechnology companies, as well as contract research companies, and research and academic institutions. Many of its competitors have greater financial and other resources than it has. As new companies enter the market and as more advanced technologies become available, Chiral Quest expects to face increased competition. In the future, any one of its competitors may develop technological advances that render obsolete the products or services that Chiral Quest provides or may provide in the future. While Chiral Quest plans to develop new and better technologies, which will give it competitive advantages, its competitors plan to do the same. Chiral Quest may not be able to develop the technologies it needs to successfully compete in the future, and its competitors may be able to develop such technologies before it does. Consequently, Chiral Quest may not be able to successfully compete in the future.

The fine chemical, pharmaceutical and biotechnology industries involve rapidly changing technologies.

      Rapid technological change and uncertainty due to new and emerging technologies characterize the drug and fine chemical development industries. Chiral Quest may not be able to develop, integrate and market, on a timely basis, the new and enhanced products and services necessary to keep pace with competitors. Failure to anticipate or to respond to changing technologies, or significant delays in product development or introduction, could cause its customers to delay or decide against purchases of Chiral Quest’s products or services.

Many of Chiral Quest’s customers and potential customers are pharmaceutical and biotechnology companies, and Chiral Quest is subject to risks, uncertainties and trends that affect companies in these industries.

      For the foreseeable future, Chiral Quest will derive a substantial portion of its revenue from pharmaceutical and biotechnology companies. As a result, Chiral Quest will be subject to risks and uncertainties that affect the pharmaceutical and biotechnology industries and possible reduction and delays in research and development expenditures by companies in these industries. Chiral Quest’s future revenues may also be adversely affected by mergers and consolidation in the pharmaceutical and biotechnology industries, which will reduce the number of potential customers.

      In particular, pharmaceutical and biotechnology companies face significant regulation by governmental entities in the United States and other countries. The nature and the extent to which such regulation may apply to Chiral Quest’s customers will vary depending on the nature of any such customers’ products. Virtually all pharmaceutical products developed by Chiral Quest’s customers will require regulatory approval by governmental agencies prior to commercialization. In particular, human pharmaceutical therapeutic products are subject to rigorous preclinical and clinical testing and other approval procedures by the U.S. Food and Drug Administration and by foreign regulatory authorities. Various federal and, in some cases, state statutes and regulations also govern or influence the manufacturing, safety, labeling, storage, record keeping and marketing of such pharmaceutical products. The process of obtaining these approvals and the subsequent compliance with appropriate federal and foreign statutes and regulations are time consuming, can cause significant delays in the commercialization of a drug, and often require the expenditure of substantial resources. To the extent Chiral Quest’s customers experience significant delays in obtaining the necessary regulatory approvals to market their pharmaceutical products, or are unable to obtain such approvals at all, these customers will not purchase from Chiral Quest its proprietary ligands and other services used in the manufacture of the ultimate pharmaceutical product.

Chiral Quest may be held liable for harm caused by drugs that its customers develop and test.

      Chiral Quest’s ligands may be used by its customers to produce drugs that are used by humans. If any of the drugs cause injuries or illness to people, Chiral Quest may be required to incur substantial costs in defending against such claims and may be required to pay damages to those persons. Although it intends to obtain liability insurance and will use commercially reasonable efforts to obtain indemnification from its customers for their use of its products, such protections may not be sufficient to protect Chiral Quest from the cost of such claims. Damages awarded in a product liability action could be substantial and could have a material negative impact on Chiral Quest’s financial condition.

Chiral Quest may be held liable for contamination or other harm caused by hazardous materials that it uses.

      Some of Chiral Quest’s research and development processes involve the use of hazardous materials and, therefore, it is subject to federal, state and local regulation governing the use, manufacture, handling, storage and disposal of hazardous materials. Chiral Quest cannot completely eliminate the risk of contamination or injury resulting from hazardous materials and it may incur liability as a result of any contamination or injury. Chiral Quest may also incur expenses relating to compliance with environmental laws. Such expenses or liability could have a significant negative impact on its financial condition.

Risks Relating to Chiral Quest’s Technology

Chiral Quest may not be able to license technologies that it needs to conduct its business.

      In addition to the technologies that it develops, Chiral Quest also relies heavily on technologies that it licenses from other companies or institutions. Chiral Quest may not be able to license technologies that it needs in the future or it may be unable to license such technologies on a commercially reasonable basis. Although its license agreement with the Penn State Foundation provides that Chiral Quest is entitled to use any “improvements” subsequently made to the technologies it currently licenses, the Penn State Foundation’s obligation to license, for no additional consideration, any “new” technologies subsequently discovered by Dr. Zhang and researchers at Penn State expired on November 8, 2002. If Chiral Quest is unable to license the technologies it needs in the future, or to license or otherwise acquire such technologies on commercially reasonable terms, Chiral Quest could experience increased costs and, therefore, reduced profits, or be unable to engage in certain activities that require those technologies. Accordingly, failure to license the technologies it needs in the future or failure to license or otherwise acquire such technologies on commercially reasonable terms could have a material adverse effect on Chiral Quest’s business operations.

Chiral Quest’s success depends on its ability to protect its proprietary technology.

      Chiral Quest’s rights to a substantial portion of its technology are as the exclusive licensee to several United States patents and a number of United States and foreign pending patent applications held by the Penn State Foundation including the ligands that comprise Chiral Quest’s “Toolbox.” These patents and patent applications are based primarily upon the work of Dr. Zhang, Chiral Quest’s chief technology officer, who is also an associate professor at Penn State. Chiral Quest’s success will depend largely on its ability, and the ability of its licensors and licensees, to obtain patents for their technologies and products, if any, resulting from the application of such technologies, defend patents once obtained, and maintain trade secrets.

      If Chiral Quest is unable to protect its intellectual property, or incurs significant expense in doing so, its business, operating results and financial condition may be materially adversely affected. Any steps Chiral Quest takes to protect its intellectual property may be inadequate, time consuming and expensive.

      Chiral Quest’s success and ability to compete are substantially dependent upon its internally developed products and services, which it protects and intends to protect through the use of United States and foreign patents, and to the extent such products and services are not patentable, Chiral Quest will rely on trade secret protection. As with other knowledge-based products, however, Chiral Quest’s patent positions rest on complex factual and legal issues that are not entirely resolved and there can be no assurance that the patents utilized by Chiral Quest will adequately protect its proprietary products and services. Although Chiral Quest has taken steps to protect its unpatented trade secrets and know-how, in part through the control of access to such information and through the use of confidentiality agreements with its employees, consultants and certain of its contractors, customers and potential customers, there can be no assurance that these agreements will not be breached, that Chiral Quest would have adequate remedies for any breach, or that Chiral Quest’s trade secrets will not otherwise become known or be independently developed or discovered by competitors. Despite Chiral Quest’s efforts to protect its proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use its products or technology. Chiral Quest anticipates that policing unauthorized use of its products will be difficult, and it cannot be certain that the steps it intends to take to prevent misappropriation of its technology, particularly in foreign countries where the laws may not protect its proprietary rights as fully as in the United States, will be successful. Other businesses may also independently develop substantially equivalent information.

Foreign laws may not afford Chiral Quest sufficient protection for its intellectual property and, in certain cases, Chiral Quest may not seek patent protection outside the United States.

      Chiral Quest believes that its success will depend, in part, upon its ability to obtain international protection for its intellectual property. Chiral Quest has existing foreign customers and believes it will have access to large markets oversees. However, the laws of some foreign countries may not be as comprehensive as those of the U.S. and may not be sufficient to protect Chiral Quest’s proprietary rights abroad. In addition, in certain cases, Chiral Quest may decide not to pursue patent protection outside the United States, because of cost and confidentiality concerns. Accordingly, Chiral Quest’s international competitors could obtain foreign patent protection for, and market overseas, technology for which Chiral Quest is seeking U.S. patent protection, though such competitors’ patent protection generally requires such competitors to make their patent filings prior to information on Chiral Quest’s relevant inventions becoming sufficiently available under local law as to block the availability of such competitors’ patent protection.

Chiral Quest’s technology may infringe on the proprietary rights of others.

      Chiral Quest anticipates that other patents it licenses or may license in the future will be increasingly subject to infringement claims due to the rapid development of chiral chemistry and competitors in its industry. In fact, one potential competitor, Solvias, AG, based in Basel, Switzerland, has recently notified Chiral Quest of its claim that one of the patented ligands Chiral Quest licenses from the Penn State Foundation infringes on a patent that Solvias licenses from BASF Group, AG. See “INFORMATION REGARDING CHIRAL QUEST — Legal Proceedings.” Some of Chiral Quest’s other competitors or potential competitors may have filed or intend to file patent applications that may make claims that conflict with Chiral Quest’s own patent claims. Chiral Quest cannot be certain that these competitors or other third parties will not assert infringement claims against Chiral Quest with respect to its products and technology. Any infringement claim, including Solvias’ claim, regardless of its merit, could be time-consuming and expensive to defend. Such claims may also require Chiral Quest to enter into royalty or licensing agreements in order to continue using some its technology. In the event Chiral Quest could not afford to defend itself against an infringement claim or is not able to enter into a license or royalty agreement on commercially favorable terms, or at all, it may be required to abandon the technology that is subject to such claims.

Proposal No. 1

AMENDMENT TO ARTICLES OF INCORPORATION TO

INCREASE AUTHORIZED SHARES

General

      The Board of Directors is proposing that the Articles of Incorporation of Surg be amended to increase the authorized $0.01 per share par value capital stock of Surg from 5,000,000 shares to 50,000,000 shares.

Specific Language of Amendment to Increase Capitalization

      If approved by the shareholders, the existing Article III of Surg’s Articles of Incorporation would be amended in its entirety to read as follows:

ARTICLE III.

AUTHORIZED SHARES

The aggregate number of shares that this Corporation has authority to issue is fifty million shares having a par value of $0.01 per share. Unless otherwise designated, all shares issued shall be designated as common shares. Each holder of common shares shall be entitled to one vote for each common share standing in his name on the books of the Corporation. The Board of Directors is authorized to adopt, by an affirmative vote of a majority of the directors present at a duly called meeting, a resolution or resolutions providing for the establishment of a class or series of authorized shares of the Corporation, setting forth the designation of and number of shares constituting the class or series, and fixing the relative rights and preferences of the class or series. The Board of Directors may grant preemptive rights with respect to some or all of the shares not designated common shares.

      The amendment to Article III of the Articles of Incorporation involves only a change to the number of authorized shares from 5,000,000 shares to 50,000,000 shares. The Board of Directors will continue to be able to designate different classes or series of shares of Surg’s capital stock, having rights and preferences superior to those held by common stockholders, without obtaining the approval of Surg’s shareholders.

Purpose and Effect of the Amendment to Increase Capitalization

      The increase in Surg’s authorized shares from 5,000,000 to 50,000,000 shares, is being proposed in part to allow Surg to have sufficient authorized shares to complete the Merger of Chiral Quest into Surg’s wholly owned subsidiary, CQ Acquisition, Inc. There are currently 4,348,720 of Surg’s common stock outstanding. The Merger will require issuance of approximately 8,652,300 additional shares of Surg common stock, and the reservation of approximately 1,593,300 additional shares to accommodate the exercise of stock options and warrants which will be outstanding following the Merger.

      The proposed increase in authorized shares is significantly more than is needed to complete the Merger. The proposed increase of authorized capital stock to 50,000,000 shares was negotiated between Surg and Chiral Quest, and is specified in the Merger Agreement. This increase will provide the Board of Directors of Surg with significant latitude to issue more shares of capital stock, without shareholder approval, to satisfy future capital needs or to enter into another strategic transaction in the future whether or not the Merger is effected. Such issuance would have the effect of diluting the voting interests of the shareholders of Surg. While there is no specific plan to issue new shares in addition to those to be issued in the Merger, additional new shares could be issued to satisfy Chiral Quest’s additional financing requirements (See “SUMMARY — Risk Factors — Risks Related to Chiral Quest’s Operations”).

      The proposed increase in the number of authorized shares of capital stock, and the flexibility in structuring the terms and conditions of those shares may be viewed as giving the Board of Directors the ability to make a takeover attempt more difficult. Management may use the shares to counter an offer by a bidder wanting to obtain control of Surg. For example, management could issue preferred shares with rights and preferences superior to common stock, such as superior voting rights, to persons friendly to management. Management has no current intention to issue preferred shares for that purpose.

Recommendation of Board of Directors

      MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF THE PROPOSED AMENDMENT TO SURG’S ARTICLES OF INCORPORATION, AND THE PROXIES WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS OTHERWISE DIRECTED.

Proposal No. 2

AMENDMENT TO ARTICLES OF INCORPORATION TO CHANGE NAME

General

      The Board of Directors is proposing that the Articles of Incorporation of Surg be amended to change the corporation’s name from “Surg II, Inc.” to “Chiral Quest, Inc.”

Specific Language of Amendment to Change Name

      If approved by the shareholders, and if the Merger is consummated, the existing Article I of Surg’s Articles of Incorporation would be amended in its entirety to read as follows:

ARTICLE I

NAME

The name of this Corporation is Chiral Quest, Inc.

Reasons for Amendment

      The Merger Agreement requires that the proposed name change be presented to the Surg shareholders for adoption. The name change is intended to more closely reflect the new business of Surg following the Merger. Failure to adopt the proposal on the name change will not have any effect on the Merger. If the Merger is not effected, the name of Surg will not be changed.

Recommendation of the Board of Directors

MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF THE PROPOSED AMENDMENT TO SURG’S ARTICLES OF INCORPORATION, AND THE PROXIES WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS OTHERWISE DIRECTED.

THE MERGER

Background of Surg

      Until January 2002, Surg was engaged in the business of designing, developing, manufacturing and marketing specialty medical and surgical wound drainage products under the name Surgidyne, Inc. In January 2002, Surg sold substantially all of its assets to Sterion Incorporated and changed its name to Surg II, Inc.

      In May 2002, Entrx Corporation acquired 3,625,000 shares of Surg’s common stock (145,000,000 shares of its previously authorized no par value common stock) for $3,000,000. This represented approximately 90% of Surg’s then outstanding shares of common stock, and gave Entrx Corporation effective control of Surg. In September 2002, Entrx Corporation acquired an additional 357,142 shares of Surg (14,285,680 shares of its previously authorized no par value common stock) for $300,000.

      In October 2002, Surg effected a one for 40 share reverse stock split. As a result, the total outstanding no par value shares of Surg became 4,348,720 shares of $0.01 par value common stock, with 3,982,142 of those shares being held by Entrx Corporation. Shortly thereafter, Entrx Corporation distributed to its shareholders one Surg share for each two shares of Entrx Corporation common stock they held as of October 11, 2002. This resulted in the distribution of 3,791,576 Surg shares to Entrx Corporation’s shareholders. Surg and Entrx Corporation effected the reverse stock split and the dividend in furtherance of the plan of Entrx Corporation to use Surg to attempt to provide value for its shareholders in a business which was different than that being conducted by Entrx Corporation.

Background of Merger

      Wayne Mills, the President of Entrx Corporation since February 14, 2002, was introduced to Dr. Lindsay A. Rosenwald, the president and owner of Paramount Capital Investments LLC, by Samuel Levinson in the spring of 2000, with respect to a transaction unrelated to the Merger. Mr. Levinson is the president and principal owner of Key West Associates, LLC. Paramount Capital, Inc. was, and continues to be, active in providing financing and management for early stage biotechnology related companies.

      Mr. Mills and Kenneth Brimmer, a director of Entrx Corporation, met with Dr. Rosenwald in early March 2002 to discuss the possible involvement of Entrx Corporation with a biotechnology related company, consistent with Entrx Corporation’s strategy to utilize its capital to develop its business and provide added value to its shareholders.

      In early April 2002, Thomas D. Krosschell, a registered representative of Equity Securities Trading, a Minneapolis broker/ dealer, contacted Mr. Mills and informed him of the availability of Surg, a publicly held corporation with limited assets and liabilities, and no business operations, which might serve as a vehicle which would fit with Entrx Corporation’s strategy. The management of Entrx Corporation then entered into negotiations with the management of Surg for acquisition of a controlling interest in Surg.

      At the end of April, while negotiations were continuing with the management of Surg, Dr. Rosenwald contacted Mr. Mills and stated that Dr. Rosenwald was attempting to acquire a controlling interest in a biotechnology related company, Chiral Quest, partially owned by the Penn State Foundation. Dr. Rosenwald then inquired as to whether Entrx Corporation might have an interest in providing funding to Chiral Quest through Surg. Over approximately the next two months, Entrx Corporation engaged various persons and organizations to investigate the technology, business and principals of Chiral Quest, and its shareholders.

      On May 29, 2002, Entrx Corporation acquired, from Surg, approximately 90% of Surg’s outstanding common stock for $3,000,000, and increased its ownership to 91.6% for an additional $300,000 in September 2002. After acquiring a controlling interest in Surg, Kenneth W. Brimmer, and Brian D. Niebur, the chief financial officer of Entrx Corporation, became the sole directors and officers of Surg. On July 12, 2002, Dr. Rosenwald acquired a controlling interest in Chiral Quest.

      On July 30, 2002, Surg and Chiral Quest executed a non-binding letter of intent to negotiate the terms of an agreement whereby Chiral Quest would be combined with Surg. While the letter of intent was not binding, it did contemplate that the owners of Chiral Quest would own two-thirds of the outstanding shares of Surg common stock after the combination. The letter of intent contemplated that Surg would have $3,000,000 in cash and only limited liabilities at the time of the combination. The letter of intent provided that each party would be allowed to investigate the business and records of the other party, and that they would both negotiate and use their reasonable best efforts to arrive at a mutually acceptable definitive agreement for the proposed transaction. Surg did not engage an independent third party to provide it an opinion as to the fairness of the proposed Merger to the shareholders of Surg.

      In August 2002, Surg and Entrx Corporation entered into separate agreements with Chiral Quest, which provided that each party would maintain the confidentiality of information exchanged between the parties and provided further that the parties would not solicit or encourage any strategic transaction with a third party for a 60 day period.

      While negotiations proceeded, the Board of Directors of Surg took action to effect a one for 40 reverse split of its common stock, and to simultaneously amend Surg’s Articles of Incorporation to reduce its authorized capital stock from 200,000,000 shares of no par value common stock to 5,000,000 of $0.01 par value common stock. The recapitalization and reverse stock split was effected as to shareholders of record on October 4, 2002.

      On November 12, 2002, Surg and Chiral Quest executed the Merger Agreement. The following is a summary of the material terms of the Merger Agreement, a copy of which is included in this Proxy Statement as Exhibit A. The material terms of the Merger Agreement are summarized below, but such summary is not a complete description of the terms and conditions thereof and is qualified in its entirety by reference to the Merger Agreement. You are urged to review the Merger Agreement carefully.

General Terms of the Merger

      Under the Merger Agreement, Chiral Quest is to merge with and into CQ Acquisition, Inc., a wholly owned subsidiary of Surg formed for the purpose of the Merger, with CQ Acquisition remaining as the surviving entity following the Merger and a wholly owned subsidiary of Surg. The Merger will be effective when Articles of Merger are filed with the Minnesota Secretary of State and a Certificate of Merger is filed with the Pennsylvania Secretary of the Commonwealth, or at a later time specified in such Articles of Merger and Certificate of Merger. The latter of the specified time or the time of these filings is referred to as the “Effective Time.”

      As a result of the Merger, Surg will issue approximately 8,652,300 shares of its $0.01 par value common stock to the members of Chiral Quest in exchange for their units of membership in Chiral Quest. This will result in the Chiral Quest members, in the aggregate, owning approximately two-thirds of the Surg shares then outstanding. In addition, Surg is required to reserve approximately 1,593,300 shares to accommodate the exercise of options and warrants which will be outstanding at the Effective Time. Since Surg currently has authority to issue only 5,000,000 shares, consummation of the Merger will require approval of an amendment to Surg’s Articles of Incorporation by the shareholders of Surg to increase the authorized capital stock of Surg as proposed under Proposal 1.

      The exact number of Surg shares to be issued to Chiral Quest members will be determined by an exchange ratio based on the number of Surg shares and Chiral Quest membership units outstanding immediately prior to the Effective Time. It is not anticipated that Surg or Chiral Quest will issue any shares or units prior to the Effective Time, and the ratio is estimated to be approximately 0.7524 Surg shares for each Chiral Quest membership unit. No fractional Surg shares will be issued to Chiral Quest members in connection with the Merger. If the exchange ratio results in a fractional share being due a Chiral Quest member, the actual number of shares issued will be rounded up or down to the closest whole share.

      Chiral Quest has granted options to certain of its key employees to acquire an aggregate of 1,210,000 Chiral Quest membership units. Upon the Effective Time, these will be converted into options to purchase Surg shares, with the number of shares and the purchase price being modified to reflect the exchange ratio, estimated to be 910,404 shares at an exercise price of approximately $1.50 per share.

      The Merger Agreement provides for a change in the membership of the Board of Directors of Surg. This will be accomplished at the Effective Time when Brian D. Niebur will resign from the Board of Directors, and Kenneth W. Brimmer, the remaining member of the Board of Directors will appoint the persons set forth under “Proposed Directors” as members of the Surg Board of Directors. These newly appointed members, as well as Mr. Brimmer, will continue to serve on the Board of Directors of Surg until the next annual meeting of the shareholders of Surg expected to be held in June, 2003.

      The Merger Agreement also provides that, in addition to increasing the number of authorized shares of capital stock of Surg, Surg will propose to amend its Articles of Incorporation to change the name of Surg to “Chiral Quest, Inc.,” as proposed under Proposal 2. If the Merger is not consummated, the amendment to Surg’s Articles of Incorporation changing its name to Chiral Quest, Inc. will not take effect. The failure of Surg’s shareholders to approve the name change will not affect Chiral Quest’s obligation to complete the Merger.

Representations and Warranties

      The Merger Agreement contains various customary representations and warranties made by Surg and CQ Acquisitions, Inc., and by Chiral Quest, relating to their respective capital structures, operations, litigation, financial conditions, properties, contractual arrangements, employees, compliance with certain laws and other matters, and their respective authority to enter into the Merger Agreement and to consummate the Merger. None of the representations made by Surg, CQ Acquisitions, Inc. or Chiral Quest in the Merger Agreement will survive the Merger.

Other Agreements

      Surg, CQ Acquisition, Inc. and Chiral Quest agreed that from the date of the Merger Agreement until Effective Time, each will conduct its respective operations in accordance with their ordinary course of business consistent with past practice. In addition, each will refrain from altering its capitalization, incurring additional debt or material liability, making any out of the ordinary capital expenditures or loans, engaging in any merger or reorganization, or selling or encumbering any of its material assets. In addition, Chiral Quest has agreed to use its reasonable best efforts to preserve intact its business organization, keep its officers and employees and maintain existing business relationships.

      Surg, CQ Acquisition and Chiral Quest agreed that, upon the Effective Time, Surg will issue a warrant to Key West Associates, LLC (“Key West”) permitting the purchase of up to 550,000 shares of Surg stock at a price of $1.25 per share during the five years following the Effective Time. Such warrant or warrants were agreed to be issued as compensation to Key West for identifying to Surg the opportunity to acquire Chiral Quest.

      The Merger Agreement provides that Surg is to have cash assets of $3,000,000 as of the Effective Time and no liabilities except to the extent the fees of attorneys, accountants and others engaged by Surg in connection with the Merger exceed $200,000. Such fees are not expected to exceed that amount. Surg has agreed to pay to Entrx Corporation a management fee equal to an amount by which the cash assets of Surg, after deduction of all liabilities, exceed $3,000,000 as of the Effective Time. Accordingly, it is expected that Surg will have cash assets of $3,000,000 after deduction for all liabilities when the Merger is effected.

CERTAIN INCOME TAX CONSEQUENCES

      Surg and Chiral Quest expect that the Merger will be treated as tax-free reorganization within the meaning of the Internal Revenue Code, and that no income, gain or loss will be recognized by either Surg, Chiral Quest or their respective shareholders or members as a result of the Merger. The Merger Agreement conditions completion of the Merger on the provision by counsel to Chiral Quest of an opinion to the effect that the Merger qualifies as a reorganization under Section 368(a) of the Internal Revenue Code and that no gain or loss will be recognized by such parties and their shareholders or members.

      Such opinion is not binding on the Internal Revenue Service and there can be no assurance that the Internal Revenue Service will not take a position contrary to that reflected in the tax opinion or that the positions reflected in the opinion will be upheld by the courts if challenged by the Internal Revenue Service. The forgoing discussion of the federal income tax consequences are for general information only. Surg shareholders are urged to consult with their own tax advisor to determine particular tax consequences which may result should the Merger be effected.

INFORMATION REGARDING SURG

General

      Prior to January 22, 2002, Surg (then named “Surgidyne, Inc.”) was in the business of developing, manufacturing and marketing specialty medical and surgical wound drainage products. Surg sold substantially all of its assets to Sterion Incorporated on January 22, 2002, and has not conducted any business operations since.

      On May 30, 2002, Entrx Corporation (then called “Metalclad Corporation”) acquired from Surg, 3,625,000 shares of Surg’s previously unissued common stock for $3,000,000 in cash. As a result, Entrx Corporation owned approximately 90.6% of the outstanding common stock of Surg.

      Between May 20 and May 30, 2002, all members of the board of directors of Surg, and all officers of Surg, resigned their respective positions with Surg, and on May 30, 2002, Kenneth W. Brimmer was elected as a director and chief executive officer of Surg, and Brian D. Niebur was elected as a director and the chief financial officer of Surg. Mr. Brimmer was and continues to be a member and chairman of the board of Entrx Corporation, and Mr. Niebur was and continues to be the chief financial officer of Entrx Corporation.

      On September 25, 2002, Entrx Corporation purchased from Surg an additional 357,142 shares of Surg’s common stock, increasing its ownership to 3,982,142 shares, or approximately 91.6% of the outstanding shares of Surg’s common stock.

      On October 4, 2002, the Articles of Incorporation of Surg were amended to reduce its authorized capital from 200,000,000 shares of no par value to 5,000,000 shares having a par value of $0.01 per share. At the same time, Surg effected a reverse stock split, whereby its shareholders received one share of the $0.01 par value common stock in exchange for 40 shares of the previously authorized no par value common stock. Unless otherwise noted, or designated as no par value common stock, all references in this Proxy Statement to the common stock or shares of Surg are adjusted to take the amendment and reverse stock split into consideration.

      As a result of the reverse stock split and the issuance of shares to Entrx Corporation, Surg had 4,348,720 shares outstanding as of September 30, 2002. Of these shares, approximately 91.6% were held by Entrx Corporation. In October 2002, Entrx Corporation distributed all but 190,566 of its Surg shares to Entrx Corporation shareholders.

      As of September 30, 2002, Surg had assets of $3,212,181, including cash of $3,198,681 and liabilities of $40,573, for a stockholders’ equity of $3,171,608.

Market for Surg Common Stock

      Until October 4, 2002, trading in Surg’s common stock was effected and reported on the Over-the-Counter Bulletin Board under the symbol “SUGR.” After October 4, 2002, the symbol was changed to “SURG.” The following table sets forth the high and low bid prices of Surg’s common stock quoted during each quarter for the years ending December 31, 2001, and December 31, 2002, as obtained from information published by NASDAQ. Those quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions. Those quotations are also adjusted to reflect the one for 40 reverse stock split of Surg’s common stock effected on October 4, 2002.

	Bid Price Range

	High	Low

Year 2001
First Quarter	7.48	4.00
Second Quarter	7.48	1.60
Third Quarter	4.00	1.60
Fourth Quarter	3.60	1.60
Year 2002
First Quarter	8.80	1.20
Second Quarter	8.80	2.80
Third Quarter	4.80	2.00
Fourth Quarter	4.00	0.65

      On December 31, 2002, the last trade of Surg’s common stock on the OTC Bulletin Board was at $1.85 per share.

      Trading of Surg’s common stock has been sporadic. During the fourth quarter of 2002, transactions were reported for only 38 days. Since November 12, 2002, following the announcement of the signing of the Merger Agreement, through December 31, 2002, less than 200,000 shares traded. The bid and asked prices on January 3, 2003, were $1.83 and $1.89, respectively.

      As of December 31, 2002, Surg had approximately 1,600 shareholders of record. It is believed that approximately 3,500 additional shareholders own shares of Surg common stock in street name.

Incorporation by Reference

      We are allowed to “incorporate by reference” certain information which we file with the Securities and Exchange Commission (the “SEC”). This means that we can provide important information regarding Surg II, Inc. to you by referring to documents previously filed with the SEC. Any new information that we may provide in any filing with the SEC will automatically update and supersede the information contained in this Proxy Statement. All information filed or to be filed with the SEC is considered a part of this Proxy Statement.

      We incorporate by reference the documents listed below, and any additional filing we may make with the SEC, under Sections 13 and 14 of the Securities Exchange Act of 1934.

•	Form 10-KSB annual report for the period ended December 31, 2001, filed on April 15, 2002.

•	Form 10-QSB quarterly reports for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002, filed on May 17, 2002, August 13, 2002 and November 7, 2002, respectively.

•	Form 10-QSB/ A, amending the quarterly reports for the periods ended March 31, 2002 and September 30, 2002, filed on May 21, 2002 and November 21, 2002, respectively.

•	Form 8-K current reports filed on February 2, 2002, June 6, 2002, July 16, 2002, November 5, 2002 and November 27, 2002.

      We will provide you with a copy of any document incorporated by reference in this Proxy Statement if you request it by writing us at Surg II, Inc., 800 Nicollet Mall, Suite 2690, Minneapolis, MN 55402, Attention: Brian D. Niebur, or by calling us at (612) 333-0614. Upon such request, the document will be sent to you by first class mail within one business day of our receipt of the request.

      You may also read and copy any materials we file with SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, on the internet website maintained by the SEC at “http://www.sec.gov” which contains reports, proxy and information statements of issuers which file electronically with the SEC. You may also obtain information on the operation of the SEC’s Public Reference Room by calling 1-800-SEC-0330.

INFORMATION REGARDING CHIRAL QUEST

Overview

      Chiral Quest, a Pennsylvania limited liability company organized in July 2000, is a research and development company involved in the commercial development of asymmetrical catalysis technology described below. Chiral Quest’s technology was developed by Dr. Xumu Zhang, an associate professor at Penn State and Chiral Quest’s chief technology officer, and is owned by the Penn State Foundation, the technology development arm of Penn State. In October 2000, Chiral Quest obtained from the Penn State Foundation an exclusive, worldwide license to certain patents based on Dr. Zhang’s research relating to asymmetrical catalysis. The license gives Chiral Quest the right to, among other things, sub-license technology rights on a non-exclusive basis to customers, or sell molecule groups, or ligands, to pharmaceutical and fine chemical company customers for both research and commercial applications.

      Chiral Quest initially plans to provide pharmaceutical and fine chemical manufacturers, and other prospective customers with broad access to its technologies for testing purposes at a low upfront cost, coupled with the opportunity to gain exclusive access to such technologies for specific applications for fees, royalties and certain manufacturing and development rights. Chiral Quest also plans to eventually provide specialized services to fine chemical, pharmaceutical and biotechnology companies relating to the development of chiral manufacturing processes for their products.

Chiral Chemistry

      Over 50% of the top-selling 500 pharmaceutical drugs on the market are comprised of chiral molecules, including drugs used to treat anxiety, depression, indigestion, heartburn, cancer, arthritis, AIDS and allergies. In 2001, sales of chiral drugs were over $147 billion, according to a recent report published in The Economist which quoted a recent survey conducted by Technology Catalysts International, a Virginia based consulting firm. The majority of new drug candidates under development by pharmaceutical companies consist of chiral chemicals. A molecule is considered “chiral” because it exists in two “enantiomers” or mirror-like images analogous to one’s left and right hands. Most drugs interact with biological targets in a specific manner, requiring the drug to be of a specific shape and orientation. Contaminating “wrong-handed” enantiomers of the active drug molecule will not interact with the biological drug target, or worse, interact with a different biological molecule in an unintended and often toxic manner. Thalidomide, the morning sickness drug used by pregnant women in the 1960’s is a notorious example of an impure chiral drug. One enantiomer of the drug’s chiral molecules treated morning sickness, while its undesired counterpart caused birth defects.

      Pharmaceutical companies are typically forced, at great expense, to purify the active mirror-image form of the drug molecule away from its contaminating or inactive counterpart. Chiral Quest has the rights to certain chemical compounds, known as “ligands,” which, either alone or with the introduction of a metal, serves as catalysts in facilitating the production of chiral molecules in such a manner that there is a preferential manufacture of the desired molecule versus the unwanted mirror-image molecule. To put it another way, if current common and traditional pharmaceutical manufacturing practices were analogous to the manufacture of human hands, then instead of separating “a pile of right hands from a pile of left hands,” Chiral Quest’s technology allows for the manufacture of a vast majority of right hands often at a fraction of the cost of producing the same amount of right hands by traditional methods. Chiral Quest’s ligands may also find use in producing fine chemicals other than pharmaceuticals. Chiral molecules are used in flavors, fragrances, agrochemicals, food and feed additives (including vitamins) and nutraceuticals.

Chiral Quest’s Products and Services

      Dr. Zhang, through Penn State, has developed groups of ligands, that can serve as catalysts to facilitate the production of the desired enantiomer of a chiral molecule. The production of the desired enantiomer begins with a precursor molecule, referred to as a chemical substrate, that during typical manufacturing processes has the potential to become either left or right handed. In one common application of the manufacturing process, hydrogen is added during the formation of the desired molecule. Chiral Quest has the rights to a series of ligands that control this reaction, through a process known as asymmetric hydrogenation. In this process, a metal, such as rhodium, is added to Chiral Quest’s proprietary ligands to complete the catalysis, causing the substrate to react with the hydrogen in a directed manner. This reaction often serves as a critical step in the manufacture of a desired chiral drug product or active pharmaceutical intermediate. Although each catalytic process must be optimized for a specific resulting drug, the ligands used in the process are reusable. After a specific molecular reaction is complete, the catalyst is removed, and this same catalyst may then be used again, potentially up to several thousand times.

      All of Chiral Quest’s products are currently produced or provided using the laboratory facilities of Penn State and the services of four Penn State post-doctoral research fellows who are funded by Chiral Quest, and work under Dr. Zhang’s supervision. Chiral Quest also leases from Penn State a small amount of office and laboratory space at a separate, off-campus location in State College, Pennsylvania. Chiral Quest employs two full time chemists at this location whose efforts are primarily devoted to providing Chiral Quest’s screening services.

      Chiral Toolbox. Chiral Quest currently sells six ligands representative of the proprietary families of chiral ligands to which it has exclusive rights. These ligands are sold in research quantities packaged in convenient “Chiral Toolbox” kits for exclusive use in research applications. These innovative, patent protected ligands are screened by customers for applications in the manufacture of their chiral molecules. Customers use this screening process to determine which ligands may prove optimal for their chiral manufacturing need. The sale of research quantities of ligands allows customers to gain initial access to Chiral Quest technology and to independently validate the advantages provided by that technology.

      Screening Services. Chiral Quest also provides focused screening of customer supplied target compounds using Chiral Quest’s proprietary ligands. In addition to the select ligands included in the Chiral Toolbox, Chiral Quest has several families of chiral ligands that are used to screen target compounds. Chiral Quest identifies and prepares individual ligands optimized for particular customer needs.

      Process Chemistry Development. Chiral Quest intends to work with its customers to help optimize the conditions under which Chiral Quest’s ligands are used. This may involve the development of novel manufacturing processes, for which Chiral Quest will derive additional compensation. In certain circumstances, this process development may result in royalties on eventual commercial sales of the products manufactured using these processes. Chiral Quest may also structure its customer agreements to assure the use of Chiral Quest ligands within the manufacturing process, thereby requiring its customers to buy the ligands from Chiral Quest in commercial quantities in order for the customer to successfully manufacture its compound.

Strategy

      Chiral Quest’s business strategy is focused on exploiting Dr. Zhang’s technology by:

•	Focusing Dr. Zhang and his research group on designing and discovering additional commercially useful ligands and manufacturing processes;

•	Providing screening services necessary to test the selectivity and activity of a broad portfolio of proprietary technologies for customer substrates;

•	Granting access to a selection of Chiral Quest’s ligands through non-exclusive licenses for research and development purposes;

•	Granting compound-specific exclusive rights to customers whose businesses require commercial use of one or more of Chiral Quest’s ligands;

•	Developing proprietary process methods for producing chirally pure pharmaceutical active ingredients, intermediates and building blocks in exchange for fees, milestone payments and royalties; and

•	Assisting customers in the development of chiral drugs, the development of which has been halted due to manufacturing inefficiencies, which are amenable to rescue through Chiral Quest’s technology.

Sales and Marketing

      Although still principally in the development stage, Chiral Quest sells its products and services directly through its own employees. As of November 30, 2002, Chiral Quest had three employees and two consultants focused on research and development, administration, and sales and marketing. Initial marketing efforts have been focused on leveraging Dr. Zhang’s reputation in the scientific community to initiate relationships with chemical, biotechnology and pharmaceutical companies. Chiral Quest intends to hire additional marketing personnel in the near future.

Intellectual Property and Proprietary Rights

      Chiral Quest has an exclusive, worldwide license from the Penn State Foundation to certain chiral technologies developed by Dr. Zhang. The license agreement has been amended on four occasions, three of which provide Chiral Quest with additional rights, including the rights to new patent applications. The Penn State Foundation license agreement grants Chiral Quest rights to any conversions, re-issues, extensions, divisional applications, continuations, continuations in part, and any patents issuing thereon, and any improvements to the licensed patents. Under the license agreement, the Penn State Foundation received an equity stake in Chiral Quest as partial consideration for the license. The license agreement also obligates Chiral Quest to reimburse the Penn State Foundation for its past patent expenses relating to the patents licensed from the Penn State Foundation.

      Pursuant to a recent fourth amendment to the Penn State Foundation license agreement, Chiral Quest must use its best efforts to achieve annual gross revenue of $250,000 in calendar year 2004, $350,000 in calendar year 2005, and $500,000 in calendar year 2006. Should Chiral Quest fail to obtain these milestones, the Penn State Foundation has the right, but not the obligation, to terminate the license agreement on the grounds that Chiral Quest failed to use its best efforts to achieve those milestones.

      Additionally, in accordance with the license agreement, the Penn State Foundation’s obligation to license to Chiral Quest, at no additional cost, any new technology subsequently discovered by Dr. Zhang and the other researchers at Penn State expired on November 8, 2002. Accordingly, if Dr. Zhang develops a new invention that does not constitute an “improvement” on the existing patent rights, then Chiral Quest will have to license the right to such invention from the Penn State Foundation. Since the Penn State Foundation has no obligation to license any new technology to Chiral Quest, or to negotiate with Chiral Quest for such purpose, there can be no assurance that the Penn State Foundation will license any new technology to Chiral Quest, or that Chiral Quest can obtain such new technology on commercially reasonable terms. Failure by Chiral Quest to obtain the right to Dr. Zhang’s new inventions may, in the long run, have a material adverse effect on the Company’s business.

      To date, Chiral Quest has filed 10 United States patent applications covering many classes of ligands. The U.S. Patent and Trademark Office has issued two patents in connection with these applications (U.S. Pat. Nos. 6,380,392 and 6,337,406). In addition, the Patent and Trademark Office has issued notices of allowance on three other applications for which Chiral Quest anticipates patents being issued sometime in 2003. The remaining five patent applications are still pending.

Competition

      Competition in the traditional area of manufacture of chiral molecules comes from a few distinct sources, including Chiral Technologies Inc., Exton, Pennsylvania, ChromTech Ltd., Cheshire, UK, NovaSep, Inc., Boothwyn, Pennsylvania, and Advance Separation Technologies Inc. (“Astec”), Whippany, New Jersey. Traditional methods of manufacturing chiral molecules involve the production of a mixture of both chiral forms of molecules of interest, followed by a process which separates the desired enantiomer from the undesired enantiomer. This methodology, though still commonly used, is extremely cost-ineffective, as it results in the loss of greater than 50 percent of the intermediate product at each chiral purification step. Chiral Quest’s competitive advantage over companies using traditional methods of separation is that its technology drives the preferential manufacture of chiral enantiomers of interest, which can result in 95 to 99 percent yields. This can result in significant cost savings in the manufacturing process, particularly for chiral molecules that may require several chiral separation steps by traditional methods.

      In the area of chemical catalysts for chiral drug manufacture, Chiral Quest competes with pharmaceutical and fine chemical companies, including its current and potential customers and collaborators, academic and research institutions. Some of these companies include the Dow Chemical Company, Midland, Michigan, Degussa AG, Dusseldorf, Germany, Lonza Group Ltd., Basel, Switzerland, Rhodia ChiRex Inc., Boston, Massachusetts, and Solvias AG, Basel, Switzerland. Many of these companies are developing or marketing technologies and services similar to the ones developed or offered by Chiral Quest. Chiral Quest anticipates continued competition from other manufacturers of chiral catalysts in the future.

      Some of Chiral Quest’s competitors, such as Codexis, a wholly owned subsidiary of Maxygen, or Diversa Corporation, attempt to genetically modify biological enzymes for the purpose of serving as biological catalysts for asymmetric chiral manufacturing. While this approach works in certain circumstances, it is extremely time-consuming to develop for each individual manufacturing process. Chiral Quest’s technology has the competitive advantage of being more broadly applicable to a number of common asymmetric transformations.

Employees and Consultants

      Chiral Quest currently employs three people: a president and chief executive officer, Dr. Alan D. Roth, and two full time chemists. Chiral Quest also engages two persons as consultants, including Dr. Zhang, who serves as its chief technology officer, and a consultant overseeing Chiral Quest’s daily operations. Additionally, Chiral Quest funds four post-doctoral fellows, under the supervision of Dr. Zhang, pursuant to an agreement with Penn State. Seven of the nine persons providing services to Chiral Quest, either as employees or consultants, hold PhD degrees. As Chiral Quest develops its technology and business, it anticipates the need to hire additional employees, especially employees with expertise in the areas of chemistry, sales and marketing.

Facilities

      Chiral Quest’s headquarters are located at 1981 Pine Hall Drive in State College, Pennsylvania. Though not on the university campus, this 889 square foot facility is leased from the Penn State Foundation for approximately $15,000 per year, and includes both office and laboratory space. Chiral Quest’s management believes that its facilities are adequate for its current needs, but anticipates the leasing of additional lab facilities if Chiral Quest’s business grows as anticipated. Additionally, pursuant to an agreement with Penn State four of Dr. Zhang’s post-doctoral fellows conduct research and produce research quantities of ligands for Chiral Quest using the laboratories of Penn State. That agreement terminates on October 15, 2003. In consideration for these services and the use of the laboratory facilities, Chiral Quest reimburses Penn State for its expenses incurred in furnishing laboratory facilities, research personnel and supplies on a monthly basis.

Legal Proceedings

      Chiral Quest is not a party to any material legal proceedings.

      In July 2002, however, Chiral Quest received a notice from Solvias AG, a company based in Basel, Switzerland, which claimed that a United States patent issued to BASF Group, AG and licensed to Solvias covers Chiral Quest’s use of one of the patented ligands that it licenses from the Penn State Foundation, known as Me-KetalPhos. Solvias also indicated that it intended to begin marketing the BASF patent for commercial use. Chiral Quest responded to Solvias’ notice by disputing the claim that BASF’s patent has priority over the Me-KetalPhos patent. In October 2002, Chiral Quest and Solvias entered into a mutual confidentiality agreement pursuant to which each party agreed to exchange relevant information concerning its respective technology in order to more fully evaluate whether either is infringing upon the rights of the other. Although Chiral Quest believes that its patent position is strong in relation to Solvias’ claims, there can be no assurance that a court of competent jurisdiction will not find Chiral Quest to be infringing upon the Solvias’ rights. If Solvias maintains its belief that the use of the Me-KetalPhos patent infringes upon the BASF patent and pursues a legal action against Chiral Quest, the necessary expenses that Chiral Quest would incur to defend itself may be more than it could afford to bear. Chiral Quest’s management is currently unable to estimate the potential costs or liabilities associated with Solvias’ claim. Although Chiral Quest’s inability to utilize the Me-KetalPhos patent could negatively impact its business prospects and financial condition, Chiral Quest’s management does not believe the impact would be materially adverse.

MANAGEMENT OF CHIRAL QUEST’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

      Since it commenced operations October 2000, Chiral Quest has focused its efforts and resources on the development of asymmetrical catalysis technology. Pursuant to a license agreement with the Penn State Foundation, Chiral Quest has the exclusive, worldwide licensing rights to several issued and pending patents in this field, all of which are owned by the Penn State Foundation. These patents and pending patents cover proprietary ligands developed by Dr. Xumu Zhang, an associate professor of chemistry at Penn State University, who also provides essential services to Chiral Quest on a consulting basis.

      Since its founding and through September 30, 2002, Chiral Quest has incurred a cumulative deficit of $1,135,379. To date, Chiral Quest has generated revenues and licensing fees from the sale of products and services, but has not generated any net profits. Chiral Quest expects its operating losses to increase significantly over the next several years, primarily due to expansion of its research and development programs, the hiring of additional personnel, including senior management, chemists, and sales and marketing personnel, and the development of its third party and direct manufacturing capabilities.

      Chiral Quest’s ability to achieve profitability depends upon, among other things, its ability to discover and develop new products (specifically new ligands), its ability to successfully develop its manufacturing capacity (whether direct or indirect), including devising a process for efficiently manufacturing ligands on a commercial scale, and its ability to obtain and retain customers. Accordingly, there can be no assurance that Chiral Quest will ever achieve significant revenues or profitable operations from the sale of any of its products or technologies.

      The discussion set forth below compares Chiral Quest’s results of operations for the nine month periods ended September 30, 2002 and September 30, 2001. The discussion does not include a comparison of Chiral Quest’s results of operations for the years ended December 31, 2002 and December 31, 2001, however. Such a discussion would not provide a meaningful comparison since Chiral Quest had less than three months of operations in fiscal 2000.

Results of Operations — Comparison of Nine Months Ended September 30, 2002 and September 30, 2001

      Revenues. Chiral Quest’s revenues for the nine months ended September 30, 2002 increased $57,280, or 56.0%, to $159,573, as compared to $102,293 during the nine months ended September 30, 2001. This increase in revenue is primarily attributable to a significant transaction with Pfizer, which is being amortized, whereby Pfizer has retained the rights to make and produce Chiral Quest’s ligands, in research quantities, for Pfizer’s own research purposes. In addition, Chiral Quest is performing certain screening services for Pfizer.

      Selling, General and Administrative. Selling, general and administrative expenses are primarily comprised of management fees, facility costs, and legal and patent fees. Selling, general and administrative expense for the nine months ended September 30, 2002 was $73,857, as compared to $93,476 for the nine months ended September 30, 2001, a decrease of 21.0%. This decrease resulted from Chiral Quest’s termination of a third party administrative services agreement in June 2002. Selling, general, and administrative expenses were also limited during 2002 because Chiral Quest’s limited personnel was unable to focus significant attention on sales and marketing efforts as significant time was required in connection with the sale of a controlling number of membership units by some of its founding members, the negotiations involving the Merger with Surg II, and changes in its management. As less attention will need to be devoted to these matters in the future, Chiral Quest anticipates focusing more attention to its sales and marketing efforts in future periods. Accordingly, sales and marketing expenses are expected to increase significantly.

      Wages. Wages were $123,346 for the nine months ended September 30, 2002, compared to $78,435 for the nine months ended September 30, 2001. This increase resulted from the hiring of two additional employees.

      Research and Development. Research and development expenses decreased by $121,882, or 71.9%, to $47,597 for the nine month period ended September 30, 2002, compared to $169,479 for the comparable period in 2001. This decrease resulted from a lack of capital to devote to research and development efforts. The decrease also resulted from the need to divert significant time and resources from Chiral Quest’s research and development efforts so it could focus on managing the sale of a controlling number of membership units by some of its founding members, negotiating the Merger with Surg II, and changes in its management. As less attention will need to be devoted to these matters in the future and as additional capital is available, Chiral Quest anticipates focusing more attention and resources towards research and development in future periods. Accordingly, research and development expenses are expected to increase significantly.

      Net Loss. Chiral Quest’s net loss for the nine months ended September 30, 2002, was $280,552 compared to $466,213 for the nine months ended September 30, 2001, a decrease of 39.8%. The decrease was primarily due to decreased research and development expense and increased revenues, as explained above.

Plan of Operations

      Working Capital Requirements. As of September 30, 2002, Chiral Quest had a working capital deficiency of $147,476 and approximately $100,000 in cash. Since Surg is required to have at least $3,000,000 in cash immediately prior to the completion of the Merger, Chiral Quest’s business (which will be the business of Surg following the Merger) will have available cash of approximately $3,000,000. Chiral Quest’s management anticipates using a portion of these funds to repay its entire outstanding indebtedness owed to

Paramount Capital Investments, LLC of $339,942 as of December 31, 2002, plus interest which accrues after that date at the rate of 5% per annum. Chiral Quest’s management expects that the remaining amount of available funds will be sufficient to satisfy its cash requirements through at least the calendar year 2003.

      Research and Development. Over the next 12 months, Chiral Quest expects to significantly increase its research and development expenditures. The majority of Chiral Quest’s expenditures will be used to develop commercial scale manufacturing processes for its current technology or to enhance the effectiveness and efficiency of Chiral Quest’s current technology for the specific benefit of its customers, rather than for the general development of new technology.

      Purchases of Facilities and Significant Equipment. Chiral Quest intends to continue using the laboratory facilities and equipment of Penn State University until at least October 2003, when its agreement with Penn State expires. However, if during the next 12 months Chiral Quest determines that there is sufficient customer demand to produce its ligands on a commercial scale, and it also determines that it has sufficient personnel and capital resources to produce its ligands on commercial scale, Chiral Quest may make significant expenditures to rapidly develop its manufacturing capabilities to satisfy such customer demand.

      Employees. As of September 30, 2002, Chiral Quest had three full-time employees, all chemists (including the CEO), two consultants (one of which is Dr. Zhang) and four funded post-doctoral fellows in the laboratory of Dr. Xumu Zhang at Penn State. During the next 12 months, Chiral Quest anticipates hiring at least an additional five and as many as 12 new employees, including at least one employee devoted to sales and marketing, two employees devoted to research and development, and two employees devoted to administration and finance.

Liquidity and Capital Resources

      As of September 30, 2002, Chiral Quest has a working capital deficiency of $147,476. Chiral Quest’s revenues are not currently sufficient to satisfy its cash requirements and its management anticipates this trend to continue for the foreseeable future. Accordingly, if the Merger is not completed, Chiral Quest will require additional financing to repay outstanding debts, continue research and development activities and develop its manufacturing and marketing capabilities.

      Since its inception and through June 2002, Chiral Quest had obtained an aggregate of $607,550 as a result of its financing activities, including $550,000 from the sale of membership units to one of its founders. Since July 2002, Chiral Quest has been financed primarily through loans from Paramount Capital Investments, LLC. These loans, totaling $339,942 with interest at December 31, 2002, will become due and payable upon completion of the Merger. See “Certain Transaction and Agreements” for additional information concerning the loans.

      Chiral Quest’s working capital requirements will depend upon numerous factors, including without limitation, the progress of Chiral Quest’s research and development programs, the resources that Chiral Quest devotes to developing manufacturing and marketing capabilities, technological advances, the status of competitors, and Chiral Quest’s ability to establish sales arrangements with new and existing customers.

Market Price and Dividends on Chiral Quest Units

      Chiral Quest’s membership units are not publicly traded. Chiral Quest’s operating agreement authorizes it to issue 100,000,000 units of membership interest, of which 1,000,000 units are non-voting interests. As of the date of this proxy statement, 11,500,000 units of Chiral Quest’s membership units were outstanding, including 1,000,000 non-voting units. In addition, Chiral Quest has issued to its president and chief executive officer an option to purchase 1,150,000 units at an exercise price of $1.12 per unit, and options for up to an aggregate of 60,000 units at a yet undetermined price per unit issued to two employees.

      As of the date of this proxy statement, there were 41 holders of Chiral Quest membership units. Chiral Quest has not paid or declared any dividends on its membership units and does not anticipate doing so in the near future.

Selected Historical Financial Data of Chiral Quest

      The following table summarizes certain selected historical financial data of Chiral Quest, which should be read in conjunction with the audited financial statements of Chiral Quest, the related notes thereto and Chiral Quest’s “Management’s Discussion and Analysis of Financial Condition,” set forth elsewhere in this Proxy Statement. The statement of operations data set forth below for each of the years ended December 31, 2000 and 2001, are derived from the audited financial statements of Chiral Quest attached to this Proxy Statement as Exhibit B. The statement of operations data set forth below for the nine months ended September 30, 2001, and September 30, 2002, and the balance sheet data as of September 30, 2002, are derived from the unaudited financial statements of Chiral Quest attached to this Proxy Statement as Exhibit B. Historical results are not necessarily indicative of the results to be expected in the future.

				Period from
	Nine Months Ended			October 11, 2000
	September 30,		Year Ended	(inception) to
			December 31,	December 31,
	2002	2001	2001	2000

Statement of Operations Data:
Revenues	$159,573	$102,293	$167,683	$12,425
Operating expenses	439,823	570,310	809,880	226,859
Loss from operations	(280,250)	(468,017)	(642,197)	(214,434)
Interest income (expense)	(302)	1,804	1,804	—
Net loss	(280,552)	(466,213)	(640,393)	(214,434)
Basic and diluted net loss per unit	(0.02)	(0.04)	(0.06)	(0.02)

September 30,
2002

Balance Sheet Data:
Total assets	$456,921
Total liabilities	633,050
Members’ equity (deficit)	(176,129)
Equity units outstanding	11,500,000

CURRENT OFFICERS AND DIRECTORS OF SURG

General

      The name, initial year of service as a director, age and respective position of each officer and director of Surg as of the date of this Proxy Statement, are as follows:

Name	Director Since	Age	Position

Kenneth W. Brimmer	2002	46	President, Chief Executive Officer and a Director
Brian D. Niebur	2002	39	Treasurer and Chief Financial Officer

Neither of the officers of Surg are employees of Surg. The business experience, principal occupations and directorships in publicly-held companies for the officers and directors of Surg are set forth below.

Kenneth W. Brimmer

      Kenneth W. Brimmer was the chief executive officer and chief financial officer of Active IQ Technologies, Inc., from March 2000 until December 2001, and continues to act as its chairman of the board of directors. Active IQ Technologies, Inc., which is headquartered in Minnetonka, Minnesota, is engaged in providing accounting and financial management software and services, as well as other software and e-business solutions, to small and medium sized companies, and is listed on the NASDAQ System under the symbol AIQT. Until April 2000, Mr. Brimmer was an executive officer of Rainforest Café, Inc., which had offices in Hopkins, Minnesota, serving as its treasurer from 1995, and its president from April, 1997. Rainforest Café, Inc. was the owner and operator of the “Rainforest Café” restaurants located throughout the United States and in several foreign countries. From 1990 until 1997, Mr. Brimmer was also engaged in an executive position with Grand Casino, Inc., in Minneapolis, Minnesota, which primarily owned or managed gaming casinos in Minnesota, Mississippi and Louisiana. Mr. Brimmer is currently a member and the chairman of the board of directors of Sterion Incorporated, Hypertension Diagnostics, Inc. and Entrx Corporation.

Brian D. Niebur

      Brian D. Niebur has been employed part time by Entrx Corporation as its treasurer and chief financial officer since February 13, 2002. Entrx Corporation, with its principal offices in Minneapolis, Minnesota, is primarily engaged in providing industrial insulation services through its California subsidiary, Metalclad Insulation Corporation, operating out of its Anaheim, California facilities. In addition, since July 2000, and also on a part-time basis, Mr. Niebur has acted as a vice president and controller for Wyncrest Capital, Inc. in Minneapolis, Minnesota, a privately held venture capital firm. Mr. Niebur’s primary duties for Wyncrest Capital, Inc. are to act as chief financial officer for Marix Technologies, Inc., a development stage software company in which Wyncrest Capital, Inc. has made an equity investment. From August 1997 until July 2000, Mr. Niebur was the controller for Vital Images, Inc., a developer and marketer of medical visualization and analysis software in Plymouth, Minnesota. Mr. Niebur was the vice president and controller of IVI Publishing, Inc. in Eden Prairie, Minnesota, from September 1993 until August 1997. IVI Publishing, Inc. was an electronic publisher of health and medical information. Mr. Niebur is a certified public accountant.

Compensation

      None of the officers or directors of Surg have received or are entitled to any cash compensation from Surg. On October 24, 2002, Messrs. Brimmer and Niebur were granted options to purchase 100,000 and 25,000 shares of Surg common stock, respectively, at $1.25 per share. The options are exercisable through October 24, 2009; provided that only 25% of the options granted in each case are currently exercisable. The remaining options vest at the rate of 25% per year, and are fully exercisable on October 25, 2005. The options further become exercisable in full upon a change in control of Surg. The Merger would result in such a change in control.

PROPOSED OFFICERS AND DIRECTORS

FOLLOWING THE MERGER

      The Merger Agreement requires Brian Niebur to resign as an officer and director of Surg upon completion of the Merger. This will result in Kenneth Brimmer being the sole remaining director of Surg. Under applicable law and the By-laws of Surg, he may appoint additional directors to replace Mr. Niebur as well as other directors of Surg who previously resigned their positions. The Merger Agreement provides for Mr. Brimmer to appoint the following individuals to serve, in addition to himself, as the members of the board of directors of Surg:

Name	Age

Vincent M. Aita	29
Stephen C. Rocamboli	31
Alan D. Roth	41
David M. Tanen	31
Michael Weiser	40
Xumu Zhang	41

      The business experience, principal occupations and directorships in publicly-held companies for such individuals are set forth below:

Vincent M. Aita

      Vincent M. Aita, Ph.D. has served as a research analyst for Paramount Capital Asset Management, Inc. since November 2000. Paramount Capital Asset Management, Inc., is an affiliate of Paramount Capital, Inc., and serves as the general partner or investment manager to several privately held investment entities that focus on the biotechnology industry. Prior to that, from December 1999, Dr. Aita completed a post-doctoral fellowship in the Department of Genetics and Development at Columbia University, and concurrently served as a scientific consultant for Research Assessment Associates, Inc., a privately-held scientific research organization located in New York, New York. From August 1995 to December 1999, Dr. Aita attended Columbia University where he received a Ph.D. in Genetics from the Columbia Genome Center at Columbia University.

Stephen C. Rocamboli

      Stephen C. Rocamboli has been a member of Chiral Quest’s management committee and its secretary since July 2002. Since September of 1999, Mr. Rocamboli has been employed as deputy general counsel of Paramount Capital, Inc., an NASD member broker-dealer that focuses on financing biotechnology and pharmaceutical companies. He is also deputy general counsel of Paramount Capital Investments, LLC, a merchant banking and venture capital firm specializing in biotechnology, and Paramount Capital Asset Management, Inc., both of which are affiliates of Paramount Capital, Inc. Since November, 2002, Mr. Rocamboli has been a member of the board of directors of Ottawa, Ontario-based Adherex Technologies Inc. (TSX:ADH), a publicly held bio-pharmaceutical company focused on the development of therapeutics used in the treatment of cancer. From September, 1997 to September 1999, Mr. Rocamboli was an associate with the New York law firm of Marulli, Pewarski & Heubel. He received his J.D. from Fordham University School of Law in 1997.

Alan D. Roth

      Alan D. Roth, Ph.D. has served as President and Chief Executive Officer of Chiral Quest and a member of its management committee since November 2002. From May 2000 to February 2002, Dr. Roth was Director of the Fundamental Analysis Group at London-based Commerzbank Asset Management, and prior to that, from June 1997, served as a Senior Analyst at Commerzbank. Commerzbank is a banking institution with principal offices located in Frankfurt, Germany. From August 1995 until June 1997, Dr. Roth worked as an independent consultant in the international financial and chemical industries. From November 1992 until August 1995, he worked in various locations around the world, including South America and Europe, as an associate at McKinsey & Company, Inc., a business consulting firm, with principal offices in New York, New York. Dr. Roth holds a Ph.D. in Chemistry from Columbia University.

David M. Tanen

      David M. Tanen has been employed primarily as an associate director of Paramount Capital, Inc. since 1996, where he has assisted in the founding of a number of biotechnology start-up companies. Since January 2002, Mr. Tanen has served as a member of the board of directors of Atlantic Technology Ventures, Inc. (OTCBB:ATLC), a publicly-traded biotechnology company, with principal offices in New York, New York. Mr. Tanen also serves as a member of the board of directors of several other privately held development stage biotechnology companies. Mr. Tanen received his J.D. from Fordham University School of Law.

Michael Weiser

      Michael Weiser, M.D., Ph.D. has served as a member of Chiral Quest’s management committee since July 2002. Dr. Weiser has been employed by Paramount Capital Asset Management, Inc. since July 1998, and has acted as that company’s director of research since July 1999. From July 1997 to July 1998, Dr. Weiser completed his post-graduate medical training at the Department of Obstetrics and Gynecology and Primary Care, at New York University Medical Center. Dr. Weiser received an M.D. from New York University School of Medicine and a Ph.D. in Molecular Neurobiology from Cornell University Medical College. Dr. Weiser completed a Postdoctoral Fellowship in the Department of Physiology and Neuroscience at New York University School of Medicine.

Xumu Zhang

      Xumu Zhang, Ph.D. has been a member of Chiral Quest’s management committee and has served as its chief technology consultant since its inception in October 2000. From July, 1999, until the current time, Dr. Zhang has been primarily employed by Pennsylvania State University in State College, Pennsylvania, as an Associate Professor of Organic Chemistry, and prior to that, beginning in July, 1994, was an Assistant Professor of Organic Chemistry. Dr. Zhang holds a Ph.D. in Organic and Inorganic Chemistry from Stanford University.

      The Board of Directors established following the Merger is expected to appoint the following individuals as officers of Surg:

Name	Position

Alan D. Roth	President and Chief Executive Officer, and Treasurer and Chief Financial Officer
Stephen C. Rocamboli	Secretary

COMMON STOCK OWNERSHIP

Share Ownership of Current Management of Surg

      The following table sets forth certain information as of the December 31, 2002, record date with respect to the shares of Surg’s common stock beneficially owned by each current executive officer and director, and all current executive officers and directors as a group. Unless otherwise indicated, the shareholders listed in the table below have sole voting and investment powers with respect to the shares indicated:

	Number of		Percentage of
	Shares		Currently
	Beneficially		Outstanding
Name of Beneficial Owner	Owned(1)		Shares(1)

Kenneth W. Brimmer	75,000	(2)(3)	1.7
Brian D. Niebur	6,250	(4)	*
All executive officers and directors as a group (2 persons)	81,250		1.9

*	Less than 1%

(1)	The number of shares and percentage of outstanding shares of common stock as shown in the table above is calculated based upon there being 4,348,720 shares outstanding as of the date of this Proxy Statement, plus it assumes in each case that the shareholder exercised all options available to that person which have vested or will vest within 60 days of the date of this Proxy Statement.

(2)	Includes 7,500 shares which are owned by Mr. Brimmer’s Individual Retirement Account, and 2,500 shares which are owned by the Individual Retirement Account of Mr. Brimmer’s spouse, and to which he disclaims any beneficial interest.

(3)	Includes 25,000 shares that Mr. Brimmer currently has the right to acquire upon exercise of outstanding stock options for 100,000 shares.

(4)	Includes 6,250 shares that Mr. Niebur currently has the right to acquire upon the exercise of outstanding stock options for 25,000 shares.

Share Ownership of Proposed Management of Surg Following the Merger

      The following table sets forth certain information as to the expected ownership of Surg’s common stock upon completion of the Merger by those proposed to be executive officers and directors following the Merger, and all such expected executive officers and directors as a group.

	Number of Shares	Percentage of
	Expected to be	Shares Expected to
Name of Beneficial Owner	Beneficially Owned(1)	be Outstanding(1)

Vincent M. Aita	229,482	1.8
Kenneth W. Brimmer	150,000 (2)	1.1
Stephen C. Rocamboli	102,702	*
Alan D. Roth	692,208 (3)	5.3
David M. Tanen	102,702	*
Michael Weiser	413,067	3.2
Xumu Zhang	2,618,352	20.1
All Executive Officers and Directors as a group (7 persons)	4,308,513	32.9

*	Less than 1%.

(1)	The number of shares (except those owned by Mr. Brimmer which will not vary) and the percentage of outstanding shares shown in the table above is calculated based on an exchange rate of 0.7524 shares of Surg common stock for each unit of Chiral Quest, and upon there being 4,348,720 shares of Surg’s common stock and 11,500,000 units of Chiral Quest outstanding as of the effective date of the Merger. It also assumes that in each case that the shareholder exercised all options available to the person which have vested or will vest within 60 days of the date of this Proxy Statement.

(2)	Includes 7,500 shares which are owned by Mr. Brimmer’s Individual Retirement Account, 2,500 shares which are owned by the Individual Retirement Account of Mr. Brimmer’s spouse (to which he disclaims any beneficial interest), and 100,000 shares which Mr. Brimmer may purchase following the Merger under an outstanding option which becomes fully exercisable on a change in control of Surg.

(3)	If the Merger is completed, Mr. Roth will have the option to purchase 865,260 shares of Surg at $1.49 per share as the result of an option previously granted to Mr. Roth to purchase 1,150,000 units of Chiral Quest, which will be assumed by Surg when the Merger is effected. Since no portion of the option is exercisable for one year following the Merger, those shares are not included in the number of shares shown as beneficially owned by Dr. Roth in the table above.

Share Ownership of Certain Current Beneficial Owners

      The following table sets forth the name, address, number of shares of Surg’s common stock beneficially owned, and the percentage of the outstanding shares of common stock such shares represent, of each person or group of persons, known by Surg to beneficially own more than five percent of Surg’s outstanding common stock:

Number of
	Common Shares	Percentage of
Name and Address	Beneficially	Outstanding
of Beneficial Owner	Owned(1)	Shares(1)

Wayne W. Mills	860,000 (2)	20.0
5020 Blake Road
Edina, MN 55436

(1)	The number of shares and the percentage of outstanding shares of common stock shown in the table above is calculated based upon 4,348,720 shares outstanding as of the date of this Proxy Statement.

(2)	Includes 200,000 shares which are owned by Blake Capital Partners, LLC, which is owned by Mr. Mills, 200,000 shares which are owned by Mr. Mills Individual Retirement Account and 137,500 shares which are owned by Mr. Mills’ spouse and to which Mr. Mills disclaims beneficial ownership. Entrx Corporation is holding 250,000 shares of Surg’s common stock as part of the collateral for a loan Mr. Mills obtained from Entrx Corporation before he became an officer or director. Does not include 190,566 shares which are owned by Entrx Corporation, of which Mr. Mills is the president and a director.

Share Ownership of Certain Beneficial Owners After the Merger

      The following table sets forth the name, address, number of shares of Surg’s common stock and the percentage of the outstanding shares of Surg’s common stock expected to be beneficially owned by each person or group of persons expected by Surg to own more than five percent of Surg’s common stock outstanding assuming completion of the Merger.

	Number of Shares		Percentage of
Name and Address of	Expected to be		Shares Expected to
Beneficial Owner	Beneficially Owned(1)		be Outstanding(1)

Wayne W. Mills	860,000	(2)	6.6	(2)
5020 Blake Road Edina, MN 55436
Penn State Research Foundation	752,400		5.8
113 Technology Circle Pennsylvania State University University Park, PA 16802
Lindsay A. Rosenwald	640,830	(3)	4.9	(3)
441 West End Avenue New York, NY 10024
J. Jay Lobell	1,967,037	(4)	15.1	(4)
365 West End Avenue New York, NY 10024
Alan D. Roth	692,208	(5)	5.3	(5)
22 Aubrey House Maida Avenue London, United Kingdom W21TQ
Xumu Zhang	2,618,352		20.1
276 Camelot Lane State College, PA 16803

(1)	The number of shares (except those owned by Mr. Mills which will not vary) and the percentage of outstanding shares shown in the table above is calculated based upon an exchange rate of 0.7524 shares of Surg common stock for each unit of Chiral Quest, and upon there being 4,348,720 shares of Surg’s common stock and 11,500,000 units of Chiral Quest outstanding as of the effective date of the Merger. It also assumes that in each case that the shareholder exercised all options available to the person which have vested or will vest within 60 days of the date of this Proxy Statement.

(2)	Includes 200,000 shares which are owned by Blake Capital Partners, LLC, which is owned by Mr. Mills, 200,000 shares which are owned by Mr. Mills Individual Retirement Account and 137,500 shares which are owned by Mr. Mills’ spouse and to which Mr. Mills disclaims beneficial ownership. Entrx Corporation is holding 250,000 shares of Surg’s common stock as part of the collateral for a loan Mr. Mills obtained from Entrx Corporation before he became an officer or director.

(3)	Does not include 1,277,067 shares owned equally by five separate trusts established for the benefit of the children of Dr. Rosenwald, of which Dr. Rosenwald is not a trustee and disclaims any beneficial interest, and over which he is disclaiming control. Does not include 638,532 shares owned equally by three separate trusts of which Dr. Rosenwald is the beneficiary, but over which he disclaims any voting control or investment power.

(4)	Includes 1,277,067 shares owned equally by five separate established trusts for the benefit of the children of Dr. Rosenwald, and 425,688 shares owned by two trusts established for the benefit of Dr. Rosenwald, which Mr. Lobell is the trustee, and over which he has voting control and investment power.

(5)	If the Merger is completed, Dr. Roth will have an option to purchase 865,260 shares of Surg at $1.49 per share as the result of an option previously granted to Dr. Roth to purchase 1,150,000 units of Chiral Quest, which will be assumed by Surg when the Merger is effected. Since no portion of the option is exercisable for one year following the Merger, those shares are not included in the number of shares shown as beneficially owned by Dr. Roth in the table above.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Dr. Zhang Consulting Agreement

      Dr. Xumu Zhang, an Associate Professor at Penn State, and a principal owner of Chiral Quest, entered into a Consulting Agreement with Chiral Quest dated October 3, 2000 (the “Consulting Agreement”). The term of the Consulting Agreement is for five years, but may be terminated by either Dr. Zhang or Chiral Quest upon 60 days’ notice. Under the Consulting Agreement, Dr. Zhang agrees to consult with Chiral Quest in areas of mutual interest as defined under the License Agreement with Penn State Research Foundation; namely in the area of asymmetric catalysts research and development. Specifically, Dr. Zhang is to direct Chiral Quest employees and research projects to be conducted at Penn State, to direct Chiral Quest’s technical development, research and manufacturing activities, and to provide technical interaction with Chiral Quest’s customers. Dr. Zhang’s obligations under the Consulting Agreement are to constitute his principal business activity, with the exception of his employment with Penn State or any other non-profit institution. Under the Consulting Agreement, Dr. Zhang may not accept any consulting agreement with any other organization, without the consent of Chiral Quest, which consent will be reasonably granted under certain conditions which protect Chiral Quest’s confidential and proprietary information, and where those activities will not be competitive with Chiral Quest’s business. In consideration for entering into the Consulting Agreement, Dr. Zhang was issued 4,400,000 Chiral Quest membership units, 920,000 of which he subsequently transferred to Dr. Alan D. Roth, leaving Dr. Zhang with 3,480,000 units. Any inventions developed by Dr. Zhang outside of the scope of inventions licensed to Chiral Quest under the License Agreement with Penn State Research Foundation, either after termination of Dr. Zhang’s employment with Penn State or using Chiral Quest’s own research facilities, would belong to Chiral Quest. Where there is any dispute over the ownership of intellectual property, Dr. Zhang’s agreements in that regard with Penn State shall control. Furthermore, Dr. Zhang’s work under the Consulting Agreement is not to be conducted on time required to be devoted to, or using the funding, resources or facilities of Penn State or any other person, such that the University or such other third party could claim rights to the product of such work. Dr. Zhang and Penn State have entered into a Memorandum of Understanding acknowledging Dr. Zhang’s outside interests and clarifying their respective rights and obligations under policies adopted by Penn State.

Dr. Roth Employment Agreement

      Dr. Alan D. Roth, a principal owner of Chiral Quest, and a proposed director and the proposed president and chief executive officer of Surg, entered into an Employment Agreement with Chiral Quest dated March 6, 2002. The Employment Agreement provides that Dr. Roth will serve as the president and chief executive officer of Chiral Quest, and is to be elected as a member of Chiral Quest’s board of directors. The term of the Employment Agreement is for three years, subject to termination by Chiral Quest after a period of 180 days of the disability of Dr. Roth, or upon 15 days notice for “Cause”. Cause includes, among other things, a material breach of the Employment Agreement, willful violation of the directions of the Board of Directors, substantial neglect or inattention to duties and certain criminal convictions. The Company may also terminate the Employment Agreement on a change of control (not including that which might be represented by the Merger) of Chiral Quest. If the Employment Agreement is terminated upon a change of control under circumstances where Chiral Quest or its shareholders receive $50,000,000 or more in value, then Chiral Quest will pay Dr. Roth his base salary for one year and cause all unvested options for interests in Chiral Quest to vest.

      Commencing on the date of the Merger, Dr. Roth will be entitled to a salary at the annual rate of $205,000 until November 6, 2003, and thereafter at the annual rate of $240,000. Since October 1, 2002, Chiral Quest has been accruing a salary of $5,000 per month on behalf of Dr. Roth, to be paid within 10 days following the Merger. In addition, Dr. Roth will be entitled to receive a bonus of $35,000 within 10 days following each anniversary date of the Employment Agreement. The Employment Agreement also provides that Dr. Roth is entitled to an option to purchase up to 1,150,000 units of Chiral Quest at a per unit price of $1.12 (equivalent to 865,260 shares of Surg common stock at $1.49 per share assuming the effectiveness of the Merger). The option vests as to 383,333 units on the first anniversary date following the Merger, as to 383,333 units on the second anniversary date of the Merger and 383,334 shares on the third anniversary date following the Merger. All options vest if Dr. Roth’s employment is terminated by Chiral Quest without cause, or Dr. Roth terminates his employment by reason of Chiral Quest’s failure to pay him his compensation due under the Employment Agreement.

Loans to Chiral Quest by Paramount

      Dr. Lindsay A. Rosenwald, chairman and sole and managing member of Paramount Capital Investments, LLC, a merchant banking and venture capital firm (“PC Investments”), is a substantial member of Chiral Quest. The operations of Chiral Quest, to date, have been funded through loans received from PC Investments. The notes documenting debt owed by Chiral Quest to PC Investments accrue 5% interest annually and will become due and payable upon the Effective Time. The debt owed to PC Investments pursuant to the Notes is $339,942 as of December 31, 2002.

Interests of Proposed Directors in Chiral Quest and Paramount Capital, Inc.

      Each of Messrs. Vincent M. Aita, Michael Weiser, David M. Tanen and Stephen C. Rocamboli is a holder of an interest in Chiral Quest, and will consequently receive common stock of Surg upon the completion of the Merger. In addition, each of the foregoing are employees of Paramount Capital, Inc., a corporation of which Dr. Lindsay A. Rosenwald is the chairman and sole shareholder. Mr. Rocamboli and Dr. Weiser are currently members of Chiral Quest’s management committee, and Mr. Rocamboli is Chiral Quest’s secretary. All of these individuals will allocate a limited portion of their time to Chiral Quest following the Merger.

PRO FORMA UNAUDITED CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

      The following pro forma unaudited condensed consolidated financial information consists of Pro Forma Unaudited Condensed Consolidated Statements of Operations of Surg for the year ended December 31, 2001 and for the nine months ended September 30, 2002 and a Pro Forma Unaudited Consolidated Balance Sheet of Surg as of September 30, 2002. The unaudited Pro Forma Consolidated Financial Statements give effect to the proposed acquisition of Chiral Quest by Surg. The Pro Forma Unaudited Consolidated Statements of Operations give effect to the acquisition as if it occurred on January 1, 2001. The Pro Forma Unaudited Consolidated Balance Sheet gives effect to the acquisition as if it occurred on September 30, 2002.

      On July 30, 2002, Surg entered into a letter of intent to merge with Chiral Quest, and on November 12, 2002, the parties executed a definitive Merger Agreement. The Merger Agreement requires Surg to issue each membership unit holder of Chiral Quest an estimated 0.7524 shares of Surg common stock in exchange for each membership unit of Chiral Quest. The Merger Agreement further contemplates the satisfaction of certain conditions to the closing of the transaction, including the requirements that Surg will have at least $3 million in cash available and no liabilities. The merger is subject to several conditions including Surg shareholder approval of an increase in the authorized shares of common stock of Surg.

      Following the Merger with Chiral Quest, Surg, through a wholly owned subsidiary, will own 100% of Chiral Quest. The Pro Forma Unaudited Consolidated Statements give effect to certain adjustments, including the issuance of common stock and the elimination of certain revenues and costs of Surg.

      The Pro Forma Unaudited Consolidated Financial Statements and accompanying notes should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere or incorporated by reference in this proxy. Since Surg is a company with only monetary assets and no current operations, the Merger will be accounted for as the issuance of stock by Chiral Quest in exchange for monetary assets of Surg. Accordingly, there will be no change in the recorded amount of Chiral Quest’s assets and liabilities. The monetary assets of Surg that are acquired as a result of the Merger will be recorded at their fair market value and no goodwill will be recorded. The Pro Forma Unaudited Consolidated Financial Statements do not purport to represent what the results of operations or financial position of Surg would actually have been if the aforementioned transactions in fact had occurred on January 1, 2001 or on September 30, 2002 or at any future date.

PRO FORMA UNAUDITED CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

SURG II, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of September 30, 2002

	Chiral		Pre-Merger	Pro Forma
	Quest, LLC	Surg II, Inc.	Combined	Adjustments		Pro Forma

	(Unaudited)
ASSETS
Current Assets
Cash	$100,297	$3,198,681	$3,298,978	$—		$3,298,978
Accounts receivable, net	21,283	—	21,283	—		21,283
Prepaid expenses and other current assets, net	8,551	13,500	22,051	(13,500	)(a)	8,551

Total current assets	130,131	3,212,181	3,342,312	(13,500)		3,328,812
Equipment, net	72,575	—	72,575	—		72,575
Intellectual property rights, net	254,215	—	254,215	—		254,215

Total Assets	$456,921	$3,212,181	$3,669,102	$(13,500)		$3,655,602

LIABILITIES AND STOCKHOLDERS’ EQUITY (MEMBERS’ DEFICIT)
Current Liabilities
Accounts payable	$142,586	$40,573	$183,159	$—		$183,159
Accrued expenses	27,374	—	27,374	100,000	(a)	127,374
Deferred revenue	107,647	—	107,647	—		107,647

Total current liabilities	277,607	40,573	318,180	100,000		418,180

Long-term Liabilities
Notes payable	156,625	—	156,625	—		156,625
Deferred revenue	198,818	—	198,818	—		198,818

Total long-term liabilities	355,443	—	355,443	—		355,443

Total liabilities	633,050	40,573	673,623	100,000		773,623

Stockholders’ Equity (Members’ Deficit)
Common stock	—	43,487	43,487	86,523	(b)	130,010
Additional paid-in capital	—	8,212,779	8,212,779	(113,500	)(a)	4,276,148
				(3,823,131	)(b)
Equity units	1,213,000	—	1,213,000	(1,213,000	)(b)	—
Additional members’ equity	135,050	—	135,050	(135,050	)(b)	—
Accumulated deficit	(1,135,379)	(5,084,658)	(6,220,037)	5,084,658	(b)	(1,135,379)
Deferred consulting expense	(388,800)	—	(388,800)	—		(388,800)

Total stockholders’ equity (members’ deficit)	(176,129)	3,171,608	2,995,479	(113,500)		2,881,979

Total liabilities and stockholders’ equity (members’ deficit)	$456,921	$3,212,181	$3,669,102	$(13,500)		$3,655,602

PRO FORMA UNAUDITED CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

SURG II, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2002

	Chiral		Pre-Merger	Pro Forma
	Quest, LLC	Surg II, Inc.	Combined	Adjustments		Pro Forma

	(Unaudited)
Revenue	$159,573	$33,133	$192,706	$(33,133	)(c)	$159,573
Cost of goods sold	—	31,524	31,524	(31,524	)(c)	—

Gross margin	159,573	1,609	161,182	(1,609)		159,573
Total operating expenses	439,823	119,076	558,899	(119,076	)(c)	439,823

Operating loss	(280,250)	(117,467)	(397,717)	117,467		(280,250)
Interest income (expense), net	(302)	23,280	22,978	(23,280	)(c)	(302)
Other income	—	62,653	62,653	(62,653	)(c)	—

Net loss	$(280,552)	$(31,534)	$(312,086)	$31,534		$(280,552)

Basic and diluted loss per common share		$(0.02)				$(0.03)

Weighted average common shares outstanding-basic and diluted		1,922,532		8,652,296	(e)	10,574,828

PRO FORMA UNAUDITED CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

SURG II, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2001

	Chiral		Pre-Merger	Pro Forma
	Quest, LLC	Surg II, Inc.	Combined	Adjustments		Pro Forma

	(Unaudited)
Revenue	$167,683	$440,234	$607,917	$(440,234	)(d)	$167,683
Cost of goods sold	—	331,658	331,658	(331,658	)(d)	—

Gross margin	167,683	108,576	276,259	(108,576)		167,683
Total operating expenses	809,880	301,591	1,111,471	(301,591	)(d)	809,880

Operating loss	(642,197)	(193,015)	(835,212)	193,015		(642,197)
Interest income (expense), net	1,804	(5,816)	(4,012)	5,816	(d)	1,804
Other income	—	742	742	(742	)(d)	—

Net loss	$(640,393)	$(198,089)	$(838,482)	$198,089		$(640,393)

Basic and diluted loss per common share		$(1,06)				$(0.07)

Weighted average common shares outstanding-basic and diluted		186,177		8,652,296	(e)	8,838,473

PRO FORMA UNAUDITED CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      a) Estimated legal, accounting and other costs of the Merger.

      b) Reflects issuance of common stock to Chiral Quest membership holders in exchange for their membership units pursuant to the Merger Agreement. The adjustment to additional paid-in capital is as follows:

Surg II, Inc. accumulated deficit	$5,084,658
Par value of common stock issued Chiral Quest members	86,523
Less: Chiral Quest equity units	(1,213,000)
Less: Chiral Quest additional Members’ equity	(135,050)

Total	$3,823,131

      c) To reflect the reverse Merger as if it had occurred on January 1, 2002. Since Surg II, Inc. will be a non-operating entity at the date of the proposed Merger, none of the revenues or expenses of Surg II, Inc. would have resulted had the proposed Merger occurred on January 1, 2002. Accordingly, the adjustment reflects the removal of these revenue and expense items.

      d) To reflect the reverse Merger as if it had occurred on January 1, 2001. Since Surg II, Inc. will be a non-operating entity at the date of the proposed Merger, none of the revenues or expenses of Surg II, Inc. would have resulted had the proposed Merger occurred on January 1, 2001. Accordingly, the adjustment reflects the removal of these revenue and expense items.

      e) Reflects issuance of common stock to Chiral Quest membership holders in exchange for their membership units pursuant to the Merger Agreement. The Merger Agreement requires Surg to issue each membership unit holder of Chiral Quest an estimated 0.7524 shares of Surg common stock in exchange for each membership unit of Chiral Quest. The calculation of the shares issued is as follows:

Chiral Quest membership units outstanding pre-merger	11,500,000
Exchange rate	0.7524

Total shares of Surg II, Inc. common stock to be issued	8,652,296

SHAREHOLDER PROPOSALS

      Surg anticipates that it will hold its 2003 annual meeting in June 2003. In order to be included in the proxy statement and form of proxy relating to the 2003 annual meeting, proposals that shareholders wish to present at the meeting must be received by Surg in writing prior to March 1, 2003 at 800 Nicollet Mall, Suite 2690, Minneapolis, Minnesota 55402. Additionally, if Surg receives notice of a shareholder proposal after April 30, 2003, then the persons named in proxies solicited by the Board of Directors of Surg for the 2003 annual meeting may exercise discretionary voting power with respect to such proposal.

      A form of Proxy is enclosed for your use. Please date, sign and return the Proxy at your earliest convenience. Prompt return of your Proxy will be appreciated.

EXHIBIT A

MERGER AGREEMENT

      THIS MERGER AGREEMENT (the “Agreement”) is dated as of November 12, 2002, by and among SURG II, INC., a Minnesota corporation (“Surg”), CQ ACQUISITION, INC., a Minnesota corporation and wholly-owned subsidiary of Surg (“Merger Sub”), and CHIRAL QUEST, LLC, a Pennsylvania limited liability company (“Chiral Quest”).

WITNESSETH

      WHEREAS, the Boards of Directors of Surg, Merger Sub and Chiral Quest have determined that it is in the best interests of such companies and their respective shareholders or members to consummate the merger of Chiral Quest with and into Merger Sub with Merger Sub as the surviving corporation (the “Merger”) in accordance with this Agreement and a Plan of Merger in the form set forth in EXHIBIT A attached hereto (the “Plan of Merger”);

      WHEREAS, Surg, as the sole shareholder of Merger Sub, has approved this Agreement, the Plan of Merger and the transactions contemplated by this Agreement pursuant to action taken by written consent in accordance with the requirements of the MBCA;

      WHEREAS, pursuant to the Plan of Merger, among other things, the outstanding membership interests of Chiral Quest shall be converted into the right to receive upon the Effective Time (as hereinafter defined), the Merger Consideration (as hereinafter defined); and

      WHEREAS, the parties to this Agreement intend to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and intend that the Merger and the transactions contemplated by this Agreement be undertaken pursuant to that plan.

      NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

      As used herein, the following terms shall have the following meanings (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

      “Affiliate” has the meaning as defined in Rule 12b-2 under the Exchange Act, as such regulation is in effect on the date hereof.

      “Board of Directors” means, with respect to Surg and Merger Sub, the duly constituted board of directors of Surg and Merger Sub, respectively, with all the rights, powers and obligations provided by the articles of incorporation and bylaws of Surg and Merger Sub and the MBCA, and with respect to Chiral Quest, the duly constituted management committee/ board of directors of Chiral Quest, with all the right, powers and obligations provided by the certificate of organization and Operating Agreement of Chiral Quest and the LLCL.

      “Chiral Quest Membership Units” means the units of membership interest of Chiral Quest described in the Operating Agreement.

      “Code” has the meaning ascribed thereto in the preambles to this Agreement.

      “Effective Date” has the meaning as set forth in SECTION 2.1(C) hereof.

      “Effective Time” has the meaning ascribed thereto in SECTION 2.1(C) hereof.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

      “Exchange Ratio” means the number equal to the quotient of (i) the product of two (2) times the number of shares of Surg Common Stock outstanding immediately prior to the Effective Time, divided by (ii) the number of Chiral Quest Membership Units outstanding immediately prior to the Effective Time on a fully-diluted basis, but excluding up to 1,150,000 units issuable upon the exercise of options granted to Alan D. Roth, as described on SCHEDULE 3.3 hereof.

      “Environmental Laws” means all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to pollution, contamination or protection of the environment (including, without limitation, all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to Hazardous Materials in effect as of the date of this Agreement).

      “GAAP” means United States generally accepted accounting principles, as in effect from time to time.

      “Hazardous Materials” means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any federal, state or local law, statute, code, ordinance, regulation, rule or other requirement relating to such substance or otherwise relating to the environment or human health or safety, including without limitation any waste, material, substance, pollutant or contaminant that might cause any injury to human health or safety or to the environment or might subject any Person to any imposition of costs or liability under any Environmental Law.

      “Knowledge” means, with respect to an individual, that such individual is actually aware of a particular fact or other matter, with no obligation to conduct any inquiry or other investigation to determine the accuracy of such fact or other matter. A Person other than an individual shall be deemed to have Knowledge of a particular fact or other matter if any officer, manager, member of the Board of Directors or other management personnel or key employee of such Person had Knowledge of such fact or other matter.

      “LLCL” means the Pennsylvania Limited Liability Company Law of 1994, as codified at Title 15, Chapter 89 of the Pennsylvania Code.

      “Material Adverse Effect” means, with respect to an entity, any condition, event, change or occurrence, individually or collectively, that has had or may reasonably be expected to have a material adverse effect on the business, operations, results of operations or financial condition of such entity on a consolidated basis.

      “MBCA” means the Minnesota Business Corporations Act, as codified at Chapter 302A of the Minnesota Statutes.

      “Members” means the holders of outstanding Chiral Quest Membership Units.

      “Merger” has the meaning ascribed thereto in the preambles of this Agreement.

      “Merger Consideration” means the shares of Surg Common Stock issuable in connection with the Merger upon conversion and exchange of the Chiral Quest Membership Interests, in accordance with SECTION 2.2.

      “Minnesota Articles of Merger” means the articles of merger in substantially the form attached hereto as EXHIBIT B.

      “Operating Agreement” means all agreements to which all Members are a party that govern the management and operation of Chiral Quest and the rights and obligations of the Members, including that certain Operating Agreement dated October 4, 2000.

      “Pennsylvania Certificate of Merger” means the certificate of merger in substantially the form attached hereto as EXHIBIT C.

      “Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, governmental authority or other entity.

      “Proxy Statement” has the meaning ascribed thereto in SECTION 6.4.

      “Release” means the spilling, leaking, disposing, discharging, emitting, depositing, ejecting, leaching, escaping or any other release or threatened release, however defined, whether intentional or unintentional, of any Hazardous Material.

      “Required Surg Proposal” has the meaning ascribed thereto in SECTION 6.4(A).

      “Requisite Chiral Quest Member Vote” means the approval of this Agreement and the adoption of the Plan of Merger in accordance with the LLCL and the Operating Agreement.

      “Requisite Surg Shareholder Vote” means the approval of the Surg Proposals in accordance with the MBCA and the Articles of Incorporation (as amended) of Surg.

      “SEC” means the United States Securities and Exchange Commission.

      “Securities Act” shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

      “Subsidiary” means, with respect to any entity, each corporation, partnership, limited liability company or other organization in which such entity owns directly or indirectly fifty percent (50%) or more of the voting securities of such corporation, partnership, limited liability company or other organization and shall, unless otherwise indicated, be deemed to refer to both direct and indirect subsidiaries of such entity.

      “Surg Common Stock” means the common stock, $.01 par value per share, of Surg.

      “Surg 8-K Reports” has the meaning ascribed thereto in SECTION 4.4.

      “Surg Proposals” has the meaning ascribed thereto in SECTION 6.4(A).

      “Surg 10-K Reports” has the meaning ascribed thereto in SECTION 4.4.

      “Surg 10-Q Reports” has the meaning ascribed thereto in SECTION 4.4.

      “Surviving Company” has the meaning ascribed thereto in ARTICLE II.

      “Tax or Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, environmental taxes, customs duties, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, workers’ compensation, employment-related insurance, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other governmental tax, fee, assessment or charge of any kind whatsoever including any interest, penalties or additions to any Tax or additional amounts in respect of the foregoing.

ARTICLE II

MERGER

      Subject to the satisfaction or waiver of the conditions set forth in ARTICLE VII, at the Effective Time (i) Chiral Quest will merge with and into Merger Sub, in accordance with the Plan of Merger and (ii) Surg will change its name to “Chiral Quest, Inc.” The term “Surviving Company” as used herein shall mean Merger Sub, after giving effect to the Merger. The Merger will be effected pursuant to the Minnesota Articles of Merger in accordance with the provisions of, and with the effect provided in, Sections 302A.601 through 302A.651 of the MBCA and pursuant to the Pennsylvania Certificate of Merger in accordance with the provisions of, and with the effect provided in, Subchapter G (Sections 8956-8959) of the LLCL.

2.1	Effect of Merger.

      (a) From and after the Effective Time and until further amended in accordance with law, (i) the Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Company, and (ii) the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Company.

      (b) Surg, Merger Sub and Chiral Quest, respectively, shall each use its best efforts to take all such action as may be necessary or appropriate to effectuate the Merger in accordance with the MBCA and the LLCL at the Effective Time. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either Merger Sub or Chiral Quest, the officers of the Surviving Company are fully authorized in the name of Merger Sub and Chiral Quest or otherwise to take, and shall take, all such lawful and necessary action.

      (c) Subject to the provisions of ARTICLES VII AND VIII hereof, the closing (the “Closing”) of the transactions contemplated hereby shall take place at such location, on such date (the “Closing Date”) and at such time as Surg and Chiral Quest mutually agree at the earliest practicable time after the satisfaction or waiver of the conditions in ARTICLE VII, but in no event later than February 28, 2003 or ten (10) business days after all such conditions have been satisfied or waived, or on such other date as may be mutually agreed by the parties hereto. On the Closing Date, to effect the Merger, the parties hereto will cause the Pennsylvania Certificate of Merger and the Minnesota Articles of Merger to be executed by the proper parties. Promptly following the Closing, but not less than two (2) business days thereafter, the Pennsylvania Certificate of Merger will be filed with the Pennsylvania Secretary of State in accordance with the LLCL and the Minnesota Articles of Merger will be filed with the Minnesota Secretary of State. The Merger shall be effective when both the Pennsylvania Certificate of Merger has been filed with the Pennsylvania Secretary of State and the Minnesota Articles of Merger have been filed with the Minnesota Secretary of State or such other date as may be specified in the Pennsylvania Certificate of Merger and the Minnesota Articles of Merger (the “Effective Time”). As used herein, the term “Effective Date” shall mean the date on which the Effective Time occurs.

2.2	Effect on Chiral Quest Membership Units.

      (a) To effectuate the Merger, and subject to the terms and conditions of this Agreement, at the Effective Time, each Chiral Quest Membership Unit issued and outstanding immediately prior to the Effective Time shall automatically be converted into and exchangeable for the number of shares of Surg Common Stock equal to the Exchange Ratio, and Surg shall issue to the holders of Chiral Quest Membership Units shares of Surg Common Stock, rounded to the nearest whole share, based on the Exchange Ratio, in exchange for certificates properly assigned for transfer representing such outstanding Chiral Quest Membership Units.

      (b) All options and warrants to purchase Chiral Quest Membership Units outstanding immediately prior to the Effective Time shall convert into the right to purchase the same number of shares of Surg Common Stock based on the Exchange Ratio as the holder thereof would have been entitled to receive if such option or warrant had been exercised immediately prior to the Effective Time, except that any fractional shares of Surg Common Stock subject to any such converted option or warrant must be rounded to the nearest whole share; and the exercise price per share of Surg Common Stock under each such converted option or warrant will be equal to the quotient obtained by dividing the exercise price per Chiral Quest Membership Unit under each outstanding Chiral Quest option or warrant by the Exchange Ratio, except that the exercise price under each converted option or warrant must be made rounded to the nearest cent.

2.3	Rights of Chiral Quest Members.

      (a) On and after the Effective Date and until surrendered for exchange, each outstanding certificate that immediately prior to the Effective Date represented Chiral Quest Membership Units shall be deemed for all purposes, to evidence ownership of and to represent the number of whole shares of Surg Common Stock into which such Chiral Quest Membership Units shall have been converted pursuant to SECTION 2.2 above. The record holder of each such outstanding certificate representing Chiral Quest Membership Units, shall, after the Effective Date, be entitled to vote the shares of Surg Common Stock into which such Chiral Quest Membership Units shall have been converted on any matters on which the holders of record of Surg Common Stock, as of any date subsequent to the Effective Date, shall be entitled to vote. In any matters relating to such certificates of Chiral Quest Membership Units, Surg may rely conclusively upon the records members maintained by Chiral Quest containing the names and addresses of the Members.

      (b) On and after the Effective Date, Surg shall reserve a sufficient number of authorized but unissued shares of Surg Common Stock for issuance of the Merger Consideration.

2.4	Procedure for Exchange of Chiral Quest Membership Units.

      (a) After the Effective Date, holders of certificates theretofore evidencing outstanding Chiral Quest Membership Units, upon surrender of such certificates to the registrar and transfer agent for Surg Common Stock, shall be entitled to receive certificates representing the number of whole shares of Surg Common Stock into which Chiral Quest Membership Units theretofore represented by the certificates so surrendered shall have been converted as provided in SECTION 2.2(A) hereof. Surg shall not be obligated to deliver the Merger Consideration to which any former holder of Chiral Quest Membership Units is entitled until such holder surrenders the certificate or certificates representing such units. Upon surrender, each certificate evidencing Chiral Quest Membership Units shall be canceled. If there is a transfer of Chiral Quest Membership Unit ownership that is not registered in the transfer records of Chiral Quest, a certificate representing the proper number of shares of Surg Common Stock may be issued to a Person other than the Person in whose name the certificate so surrendered is registered if: (1) upon presentation to the Secretary of Surg, such certificate shall be properly endorsed or otherwise be in proper form for transfer, and (2) the Person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Surg Common Stock to a Person other than the registered holder of such certificate or establish to the reasonable satisfaction of Surg that such tax has been paid or is not applicable.

      (b) No fractional shares of Surg Common Stock shall be issued in exchange for Chiral Quest Membership Units.

      (c) All shares of Surg Common Stock issued in exchange for Chiral Quest Membership Units in accordance with the above terms and conditions shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Chiral Quest Membership Units.

      (d) Any shares of Surg Common Stock issued in the Merger will not be transferable except (1) pursuant to an effective registration statement under the Securities Act or (2) upon receipt by Surg of a written opinion of counsel reasonably satisfactory to Surg that is knowledgeable in securities laws matters to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act and relevant state securities laws. Restrictive legends must be placed on all certificates representing shares of Surg Common Stock issued in the Merger, substantially as follows:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS.”

      (e) In the event any certificate for Chiral Quest Membership Units shall have been lost, stolen or destroyed, Surg shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Surg Common Stock as may be required pursuant to this Agreement; provided, however, that Surg, in its discretion and as a condition precedent to the issuance and payment thereof, may require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against Surg or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

      2.5     Directors of the Surviving Company. From and after the Effective Time, the directors of the Surviving Company shall be the persons identified on SCHEDULE 2.5, who shall hold office for the term specified in, and subject to the provisions contained in, the Articles of Incorporation and Bylaws of the Surviving Company and applicable law.

      2.6     Directors and Officers of Surg. At and after the Effective Time, the board of directors of Surg will consist of the individuals set forth on SCHEDULE 2.6, who shall hold office for the term specified in, and subject to the provisions contained in, the Articles of Incorporation and Bylaws of Surg and applicable law.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF CHIRAL QUEST

      Chiral Quest hereby represents and warrants as follows:

      3.1     Organization and Qualification. Chiral Quest is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Pennsylvania, and has the requisite corporate power to carry on its business as now conducted. The copies of the Certificate of Organization and Operating Agreement of Chiral Quest (each as amended to date), which have been made available to Surg prior to the date of this Agreement, are correct and complete copies of such documents as in effect as of the date hereof.

      3.2     Authority Relative to this Agreement; Non-Contravention. Except for and subject to the Requisite Chiral Quest Member Vote (as hereafter defined), Chiral Quest has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by Chiral Quest and the consummation by Chiral Quest of the transactions contemplated hereby have been duly authorized by the Board of Directors of Chiral Quest and, except for approval of this Agreement and the Merger by the Requisite Chiral Quest Member Vote, no other corporate proceedings on the part of Chiral Quest are necessary to authorize the execution and delivery of this Agreement, the Plan of Merger, the Minnesota Articles of Merger, the Pennsylvania Certificate of Merger and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Chiral Quest and, assuming it is a valid and binding obligation of Surg, constitutes a valid and binding obligation of Chiral Quest enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally. The Plan of Merger, the Minnesota Articles of Merger, the Pennsylvania Certificate of Merger, when executed and delivered by Chiral Quest, will constitute the valid and binding obligation of Chiral Quest, enforceable in accordance with its terms. Except as set forth in SCHEDULE 3.2, Chiral Quest is not subject to, or obligated under, any provision of (a) its Certificate of Organization or Operating Agreement, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement, the Minnesota Articles of Merger, the Pennsylvania Certificate of Merger, or the consummation of the transactions contemplated hereby or thereby, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on Chiral Quest. Except for (a) the filing of the Minnesota Articles of Merger and the Pennsylvania Certificate of Merger with the Secretaries of State of Minnesota and Pennsylvania, respectively, and (b) such filings, authorizations or approvals as may be set forth in SCHEDULE 3.2, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Chiral Quest for the consummation by Chiral Quest of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same will not, in the aggregate, have a Material Adverse Effect on Chiral Quest or adversely affect the consummation of the transactions contemplated hereby.

      3.3     Capitalization. The authorized, issued and outstanding units of membership interests of Chiral Quest as of the date hereof is correctly set forth on SCHEDULE 3.3. The issued and outstanding units of membership interest of Chiral Quest are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights. Other than as described on SCHEDULE 3.3, Chiral Quest has no other equity securities or securities containing any equity or governance features or rights authorized, issued or outstanding. Except as set forth in SCHEDULE 3.3 hereto, there are no agreements or other rights or arrangements existing which provide for the sale or issuance of a Chiral Quest Membership Interest and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from Chiral Quest any membership interest or other securities of Chiral Quest of any kind. Except as set forth on SCHEDULE 3.3, there are no agreements or other obligations (contingent or otherwise) which may require Chiral Quest to repurchase or otherwise acquire any of its membership interests.

      3.4     Financial Statements. Prior to the execution of this Agreement, Chiral Quest has delivered or made available to Surg complete and accurate copies of Chiral Quest’s (a) audited balance sheet as of the years ended December 31, 2000 and 2001, and the related statements of income, cash flows and stockholder equity for the year ended December 31, 2001, and (b) an unaudited balance sheet, statement of income, cash flows and stockholder equity at and for the nine (9) months ended September 30, 2002 (collectively, the “Chiral Quest Financial Statements”). The Chiral Quest Financial Statements are based upon the information contained in the books and records of Chiral Quest and fairly present the financial condition of Chiral Quest as of the dates thereof and results of operations for the periods referred to therein. The Financial Statements have been prepared in accordance with GAAP.

      3.5     Litigation. Except as set forth on SCHEDULE 3.5, there are no material actions, suits, proceedings, orders or investigations pending or, to the Knowledge of Chiral Quest, threatened against Chiral Quest, at law or in equity, or before or by any federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

      3.6     No Brokers or Finders. Except as described in SECTION 6.15 or as disclosed on SCHEDULE 3.6, there are no claims for brokerage commissions, finders’ fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement, understanding, commitment or agreement made by or on behalf of Chiral Quest.

      3.7     Absence of Undisclosed Liabilities. Except as reflected in the unaudited balance sheet of Chiral Quest dated September 30, 2002 (the “Chiral Quest Latest Balance Sheet Date”), Chiral Quest has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except (i) liabilities which have arisen after the Chiral Quest Latest Balance Sheet Date in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit), or (ii) arising out of the transactions contemplated hereby or as otherwise set forth in SCHEDULE 3.7 attached hereto.

      3.8     No Material Adverse Change. Since the Chiral Quest Latest Balance Sheet Date, there has been no material adverse change in the assets, financial condition, operating results, customer, employee or supplier relations, or business condition of Chiral Quest.

      3.9     Leased Premises. Chiral Quest owns no real property. The real property demised to Chiral Quest by the leases (the “Chiral Quest Leases”) described in SCHEDULE 3.9 hereto constitutes all of the real property used or occupied by Chiral Quest (the “Chiral Quest Real Property”). The Chiral Quest Leases are in full force and effect, and Chiral Quest holds a valid and existing leasehold interest under each of the Leases for the term set forth in SCHEDULE 3.9 hereto. Chiral Quest is not in default, and no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in such default under any of the Leases; nor, to the best Knowledge of Chiral Quest, is any other party to any of the Chiral Quest Leases in default.

      3.10     Tax Matters.

      (a) To Chiral Quest’s Knowledge, Chiral Quest has: (i) timely filed (or has had timely filed on its behalf) all returns, declarations, reports, estimates, information returns, and statements (“Chiral Quest Returns”) required to be filed or sent by it in respect of any Taxes or required to be filed or sent by it by any taxing authority having jurisdiction; (ii) timely and properly paid (or has had paid on its behalf) all Taxes shown to be due and payable on such Chiral Quest Returns; (iii) established on the Chiral Quest Latest Balance Sheet, in accordance with GAAP, reserves that are adequate for the payment of any Taxes not yet due and payable; (iv) complied with all applicable laws, rules, and regulations relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code, or similar provisions under any foreign laws), and timely and properly withheld from individual employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

      (b) To Chiral Quest’s Knowledge, there are no liens for Taxes upon any assets of Chiral Quest, except liens for Taxes not yet due.

      (c) Except as set forth on SCHEDULE 3.10, Chiral Quest has not requested any extension of time within which to file any Chiral Quest Return, which return has not since been filed.

      3.11     Contracts and Commitments.

      (a) SCHEDULE 3.11 hereto lists the following agreements, whether oral or written, to which Chiral Quest is a party, which are currently in effect, and which relate to the operation of Chiral Quest’s business: (i) collective bargaining agreement or contract with any labor union; (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan; (iii) hospitalization insurance or other welfare benefit plan or practice, whether formal or informal; (iv) stock purchase or stock option plan; (v) contract for the employment of any officer, individual employee or other Person on a full-time or consulting basis or relating to severance pay for any such Person; (vi) confidentiality agreement; (vii) contract, agreement or understanding relating to the voting of Chiral Quest Membership Units or the election of managers of Chiral Quest; (viii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets of Chiral Quest; (ix) guaranty of any obligation for borrowed money or otherwise; (x) lease or agreement under which Chiral Quest is lessee of, or holds or operates any property, real or personal, owned by any other party, for which the annual rental exceeds $10,000; (xi) lease or agreement under which Chiral Quest is lessor of, or permits any third party to hold or operate, any property, real or personal, for which the annual rental exceeds $10,000; (xii) contract which prohibits Chiral Quest from freely engaging in business anywhere in the world; (xiii) license agreement or agreement providing for the payment or receipt of royalties or other compensation by Chiral Quest in connection with the intellectual property rights listed in SCHEDULE 3.12 hereto; (xiv) contract or commitment for capital expenditures in excess of $10,000; (xv) agreement for the sale of any capital asset; (xvi) contract with any Chiral Quest Affiliate thereof which in any way relates to Chiral Quest (other than for employment on customary terms); or (xvii) other agreement which is either material to Chiral Quest’s business or was not entered into in the ordinary course of business.

      (b) To Chiral Quest’s Knowledge, Chiral Quest has performed all material obligations required to be performed by it in connection with the contracts or commitments required to be disclosed in SCHEDULE 3.11 hereto and are not in receipt of any claim of default under any contract or commitment required to be disclosed under such caption; Chiral Quest has no present expectation or intention of not fully performing any material obligation pursuant to any contract or commitment required to be disclosed under such caption; and Chiral Quest has no Knowledge of any material breach or anticipated breach by any other party to any contract or commitment required to be disclosed under such caption.

      3.12     Intellectual Property Rights. SCHEDULE 3.12 hereto describes all rights in patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, mask works, trade secrets, know-how or other intellectual property rights owned by, licensed to or otherwise controlled by Chiral Quest or used in, developed for use in or necessary to the conduct of Chiral Quest’s business as now conducted or planned to be conducted. SCHEDULE 3.12 describes all intellectual property rights which have been licensed to third parties and those intellectual property rights which are licensed from third parties. Except as set forth on SCHEDULE 3.12: (i) Chiral Quest has not received notice of any infringement or misappropriation by, or conflict from, any third party with respect to the intellectual property rights which are listed; (ii) no claim by any third party contesting the validity of any intellectual property rights listed in SCHEDULE 3.12 hereto has been made, is currently outstanding or, to the best Knowledge of Chiral Quest, is threatened; (iii) Chiral Quest has not received any notice of any infringement, misappropriation or violation by Chiral Quest of any intellectual property rights of any third parties and Chiral Quest has not infringed, misappropriated or otherwise violated any such intellectual property rights.

      3.13     Employees.

      (a) To the Knowledge of Chiral Quest, no executive or key employee or consultant of Chiral Quest has any plans to terminate his or her employment or engagement with Chiral Quest; (b) to the Knowledge of Chiral Quest, Chiral Quest has complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes; (c) Chiral Quest has no material labor relations problem pending and its labor relations are satisfactory; (d) there are no workers’ compensation claims pending against Chiral Quest nor is Chiral Quest aware of any facts that would give rise to such a claim; (e) to the Knowledge of Chiral Quest, no key employee or consultant of Chiral Quest is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee or consultant to carry out fully all activities of such employee or consultant in furtherance of the business of Chiral Quest; and (f) to the Knowledge of Chiral Quest, no consultant, employee or former consultant or employee of Chiral Quest has any claim with respect to any intellectual property rights of Chiral Quest set forth in SCHEDULE 3.12 hereto.

      3.14     Employee Benefit Plans.

      (a) Except as set forth in SCHEDULE 3.14 hereto, with respect to all employees and former employees of Chiral Quest and all dependents and beneficiaries of such employees and former employees, (i) Chiral Quest does not maintain or contribute to any nonqualified deferred compensation or retirement plans, contracts or arrangements; (ii) Chiral Quest does not maintain or contribute to any qualified defined contribution plans (as defined in Section 3(34) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 414(i) of the Code; (iii) Chiral Quest does not maintain or contribute to any qualified defined benefit plans (as defined in Section 3(35) of ERISA or Section 414(j) of the Code); and (iv) Chiral Quest does not maintain or contribute to any employee welfare benefit plans (as defined in Section 3(1) of ERISA).

      (b) To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all employee benefit plans (as defined in Section 3(3) of ERISA) (collectively, the “Plans”) which Chiral Quest does maintain or to which it does contribute comply in all material respects with the requirements of ERISA and the Code. With respect to such Plans, (i) all required contributions which are due have been made and a proper accrual has been made for all contributions due in the current fiscal year; (ii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits; and (iii) there have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code).

      (c) Chiral Quest does not contribute (and has not ever contributed) to any multi-employer plan, as defined in Section 3(37) of ERISA. Chiral Quest has no actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. Chiral Quest has no actual or potential liability for death or medical benefits after separation from employment, other than (i) death benefits under the employee benefit plans or programs (whether or not subject to ERISA) set forth in SCHEDULE 3.14 hereto and (ii) health care continuation benefits described in Section 4980B of the Code.

      (d) Neither Chiral Quest nor any of its directors, officers, employees or other “fiduciaries”, as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by

ERISA or any other applicable law with respect to the Plans which would subject Chiral Quest, Surg, the Surviving Company, or any of their respective directors, officers or employees to any liability under ERISA or any applicable law.

      (e) Chiral Quest has not incurred any liability for any tax or civil penalty or any disqualification of any employee benefit plan (as defined in Section 3(3) of ERISA) imposed by Sections 4980B and 4975 of the Code and Part 6 of Title I and Section 502(i) of ERISA.

      3.15     Insurance. SCHEDULE 3.15 hereto, lists and briefly describes each insurance policy maintained by Chiral Quest with respect to Chiral Quest’s properties, assets and operations and sets forth the date of expiration of each such insurance policy. All of such insurance policies are in full force and effect and are issued by insurers of recognized responsibility. To the Knowledge of Chiral Quest, Chiral Quest is not in default with respect to their respective obligations under any of such insurance policies.

      3.16     Affiliate Transactions. Except as set forth in SCHEDULE 3.16 hereto, and other than pursuant to this Agreement, no officer, director or employee of Chiral Quest, or any Person who beneficially owns 5 percent or more of the outstanding Chiral Quest Membership Units, or any member of the immediate family of any such officer, director, employee or 5-percent owner, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than five percent of the stock of which is beneficially owned by any of such persons) (collectively “Chiral Quest Insiders”), has any agreement with Chiral Quest (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Chiral Quest (other than ownership of capital stock of Chiral Quest). None of the Chiral Quest Insiders has any direct or indirect interest in any competitor, supplier or customer of Chiral Quest or in any Person, firm or entity from whom or to whom Chiral Quest leases any property, or in any other Person, firm or entity with whom Chiral Quest transacts business of any nature. For purposes of this SECTION 3.16, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children and siblings of such officer, director or employee.

      3.17     Compliance with Laws; Permits.

      (a) To the Knowledge of Chiral Quest, Chiral Quest, and its officers, directors, agents and employees have complied in all material respects with all applicable laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers’ compensation, unemployment and building and zoning codes, which materially affect the business of Chiral Quest and to which Chiral Quest may be subject, and no claims have been filed against Chiral Quest alleging a violation of any such laws, regulations or other requirements. Chiral Quest is not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to Surg after it acquires Chiral Quest’s properties, assets and business.

      (b) Chiral Quest has, in full force and effect, all licenses, permits and certificates, from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety) necessary to conduct its business and operate its properties (other than Environmental Permits, as such term is defined in SECTION 3.18 hereof) (collectively, the “Chiral Quest Permits”). To the Knowledge of Chiral Quest, Chiral Quest has conducted its business in compliance with all material terms and conditions of the Permits.

      (c) In particular, but without limiting the generality of the foregoing, Chiral Quest has not violated and has no liability, and has not received a notice or charge asserting any violation of or liability under, the federal Occupational Safety and Health Act of 1970 or any other federal or state acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety.

      3.18     Environmental Matters.

      (a) To the Knowledge of Chiral Quest, Chiral Quest and the Chiral Quest Real Property are in material compliance with all applicable Environmental Laws.

      (b) Chiral Quest has obtained, and maintained in full force and effect, all environmental permits, licenses, certificates of compliance, approvals and other authorizations necessary to conduct its business (collectively, the “Environmental Permits”). Chiral Quest has conducted its business in compliance with all terms and conditions of the Environmental Permits. To its Knowledge, Chiral Quest has filed all reports and notifications required to be filed under and pursuant to all applicable Environmental Laws.

      (c) Except as set forth in SCHEDULE 3.18 hereto, Chiral Quest has not received notice alleging in any manner that Chiral Quest is, or might be potentially responsible for any Release of Hazardous Materials, or any costs arising under or violation of Environmental Laws.

      (d) No expenditure will be required in order for Surg or the Surviving Company to comply with any Environmental Laws in effect at the time of the Closing in connection with the operation or continued operation of the business in order to operate or continue operation of the business of Chiral Quest or the Real Property in a manner consistent with the current operation thereof by Chiral Quest.

      (e) Chiral Quest is not and has not been listed on the United States Environmental Protection Agency National Priorities List of Hazardous Waste Sites, or any other list, schedule, law, inventory or record of hazardous or solid waste sites maintained by any federal, state or local agency.

      (f) No lien has been attached or filed against Chiral Quest or the Chiral Quest Real Property in favor of any governmental or private entity for (i) any liability or imposition of costs under or violation of any applicable Environmental Law; or (ii) any Release of Hazardous Materials.

      3.19     Absence of Certain Developments. Except as set forth on SCHEDULE 3.19, since the date of the Chiral Quest Latest Balance Sheet, Chiral Quest has not:

(a) borrowed any amount or incurred or become subject to any liability in excess of $10,000, except (i) current liabilities incurred in the ordinary course of business, (ii) liabilities under contracts entered into in the ordinary course of business, and (iii) ongoing patent maintenance and prosecution fees and expenses;

(b) mortgaged, pledged, or subjected to any lien, charge or any other encumbrance, any of its assets with a fair market value in excess of $10,000, except (i) liens for current property taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, (iii) liens in respect of pledges or deposits under workers’ compensation laws, (iv) liens set forth in SCHEDULE 3.19 attached hereto, or (v) liens voluntarily created in the ordinary course of business, all of which liens aggregate less than $10,000;

(c) declared or paid any dividends or other distributions with respect to any Chiral Quest Membership Interest or redeemed or purchased, directly or indirectly, any Chiral Quest Membership Interest or any options relating thereto;

(d) issued, sold or transferred any of its membership interests, securities convertible into or exchangeable for its equity securities or warrants, options or other rights to acquire its equity securities, or any bonds or debt securities, except as otherwise described in SCHEDULE 3.19 hereto; or

(e) made any change in accounting principles or practices from those utilized in the preparation of the Chiral Quest Financial Statements.

      3.20     Disclosure. The representations and warranties of Chiral Quest contained in this Agreement are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to Chiral Quest which has not been disclosed to Surg pursuant to this Agreement, the Schedules hereto, all taken together as a whole, which has had or could reasonably be expected to have a Material Adverse Effect on Chiral Quest or materially adversely affect the ability of Chiral Quest to consummate in a timely manner the transactions contemplated hereby.

      3.21     Reorganization. Neither Chiral Quest nor, to Chiral Quest’s Knowledge, any of its Affiliates, has through the date of this Agreement taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

      3.22     Vote Required. The affirmative vote of a majority of the outstanding Chiral Quest Membership Units entitled to vote is the only vote of the holders of any class or series of membership interest in Chiral Quest necessary to approve the Merger.

      3.23     Members. SCHEDULE 3.23 sets forth the names, addresses and tax payer identification numbers of each Member, together with the number of Chiral Quest Membership Units held by each Member. Except as set forth on SCHEDULE 3.23, each Member has identical financial and governance rights under the Operating Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SURG

      Surg and Merger Sub hereby represent and warrant to Chiral Quest as follows:

      4.1     Organization and Qualification. Surg and Merger Sub are each corporations duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the requisite corporate power to carry on its business as now conducted. The copies of the Articles of Incorporation and Bylaws of Surg and Merger Sub (each as amended to date), which have been made available to Chiral Quest on or prior to the date of this Agreement, are correct and complete copies of such documents as in effect as of the date of this Agreement.

      4.2     Authority Relative to this Agreement; Non-Contravention. Except for and subject to the Requisite Surg Shareholder Vote, Surg and Merger Sub have the requisite corporate power and authority to enter into this Agreement and to carry out their respective obligations hereunder. The execution and delivery of this Agreement by Surg and Merger Sub, and the consummation by Surg and Merger Sub of the transactions contemplated hereby have been duly authorized by the Boards of Directors of each of Surg and Merger Sub. Except for approval of the Surg Proposals, no other corporate proceedings on the part of Surg are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Surg and Merger Sub and, assuming it is a valid and binding obligation of Chiral Quest, constitutes a valid and binding obligation of Surg and Merger Sub enforceable in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally. The Minnesota Articles of Merger and the Pennsylvania Certificate of Merger, when executed and delivered by Merger Sub, will constitute the valid and binding obligation of Merger Sub enforceable in accordance with their terms. Except as set forth in SCHEDULE 4.2, neither Surg nor Merger Sub is subject to, or obligated under, any provision of (a) its respective Articles or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit, nor (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement and the Minnesota Articles of Merger, the Pennsylvania Certificate of Merger, or the consummation of the transactions contemplated hereby or thereby, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Surg. Except for (a) approvals of the SEC in connection with the Proxy Statement, (b) the filing of the Articles of Merger with the Minnesota Secretary of State and the Pennsylvania Certificate of Merger with the Pennsylvania Secretary of State, and (c) such filings, authoriza-

tions or approvals as may be set forth in SCHEDULE 4.2, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Surg for the consummation by Surg of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same will not, in the aggregate, have a Material Adverse Effect on Surg.

      4.3     Capitalization.

      (a) The authorized, issued and outstanding shares of capital stock of Surg as of the date hereof is correctly set forth on SCHEDULE 4.3(A). The issued and outstanding shares of capital stock of each of Surg are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights. Except as disclosed on SCHEDULE 4.3(A), there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating Surg to issue, sell, purchase or redeem any shares of its capital stock or securities or obligations of any kind convertible into or exchangeable for any shares of its capital stock. SCHEDULE 4.3(A) contains true and correct copies of all such agreements, arrangements (including all stock plans, but excluding individual stock option agreements and warrants) or commitments. All of the outstanding shares of Surg Common Stock are approved for listing and trading on the Over-the-Counter Bulletin Board.

      (b) The authorized capital of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share, all of which are issued and outstanding and held of record by Surg. The issued and outstanding shares of capital stock of Merger Sub are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights. There are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating Merger Sub to issue, sell, purchase or redeem any shares of its capital stock or securities or obligations of any kind convertible into or exchangeable for any shares of its capital stock.

      4.4     Exchange Act Reports. Prior to the date hereof, Surg has delivered or made available to Chiral Quest complete and accurate copies of (a) Surg’s Annual Reports on Form 10-KSB (as amended) for the years ended December 31, 1999, 2000 and 2001 (the “Surg 10-K Reports”) as filed with the SEC, (b) all Surg proxy statements and annual reports to shareholders used in connection with meetings of Surg shareholders held since January 1, 2000 other than the Proxy Statement described in Section 6.4 below (the “Surg Proxy Statements”); (c) Surg’s Quarterly Report on Form 10-Q (as amended) for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 (the “Surg 10-QSB Reports”) as filed with the SEC; and (d) all current reports on Form 8-K filed with the SEC after December 31, 2001 (the “Surg 8-K Reports”). To the Knowledge of Surg, as of their respective dates or as subsequently amended prior to the date hereof, such documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the applicable rules and regulations of the SEC. To the Knowledge of Surg and except for its Form 10-Q for the quarter ended March 31, 2002, since January 1, 2000, Surg has filed in a timely manner all reports that it was required to file with the SEC pursuant to Section 13(a), 14(a), 14(c) and 15(d) of the Exchange Act. To the Knowledge of Surg, the financial statements (including footnotes thereto) contained in the Surg 10-K Reports, the Surg 10-Q Reports and the Surg Proxy Statements were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise noted therein), are based upon the information contained in the books and records of Surg and fairly present the financial condition of Surg as of the dates thereof and results of operations for the periods referred to therein.

      4.5     Subsidiaries. Other than Merger Sub, Surg does not own any stock, partnership interest, joint venture interest or any other security or ownership interest issued by any other corporation, organization or entity. Merger Sub does not own any stock, partnership interest, joint venture interest or any other security or ownership interest issued by any other corporation, organization or entity.

      4.6     Absence of Certain Developments. Except as disclosed in Surg’s Quarterly Report on Form 10-Q for the period ended September 30, 2002, in the Surg 8-K Reports or on SCHEDULES 4.3(A), 4.6 or 4.7, or

unless otherwise expressly contemplated or permitted by this Agreement or as contemplated in the Proxy Statement, since September 30, 2002 to the date hereof, Surg has not:

(a) issued or sold any of its equity securities other than Surg Common Stock, securities convertible into or exchangeable for its equity securities other than Surg Common Stock, warrants, options or other rights to acquire its equity securities other than Surg Common Stock;

(b) reclassified any of its outstanding shares of capital stock except pursuant to this Agreement;

(c) entered into a written agreement to do any of the foregoing;

(d) sold or otherwise disposed of any assets other than in the ordinary course of business;

(e) mortgaged, pledged, or subjected to any lien, charge or any other encumbrance, any of its assets with a fair market value in excess of $10,000, except (i) liens for current property taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, (iii) liens in respect of pledges or deposits under workers’ compensation laws, (iv) liens set forth in SCHEDULE 4.6 attached hereto, or (v) liens voluntarily created in the ordinary course of business, all of which liens aggregate less than $10,000;

(f) declared or paid any dividends or other distributions with respect to any shares of Surg’s capital stock, or redeemed or purchased, directly or indirectly, any shares of Surg’s capital stock or any options, except for fractional shares acquired in connection with the reverse stock split effected by Surg with respect to the shareholders of record as of the close of business on October 4, 2002; or

(g) made any change in accounting principles or practices from those utilized in the preparation of the financial statements included in the Surg 10-K Reports.

      4.7     Absence of Undisclosed Liabilities. To the Knowledge of Surg, except as reflected in the unaudited consolidated balance sheet of Surg as of September 30, 2002 contained in Surg’s 10-Q Report for the quarter ended September 30, 2002 (the “Surg Latest Balance Sheet”), Surg has no material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except (i) liabilities which have arisen after the date of the Surg Latest Balance Sheet in the ordinary course of business or in connection with the transactions contemplated by this Agreement (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit), or (ii) as otherwise set forth in SCHEDULE 4.7 attached hereto.

      4.8     Intentionally Omitted.

      4.9     Litigation. There are no material actions, suits, proceedings, orders or investigations pending or, to the Knowledge of Surg, threatened against Surg, at law or in equity, or before or by any federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

      4.10     No Brokers or Finders. Except as described in SECTION 6.15 or as otherwise disclosed on SCHEDULE 4.10, there are no claims for brokerage commissions, finders’ fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement, understanding, commitment or agreement made by or on behalf of Surg or Merger Sub.

      4.11     Proxy Statement. At the time the Proxy Statement is mailed to the shareholders of Surg in order to obtain approvals referred to in SECTION 6.4(A) hereof and at all times subsequent to such mailing up to and including the times of such approvals, the Proxy Statement (including any amendments or supplements thereto), with respect to all information set forth therein relating to Surg and its shareholders, this Agreement, the Minnesota Articles of Merger, the Pennsylvania Certificate of Merger, and all other transactions contemplated hereby, will (a) comply in all material respects with applicable provisions of the Securities Act and the Exchange Act, and (b) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading, except that, in each case, no such representations shall apply to any written information, including financial statements, of or provided by Chiral Quest for such Proxy Statement.

      4.12     Validity of Merger Consideration. The shares of Surg Common Stock to be issued to holders of the Chiral Quest Membership Units pursuant to this Agreement, will be, when issued, duly authorized, validly issued, fully paid and nonassessable.

      4.13     Leased Premises. Surg owns no real property. The real property demised to Surg by the leases (the “Surg Leases”) described in SCHEDULE 4.13 hereto constitutes all of the real property used or occupied by Surg (the “Surg Real Property”). The Surg Leases are in full force and effect, and Surg holds a valid and existing leasehold interest under each of the Leases for the term set forth in SCHEDULE 4.13 hereto. Surg is not in default, and no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in such default under any of the Leases; nor, to the best Knowledge of Surg, is any other party to any of the Surg Leases in default.

      4.14     Tax Matters.

      (a) Surg has: (i) timely filed (or has had timely filed on its behalf) all returns, declarations, reports, estimates, information returns, and statements (“Surg Returns”) required to be filed or sent by it in respect of any Taxes or required to be filed or sent by it by any taxing authority having jurisdiction; (ii) timely and properly paid (or has had paid on its behalf) all Taxes shown to be due and payable on such Surg Returns; (iii) established on the Surg Latest Audited Balance Sheet, in accordance with GAAP, reserves that are adequate for the payment of any Taxes not yet due and payable; (iv) complied with all applicable laws, rules, and regulations relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code or similar provisions under any foreign laws), and timely and properly withheld from individual employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

      (b) There are no liens for Taxes upon any assets of Surg, except liens for Taxes not yet due.

      (c) Surg has not requested any extension of time within which to file any Surg Return, which return has not since been filed.

      4.15     Contracts and Commitments.

      (a) SCHEDULE 4.15 hereto lists the following agreements, whether oral or written, to which Surg or any Surg Subsidiary is a party, which are currently in effect, and which relate in any material way to the operation of Surg’s or such Subsidiary’s business: (i) collective bargaining agreement or contract with any labor union; (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan; (iii) hospitalization insurance or other welfare benefit plan or practice, whether formal or informal; (iv) stock purchase or stock option plan; (v) contract for the employment of any officer, individual employee or other Person on a full-time or consulting basis or relating to severance pay for any such Person; (vi) confidentiality agreement; (vii) contract, agreement or understanding relating to the voting of Surg Common Stock or the election of directors of Surg; (viii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets of Surg or any Surg Subsidiary; (ix) guaranty of any obligation for borrowed money or otherwise; (x) lease or agreement under which Surg or any Surg Subsidiary is lessee of, or holds or operates any property, real or personal, owned by any other party, for which the annual rental exceeds $10,000; (xi) lease or agreement under which Surg or any Surg Subsidiary is lessor of, or permits any third party to hold or operate, any property, real or personal, for which the annual rental exceeds $10,000; (xii) contract that prohibits Surg or any Surg Subsidiary from freely engaging in business anywhere in the world; (xiii) license agreement or agreement providing for the payment or receipt of royalties or other compensation by Surg in connection with the intellectual property rights listed in SCHEDULE 4.16 hereto; (xiv) contract or commitment for capital expenditures in excess of $10,000; (xv) agreement for the sale of any capital asset; (xvi) agreements between Surg and any Affiliate; or (xxii) other agreement which is either material to the business of Surg or any Surg Subsidiary or was not entered into in the ordinary course of business.

      (b) To Surg’s Knowledge, Surg or Merger Sub has performed all material obligations required to be performed by them in connection with the contracts or commitments required to be disclosed in SCHEDULE 4.15 hereto and is not in receipt of any claim of default under any contract or commitment required to be disclosed under such caption; Surg has no present expectation or intention of not fully performing any material obligation pursuant to any contract or commitment required to be disclosed under such caption; and Surg has no Knowledge of any breach or anticipated breach by any other party to any contract or commitment required to be disclosed under such caption.

      4.16     Intellectual Property Rights. SCHEDULE 4.16 hereto describes all rights in patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights mask works, trade secrets, know-how or other intellectual property rights owned by, licensed to or otherwise controlled by Surg or used in, developed for use in or necessary to the conduct of Surg’s business as now conducted or planned to be conducted. Surg owns and possesses all right, title and interest, or holds a valid license, in and to the rights set forth in such schedule. SCHEDULE 4.16 describes all intellectual property rights which have been licensed to third parties and those intellectual property rights which are licensed from third parties. Surg has taken all necessary action to protect the intellectual property rights set forth in such schedule. Surg has not received any notice of, nor are there any facts known to Surg which indicate a likelihood of, any infringement or misappropriation by, or conflict from, any third party with respect to the intellectual property rights which are listed; no claim by any third party contesting the validity of any intellectual property rights listed in SCHEDULE 4.16 hereto has been made, is currently outstanding or, to the best Knowledge of Surg, is threatened; Surg has not received any notice of any infringement, misappropriation or violation by Surg of any intellectual property rights of any third parties and Surg has not infringed, misappropriated or otherwise violated any such intellectual property rights.

      4.17     Employees. Surg has no employees. Except as contemplated in SECTION 2.6 hereof, to the best Knowledge of Surg, (a) Surg has complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes; (b) Surg has no material labor relations problem pending and its labor relations are satisfactory; (c) other than claims covered by applicable insurance, there are no workers’ compensation claims pending against Surg nor is Surg aware of any facts that would give rise to such a claim; and (d) no employee or former employee of Surg has any claim with respect to any intellectual property rights of Surg set forth in SCHEDULE 4.16 hereto.

      4.18     Employee Benefit Plans.

      (a) With respect to all employees and former employees of Surg and all dependents and beneficiaries of such employees and former employees, (i) Surg does not maintain or contribute to any nonqualified deferred compensation or retirement plans, contracts or arrangements; (ii) Surg does not maintain or contribute to any qualified defined contribution plans (as defined in Section 3(34) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 414(i) of the Code; (iii) Surg does not maintain or contribute to any qualified defined benefit plans (as defined in Section 3(35) of ERISA or Section 414(j) of the Code); and (iv) Surg does not maintain or contribute to any employee welfare benefit plans (as defined in Section 3(1) of ERISA).

      (b) To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all employee benefit plans (as defined in Section 3(3) of ERISA) which Surg does maintain or to which it does contribute (collectively, the “Plans”) comply in all material respects with the requirements of ERISA and the Code. With respect to the Plans, (i) all required contributions which are due have been made and a proper accrual has been made for all contributions due in the current fiscal year; (ii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits; and (iii) there have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code).

      (c) Surg does not contribute to any multi-employer plan, as defined in Section 3(37) of ERISA. Surg has no actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. Surg has no actual or potential liability for death or medical benefits after separation from employment.

      (d) Neither Surg nor any of its directors, officers, employees or other “fiduciaries,” as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Plans which would subject Surg, the Surviving Company, or any of their respective directors, officers or employees to any liability under ERISA or any applicable law.

      (e) Surg has not incurred any liability for any tax or civil penalty or any disqualification of any employee benefit plan (as defined in Section 3(3) of ERISA) imposed by Sections 4980B and 4975 of the Code and Part 6 of Title I and Section 502(i) of ERISA.

      4.19     Insurance. Surg does not maintain any insurance.

      4.20     Affiliate Transactions. Other than pursuant to this Agreement, no officer, director or employee of Surg, or any Person who beneficially owns 5 percent or more of the outstanding Surg Common Stock, or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively, “Insiders”), has any agreement with Surg (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Surg (other than ownership of capital stock of Surg). None of the insiders has any direct or indirect interest in any competitor, supplier or customer of Surg or in any Person, firm or entity from whom or to whom Surg leases any property, or in any other Person, firm or entity with whom Surg transacts business of any nature. For purposes of this SECTION 4.20, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents and children of such officer, director or employee.

      4.21     Compliance with Laws; Permits.

      (a) To Surg’s Knowledge, Surg and its respective officers, directors, agents and employees have complied in all material respects with all applicable laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers’ compensation, unemployment and building and zoning codes, which materially affect the business of Surg or the Surg Real Property and to which Surg may be subject, and no claims have been filed against Surg alleging a violation of any such laws, regulations or other requirements. Surg is not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to Chiral Quest after it acquires Surg’s properties, assets and business.

      (b) Surg has, in full force and effect, all licenses, permits and certificates, from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety) necessary to conduct its business and own and operate its properties (other than Environmental Permits, as such term is defined in SECTION 4.22 hereof) (collectively, the “Permits”). Surg has conducted its business in compliance with all material terms and conditions of the Permits.

      (c) In particular, but without limiting the generality of the foregoing, Surg has not violated nor has any liability, nor has received a notice or charge asserting any violation of or liability under, the federal Occupational Safety and Health Act of 1970 or any other federal or state acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety.

      4.22     Environmental Matters.

      (a) To the Knowledge of Surg, all of the Surg Real Property is in material compliance with all applicable Environmental Laws, except as set forth on Schedule 4.22(b).

      (b) Surg has obtained, and maintained in full force and effect, all environmental permits, licenses, certificates of compliance, approvals and other authorizations necessary to conduct its business and own or operate the Surg Real Property (collectively, the “Environmental Permits”). Surg has conducted its business in compliance with all terms and conditions of the Environmental Permits. To Surg’s Knowledge, Surg has filed all reports and notifications required to be filed under and pursuant to all applicable Environmental Laws.

      (c) Surg has not received notice alleging in any manner that Surg is, or might be potentially responsible for any Release of Hazardous Materials, or any costs arising under or violation of Environmental Laws.

      (d) No expenditure will be required in order for Surg or the Surviving Company to comply with any Environmental Laws in effect at the time of the Closing in connection with the operation or continued operation of the business of Surg or the Surg Real Property in a manner consistent with the current operation thereof by Surg.

      (e) Surg and the Surg Real Property are not and have not been listed on the United States Environmental Protection Agency National Priorities List of Hazardous Waste Sites, or any other list, schedule, law, inventory or record of hazardous or solid waste sites maintained by any federal, state or local agency.

      (f) No lien has been attached or filed against Surg or the Surg Real Property in favor of any governmental or private entity for (i) any liability or imposition of costs under or violation of any applicable Environmental Law; or (ii) any Release of Hazardous Materials.

      4.23     Disclosure. The representations and warranties of Surg contained in this Agreement are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to Surg which has not been disclosed to Chiral Quest pursuant to this Agreement, the Schedules hereto and the Surg 10-K Reports, the Surg 10-Q Reports, and the Surg 8-K Reports, all taken together as a whole, which has had or could reasonably be expected to have a Material Adverse Effect on Surg or materially adversely affect the ability of Surg to consummate in a timely manner the transactions contemplated hereby.

      4.24     Reorganization. Neither Surg nor Merger Sub nor, to the Knowledge of Surg or Merger Sub, any of their respective affiliates, has through the date of this Agreement taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

      5.1     Conduct of Business By SURG and Merger Sub. Unless Chiral Quest shall otherwise agree in writing and except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, (i) Surg shall conduct, and it shall cause its subsidiaries to conduct, its or their businesses in the ordinary course and consistent with past practice, and (ii) without limiting the generality of the foregoing, neither Surg nor any of its subsidiaries will:

(a) amend or propose to amend its Articles of Incorporation or Bylaws (or comparable governing instruments) in any material respect;

(b) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of Surg or any of its subsidiaries including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of Surg or any of its subsidiaries, except for the issuance of Surg Common Stock pursuant to the exercise of stock options and warrants outstanding on the date of this Agreement in accordance with their present terms;

(c) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions to Surg or a subsidiary of Surg, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

(d) (i) create, incur or assume any debt, except refinancing of existing obligations on terms that are no less favorable to Surg or its subsidiaries than the existing terms; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any Person; (iii) other than in the ordinary course of business consistent with past practice, make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other Person (other than to a Surg subsidiary and customary travel, relocation or business advances to employees); (iv) acquire the stock or assets of, or merge or consolidate with, any other Person; (v) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise); or (vi) sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed material to Surg and its subsidiaries taken as a whole;

(e) increase in any manner the compensation of any of its officers or enter into, establish, amend or terminate any employment, noncompete, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any shareholder, officer, director, other employee, agent, consultant or affiliate other than as required pursuant to the terms of agreements in effect on the date of this Agreement; or, except in the ordinary course of business consistent with past practices, increase the compensation of the Surg’s employees who are not officers; or

(f) take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as “reorganization” within the meaning of Section 368(a) of the Code.

      5.2     Conduct of Business by Chiral Quest. Unless Surg shall otherwise agree in writing and except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, (i) Chiral Quest shall conduct, and it shall cause its subsidiaries to conduct, its or their businesses in the ordinary course and consistent with past practice, and Chiral Quest shall use its reasonable commercial efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with all persons with whom it does business and (ii) without limiting the generality of the foregoing, Chiral Quest will not:

(a) amend or propose to amend its Certificate of Organization or Operating Agreement in any material respect;

(b) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any Chiral Quest Membership Units, including, but not limited to, any securities convertible into or exchangeable for Chiral Quest Membership Units, except for the issuance of Chiral Quest Membership Units pursuant to the exercise of options, warrants or other convertible securities outstanding on the date of this Agreement in accordance with their present terms;

(c) split, combine or reclassify any units of its membership interests or declare, pay or set aside any dividend or other distribution (whether in cash, membership interests or property or any combination thereof) in respect of its membership interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any Chiral Quest Membership Units or other securities;

(d) (i) create, incur or assume any debt, except refinancing of existing obligations on terms that are no less favorable to Chiral Quest than the existing terms; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any Person; (iii) other than in the ordinary course of business consistent with past practice, make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other Person (other than customary travel, relocation or business advances to employees); (iv) acquire the stock or assets of, or merge or consolidate with, any other Person; (v) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise); or (vi) sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed material to Chiral Quest;

(e) increase in any manner the compensation of any of its officers or enter into, establish, amend or terminate any employment, non-compete, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any shareholder, officer, director, other employee, agent, consultant or affiliate other than as required pursuant to the terms of agreements in effect on the date of this Agreement; or, except in the ordinary course of business consistent with past practices, increase the compensation of Chiral Quest’s employees who are not officers; or

(f) take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as “reorganization” within the meaning of Section 368(a) of the Code.

ARTICLE VI

ADDITIONAL COVENANTS AND AGREEMENTS

      6.1     Governmental Filings. Each party will use all reasonable efforts and will cooperate with the other party in the preparation and filing, as soon as practicable, of all filings, applications or other documents required under applicable laws, including, but not limited to, the Exchange Act, to consummate the transactions contemplated by this Agreement. Prior to submitting each filing, application, registration statement or other document with the applicable regulatory authority, each party will, to the extent practicable, provide the other party with an opportunity to review and comment on each such application, registration statement or other document to the extent permitted by applicable law. Each party will use all reasonable efforts and will cooperate with the other party in taking any other actions necessary to obtain such regulatory or other approvals and consents at the earliest practicable time, including participating in any required hearings or proceedings. Subject to the terms and conditions herein provided, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

      6.2     Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

      6.3     Access to Information; Confidentiality.

      (a) For the purpose of verifying the accuracy of the representations and warranties contained herein, between the date hereof and the date of mailing the Proxy Statement to the shareholders of Surg, Chiral Quest, Surg and Merger Sub shall continue to afford to the other party and their authorized representatives full access, on reasonable notice and at reasonable hours, to its properties and shall disclose and make available (together with the right to copy) to each other and its officers, employees, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of such party and its subsidiaries, including, without limitation, all books of account (including, without limitation, the general ledger), tax records, minute books of directors’ and shareholders’ meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, accountants’ work papers, litigation files (including, without limitation, legal research memoranda), attorney’s audit response letters, documents relating to assets and title thereto (including, without limitation, abstracts, title insurance policies, surveys, environmental reports, opinions of title and other information relating to the real and personal property), plans affecting employees, securities transfer records and shareholder lists, and any books, papers and records relating to other assets or business activities in which such party may have a reasonable interest, and otherwise provide such assistance as is reasonably requested in order that each party may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the other party; provided, however, that the foregoing rights granted to each party shall, whether or not and regardless of the extent to which the same are exercised, in no way affect the nature or scope of the representations, warranties and covenants of the respective party set forth herein. In addition, each party and its respective officers and directors shall cooperate fully (including providing introductions, where necessary) with such other party to enable the party to contact third parties, including customers, prospective customers, specified agencies or others as the party deems reasonably necessary to complete its due diligence; provided that such party agrees not to initiate such contacts without the prior approval of the other party, which approval will not be unreasonably withheld.

      (b) Prior to Closing and if, for any reason, the transactions contemplated by this Agreement are not consummated, neither Surg, Merger Sub nor Chiral Quest nor any of their respective officers, directors, managers, shareholders, members, employees, attorneys, accountants and other representatives, shall disclose to third parties or otherwise use any confidential information received from the other party in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that nothing shall be deemed to be confidential information which:

(i) is known to the party receiving the information at the time of disclosure;

(ii) becomes publicly known or available without the disclosure thereof by the party receiving the information in violation of this Agreement; or

(iii) is rightfully received by the party receiving the information from a third party.

This provision shall not prohibit the disclosure of information required to be made under federal or state securities laws. If any disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

6.4 Surg Shareholder Meeting; Proxy Statement.

      (a) For the purpose of obtaining the approval of Surg’s shareholders to amend its Articles to (i) increase its authorized capital stock to 50,000,000 shares (the “Required Surg Proposal”), and (ii) change its name in accordance with ARTICLE II hereof (collectively with the Required Surg Proposal, the “Surg Proposals”), Surg shall call a meeting of its shareholders as soon as practicable following the date hereof (the “Surg Shareholder Meeting”). The Board of Directors of Surg shall recommend approval of the Surg Proposals to the Surg shareholders and use all reasonable efforts (including, without limitation, soliciting proxies for such approvals) to obtain approvals thereof from its shareholders. In connection with the solicitation of proxies for the Surg Shareholder Meeting, the parties hereto shall cooperate in the preparation of an appropriate proxy statement (such proxy statement, together with any and all amendments or supplements thereto, being herein referred to as the “Proxy Statement”).

      (b) Chiral Quest shall furnish such information concerning Chiral Quest as is necessary in order to cause the Proxy Statement, insofar as it relates to Chiral Quest, to be prepared in accordance with SECTION 6.4(A). Chiral Quest shall also furnish to Surg, for purposes of its preparation of the Proxy Statement in accordance with SECTION 6.4(A), any required information regarding any holders of Chiral Quest Membership Units or their Affiliates or any Chiral Quest nominees to Surg’s board of directors. That information must be true and correct in all material respects and must not omit any material fact necessary to make that information not misleading. Chiral Quest agrees promptly to advise Surg if at any time prior to the Surg Shareholder Meeting any information provided by Chiral Quest in the Proxy Statement becomes incorrect or incomplete in any material respect, and to provide Surg the information needed to correct such inaccuracy or omission.

      (c) Subject to the prior approval of this Agreement and the Plan of Merger by the Members, Surg shall use all reasonable efforts to promptly prepare and submit the Proxy Statement to the SEC. Surg shall use reasonable efforts to file the definitive Proxy Statement at the earliest practicable date. Surg agrees to provide Chiral Quest and its counsel with reasonable opportunity to review and comment on the Proxy Statement and any amendment thereto before filing with the SEC or any other governmental entity and agrees not to make such filing if Chiral Quest and its counsel reasonably object to the completeness or accuracy of any information contained therein. Chiral Quest authorizes Surg to utilize in the Proxy Statement the information under SECTION 6.4(B) provided to Surg for the purpose of inclusion in the Proxy Statement. Surg shall advise Chiral Quest promptly when the definitive Proxy Statement has been filed and shall furnish Chiral Quest with copies of all such documents.

      (d) At the time the Proxy Statement is mailed to the shareholders of Surg in order to obtain the Requisite Surg Shareholder Vote and at all times subsequent to such mailing until the Requisite Surg Shareholder Vote has been obtained, the Proxy Statement (including any amendments or supplements thereto), with respect to all information set forth therein relating to Surg and its stockholders, this Agreement, the Plan of Merger, the Minnesota Articles of Merger, the Pennsylvania Certificate of Merger, and all other transactions contemplated hereby, will (i) comply in all material respects with applicable provisions of the Exchange Act, including the rules and regulations promulgated thereunder, and (ii) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading, except that, in each case, no such representations shall apply to any information, including financial statements, of or provided or confirmed by Chiral Quest in writing for such Proxy Statement.

      (e) Surg shall bear all printing and mailing costs in connection with the preparation and mailing of the Proxy Statement to Surg shareholders. Chiral Quest and Surg shall each bear their own legal and accounting expenses in connection with the Proxy Statement.

      6.5     Tax Treatment. Neither Surg nor Merger Sub nor Chiral Quest, nor Surviving Company after the Effective Date, shall knowingly take any action which would disqualify the Merger as a “reorganization” that would be tax free to the shareholders of Surg and Chiral Quest pursuant to Section 368(a) of the Code.

      6.6     Press Releases. Chiral Quest and Surg shall agree with each other as to the form and substance of any press release or public announcement related to this Agreement or the transactions contemplated hereby; provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

      6.7     Securities Reports. Surg agrees to provide to Chiral Quest copies of all reports and other documents filed under the Securities Act or Exchange Act with the SEC by it between the date hereof and the Effective Date within two (2) days after the date such reports or other documents are filed with the SEC.

      6.8     Stock Listing. Surg and Chiral Quest shall use its best efforts to maintain listing of Surg Common Stock on the Over-the-Counter Bulletin Board, including, without limitation, the Merger Consideration.

      6.9     Meeting of Chiral Quest Members. Within six (6) days of the date of this Agreement, Chiral Quest shall use all reasonable efforts to obtain from its Members approval of this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby, in accordance with the requirements of the LLCL and the Operating Agreement. The Board of Directors of Chiral Quest shall recommend approval of this Agreement and the Plan of Merger.

6.10 No Solicitation.

      (a) Unless and until this Agreement shall have been terminated pursuant to SECTION 8.1, neither Surg nor its officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any corporation, partnership, Person or other entity or groups concerning any merger, sale of capital stock, sale of substantial assets or other business combination.

      (b) Unless and until this Agreement shall have been terminated pursuant to SECTION 8.1, neither Chiral Quest nor its officers, directors or agents (or their equivalents) shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any corporation, partnership, Person or other entity or groups concerning any merger, sale of capital stock, sale of substantial assets or other business combination.

      6.11     Failure to Fulfill Conditions. In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party.

      6.12     Tax Opinion. Chiral Quest and Surg shall reasonably cooperate with each other in obtaining a federal tax opinion as contemplated by SECTION 7.1(C).

      6.13     Resignations and Election of Directors. At the Effective Time, Surg shall deliver the voluntary resignations of each officer of Surg and each director of Surg who is not designated to be a director of Surg in accordance with SECTION 2.6, and the continuing Surg directors shall appoint the persons identified in SCHEDULE 2.6 to be directors of Surg upon the consummation of the Merger.

      6.14     Notification of Certain Matters. On or prior to the Effective Date, each party shall give prompt notice to the other party of (i) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete after the date hereof in any material respect or, in the case of any representation or warranty given as of a specific date, would be likely to cause any such representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date, and (ii) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

      6.15     Introduction Fee. The parties agree that, upon the successful consummation of the Merger, Surg will issue to Key West Associates, LLC and other Persons designated by Key West Associates, LLC a 5-year warrant (the “KEY WEST WARRANT”) to purchase 550,000 shares of Surg Common Stock at a price of $1.25 per share. Such issuance shall be made in accordance with an exemption from the registration requirements of the Securities Act and applicable state securities laws.

ARTICLE VII

CONDITIONS

      7.1     Conditions to Obligations of Each Party. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following conditions:

(a) Shareholder/member Approvals. The Required Surg Proposals shall have been approved by the Requisite Surg Shareholder Vote. This Agreement shall have been approved and the Plan of Merger shall have been adopted by the Requisite Chiral Quest Member Vote.

(b) No Injunction. No injunction or other order entered by a state or federal court of competent jurisdiction shall have been issued and remain in effect which would prohibit or make illegal the consummation of the transactions contemplated hereby.

(c) No Prohibitive Change of Law. There shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would prohibit or make illegal the consummation of the transactions contemplated hereby.

(d) Federal Tax Opinion. Chiral Quest and Surg shall have received a tax opinion from Maslon Edelman Borman & Brand, LLP addressed to each of Chiral Quest and Surg, which opinion may be based on customary reliance and subject to customary qualifications, to the effect that for federal income tax purposes:

(i) The Merger will qualify as a reorganization under Section 368(a) of the Code. Surg, Merger Sub and Chiral Quest will each be a party to the reorganization within the meaning of Section 368(b) of the Code; and

(ii) No gain or loss will be recognized by the Members of Chiral Quest, or the shareholders Surg or Merger Sub or upon the receipt by the Members of the Merger Consideration pursuant to Section 356(a)(1)(B) of the Code.

(e) Consents and Approvals. All consents and approvals necessary to consummate the transactions contemplated by this Agreement shall have been obtained, including, but not limited to, those set forth on SCHEDULES 3.2 AND 4.2 in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of Chiral Quest’s assets pursuant to the provisions of, any agreement arrangement or undertaking of or affecting Chiral Quest or any license, franchise or permit of or affecting Chiral Quest.

(f) Adverse Proceedings. There shall not be threatened, instituted or pending any action or proceeding before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly to restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with the transactions contemplated hereby, (ii) seeking to prohibit direct or indirect ownership or operation by Surg of all or a material portion of the business and assets of Chiral Quest or to Surg or to Chiral Quest to dispose of or to hold separately all or a material portion of the business or assets of Surg or Chiral Quest, as a result of the transactions contemplated hereby, (iii) seeking to invalidate or render unenforceable any material provision of this Agreement, the Minnesota Articles of Merger, the Pennsylvania Certificate of Merger or any of the other agreements attached as exhibits hereto, or (iv) otherwise relating to and materially adversely affecting the transactions contemplated hereby.

(g) Governmental Action. There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal, state or other court, government or governmental authority or agency, which could reasonably be expected to result, directly or indirectly, in any of the consequences referred to in SECTION 7.1(E).

(h) Market Condition. There shall not have occurred any general suspension of trading on the New York Stock Exchange, the NASDAQ National Market System or the NASDAQ Small Cap Market System, or any suspension of trading in Surg Common Stock, or any general bank moratorium or closing or any war, national emergency or other event affecting the economy or securities trading markets generally that would make completion of the Merger impossible.

      7.2     Additional Conditions to Obligation of Surg. The obligation of Surg to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the fulfillment or waiver of the following conditions:

(a) Capitalization of Chiral Quest. Immediately prior to the Effective Time of the Merger, the number of outstanding Chiral Quest Membership Units shall be 11,500,000, plus outstanding securities or rights exercisable, exchangeable or convertible into no more than 1,210,000 Chiral Quest Membership Units, including options and warrants, or any agreement or other instrument which may require Chiral Quest to issue Chiral Quest Membership Units.

(b) Representations and Compliance. The representations and warranties of Chiral Quest set forth in ARTICLE III shall have been true and correct as of the date hereof, and, except to the extent such representations and warranties are made as of a specified date, shall be true and correct as of the Effective Date as if made at and as of the Effective Date, except where the failure to be true and correct would not have, or would not reasonably be expected to have, a Material Adverse Effect on Chiral Quest. Chiral Quest shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Date.

(c) Officers’ Certificate. Chiral Quest shall have furnished to Surg a certificate of the Chief Executive Officer and the Chief Financial Officer of Chiral Quest, dated as of the Effective Date, in which such officers shall certify that, to their best Knowledge, the conditions set forth in SECTION 7.2(B) have been fulfilled.

(d) Secretary’s Certificate. Chiral Quest shall have furnished to Surg (i) copies of the text of the resolutions by which the corporate action on the part of Chiral Quest necessary to approve this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby were taken, (ii) a certificate dated as of the Effective Date executed on behalf of Chiral Quest by its corporate secretary or one of its assistant corporate secretaries certifying to Surg that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, and (iii) a copy of the Certificate of Organization of Chiral Quest, certified by the Secretary of State of Pennsylvania, and a certificate from the Secretary of State of Pennsylvania evidencing the good standing of Chiral Quest in such jurisdiction.

(e) Shareholder Approval. The Required Surg Proposals shall have been approved by the Requisite Surg Shareholder Vote.

(f) Legal Opinion. Surg shall have received a legal opinion from Maslon Edelman Borman & Brand, LLP, which opinion may be based on customary reliance and subject to customary qualifications, to the effect that that the issuance of the Merger Consideration is exempt from the registration requirements of the Securities Act.

      7.3     Additional Conditions to Obligation of Chiral Quest. The obligation of Chiral Quest to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the fulfillment or waiver of the following conditions:

(a) Capitalization of Surg. Immediately prior to the Effective Time of the Merger, the number of shares of authorized capital stock of Surg shall be 50,000,000, of which there shall be no more than 4,348,720 shares of Surg Common Stock issued and outstanding. Except as set forth on SCHEDULE 4.3(a), there shall be no outstanding securities exercisable, exchangeable or convertible into Surg Common Stock, including options, warrants and preferred stock, or any agreement or other instrument which may require Surg to issue Surg Common Stock, or securities exercisable, exchangeable or convertible into Surg Common Stock.

(b) Cash Assets of Surg. Immediately prior to the Effective Time, Surg shall have cash of at least $3,000,000 and no liabilities, except to the extent the fees of attorneys, accountants and others engaged by Surg in connection with the Merger exceed $200,000.

(c) OTCBB Listing. The parties shall not have received any notice that, following the Effective Time, the Surg Common Stock will be de-listed from the Over-the-Counter Bulletin Board.

(d) Representations And Compliance. The representations and warranties of Surg set forth in ARTICLE IV shall have been true and correct as of the date hereof, and, except to the extent such representations and warranties are made as of a specified date, shall be true and correct as of the Effective Date as if made at and as of the Effective Date, except where the failure to be true and correct would not have, or would not reasonably be expected to have, a Material Adverse Effect on Surg. Surg shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Date.

(e) Officers’ Certificate. Surg shall have furnished to Chiral Quest a certificate of the Chief Executive Officer and the Chief Financial Officer of Surg, dated as of the Effective Date, in which such officers shall certify that, to their best Knowledge, the conditions set forth in SECTION 7.3(D) have been fulfilled.

(f) Secretary’s Certificate of Merger Sub. Merger Sub shall have furnished to Chiral Quest (i) copies of the text of the resolutions by which the corporate action on the part of Merger Sub necessary to approve this Agreement, the Plan of Merger and the other transactions contemplated hereby were taken, which shall be accompanied by a certificate of the corporate secretary or assistant corporation secretary of Merger Sub dated as of the Effective Date certifying to Chiral Quest that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, and (ii) a copy of the Articles of Incorporation of Merger Sub (as then in effect), certified by the Secretary of State of Minnesota, and a certificate from the Secretary of State of Minnesota evidencing the good standing of Merger Sub in such jurisdiction.

(g) Secretary’s Certificate of Surg. Surg shall have furnished to Chiral Quest (i) copies of the text of the resolutions by which the corporate action on the part of Surg necessary to approve this Agreement, the appointment of the directors of Surg to serve following the Effective Time and the other transactions contemplated hereby were taken, which shall be accompanied by a certificate of the corporate secretary or assistant corporation secretary of Surg dated as of the Effective Date certifying to Chiral Quest that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, and (ii) a copy of the Articles of Incorporation of Surg (as then in effect), certified by the Secretary of State of Minnesota, and a certificate from the Secretary of State of Minnesota evidencing the good standing of Surg in such jurisdiction.

(h) Other Agreements and Resignations. Each of the officers and non-continuing directors of Surg immediately prior to the Effective Time shall deliver duly executed resignations from their positions with Surg effective immediately upon the Effective Time.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

      8.1.     Termination. This Agreement may be terminated:

(a) prior to the Effective Date by mutual consent of Chiral Quest and Surg, if the Board of Directors of each so determines by vote of a majority of the members of its entire board;

(b) by either Chiral Quest or Surg, if prior to and continuing up to the Effective Date there has been a material misrepresentation, breach of warranty or breach of covenant on the part of the other in the representations, warranties and covenants set forth in this Agreement, or if any of the conditions to such party’s obligation to consummate the transactions contemplated in this Agreement shall have become impossible to satisfy as a result of no negligent or willful action by such party; or

(c) by either Chiral Quest or Surg, if the amendments to the Articles of Incorporation of Surg increasing its authorized capital stock, as contemplated by SECTION 6.4(A), or if the Merger and this Agreement is not duly approved by the Members, including if a Member or shareholder meeting is not held as contemplated by the first sentence of SECTION 6.9;

      Any party desiring to terminate this Agreement shall give prior written notice of such termination and the reasons therefor to the other party.

      8.2     Amendment. This Agreement may not be amended or modified except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

      8.3     Waiver. At any time prior to the Effective Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto or (b) waive compliance with any of the agreements of the other party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit. Any such extension or waiver shall only be effective if made in writing and duly executed by the party giving such extension or waiver.

      8.4     Notice of Unfulfilled Conditions. If either party shall determine prior to the Closing that it intends to refuse to consummate the Merger or any of the other transactions contemplated hereby because of any unfulfilled or unperformed condition set forth in this Agreement that is required to be performed or fulfilled by the other party, Surg or Chiral Quest, as the case may be, shall immediately notify the other of its intention to refuse to consummate such transactions in order to allow the other the right and opportunity to take such steps, at its own expense, as may be necessary for the purpose of fulfilling or performing such condition with a reasonable period of time, but in no case later than fifteen (15) days from such notice, unless a longer period of time is granted in writing.

ARTICLE IX

GENERAL PROVISIONS

      9.1     Notices. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by fax, by telecopier, by overnight delivery service, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

If to Chiral Quest:	c/o Paramount Capital Investments, LLC 787 Seventh Avenue, 48th Floor New York, NY 10019 Facsimile: (212) 554-4355 Attn: Stephen C. Rocamboli

With copies to:	Maslon Edelman Borman & Brand, LLP 3300 Wells Fargo Center 90 South 7th Street Minneapolis, Minnesota 55402 Facsimile: (612) 672-8397 Attn: William M. Mower, Esq.

If to Surg or Merger Sub:	Surg II, Inc. 800 Nicollet Mall, Suite 2690 Minneapolis, MN 55402 Facsimile: (612) 338-7332 Attn: Kenneth W. Brimmer

With copies to:	Felhaber, Fenlon & Vogt 225 South Sixth Street, Suite 4200 Minneapolis, Minnesota 55402-4302 Facsimile: (612) 338-4608 Attn: Roger H. Frommelt, Esq.

      All such notices and other communications shall be deemed to have been duly given as follows: when delivered by hand, if personally delivered, when received; if delivered by registered or certified mail (postage prepaid and return receipt requested), when receipt acknowledged; if faxed or telecopied, on the first business day following the date of receipt, and the next day delivery after being timely delivered to a recognized overnight delivery service.

      9.2     Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to Sections and Articles of this Agreement unless otherwise stated. Words such as “herein,” “hereinafter,” “hereof,” “hereto,” “hereby” and “hereunder,” and words of like import, unless the context requires otherwise, refer to this Agreement (including the Exhibits and Schedules hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

      9.3     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall negotiate in good faith to modify this Agreement and to preserve each party’s anticipated benefits under this Agreement.

      9.4     Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof, except for that certain Standstill/ Confidentiality Agreement by and between Surg and Chiral Quest dated July 12, 2002, the provisions of which shall remain in full force and effect; and (b) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by either party hereto without the prior written consent of the other party hereto.

      9.5     Non-Survival of Representations, Warranties and Covenants. The representations and warranties of the parties set forth herein shall not survive the consummation of the Merger, but covenants that specifically relate to periods, activities or obligations subsequent to the Merger shall survive the Merger. In addition, if this Agreement is terminated pursuant to SECTION 8.1, the covenants contained in SECTIONS 6.2 AND 6.3(b) shall survive such termination.

      9.6     Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

      9.7     Third Party Beneficiaries. Except as provided in the next following sentence, each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto. The provisions of SECTION 6.14 are intended for the benefit of Affiliates of Surg and Chiral Quest.

      9.8     Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with the internal laws of the State of Minnesota, without giving effect to the principles of conflicts of laws thereof.

[Remainder of Page Left Intentionally Blank — Signature Page to Follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed on the date first written above by their respective officers.

SURG II, INC.

By:	/s/ KENNETH W. BRIMMER

Kenneth W. Brimmer
President and Chief Executive Officer

CHIRAL QUEST, LLC

By:	/s/ ALAN ROTH

Name: Alan Roth

Title:	President and Chief Executive Officer

CQ ACQUISITION, INC.

By:	/s/ KENNETH W. BRIMMER

Kenneth W. Brimmer
Chief Executive Officer

Attachments:

Exhibit A — Plan of Merger
Exhibit B — Minnesota Articles of Merger
Exhibit C — Pennsylvania Certificate of Merger
Disclosure Schedules of Chiral Quest
Schedule 2.5 — Directors of Surviving Company
Schedule 2.6 — Directors of Surg
Schedule 3.2 — Authority Relative to Agreement; Non-Contravention
Schedule 3.3 — Capitalization
Schedule 3.5 — Litigation
Schedule 3.6 — Brokers or Finders
Schedule 3.7 — Absence of Undisclosed Liabilities
Schedule 3.9 — Leased Premises
Schedule 3.10 — Tax Matters
Schedule 3.11 — Contract and Commitments
Schedule 3.12 — Intellectual Property Rights
Schedule 3.13 — Employees
Schedule 3.14 — Employee Benefit Plans
Schedule 3.15 — Insurance
Schedule 3.16 — Affiliate Transactions
Schedule 3.18 — Environmental Matters
Schedule 3.19 — Absence of Certain Developments
Schedule 3.23 — Members
Disclosure Schedules of Surg and Merger Sub
Schedule 4.2 — Authority Relative to this Agreement
Schedule 4.3(a) — Capitalization
Schedule 4.6 — Absence of Certain Developments
Schedule 4.7 — Absence of Undisclosed Liabilities
Schedule 4.10 — Broker or Finders
Schedule 4.13 — Leased Premises
Schedule 4.15 — Contracts and Commitments
Schedule 4.16 — Intellectual Property Rights
Schedule 4.22 — Environmental Matters

[Exhibits and schedules have been intentionally omitted, however, the Registrant agrees to furnish supplementally any omitted attachment upon request of the Commission.]

EXHIBIT B

CHIRAL QUEST, LLC

FINANCIAL STATEMENTS

As of December 31, 2001 and 2000

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of:

Chiral Quest, LLC

      We have audited the accompanying balance sheets of Chiral Quest, LLC (the “Company”), as of December 31, 2001 and 2000 and the related statements of operations, changes in members’ equity (deficiency) and cash flows for the year ended December 31, 2001 and for the period from October 11, 2000 (inception) to December 31, 2000. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Chiral Quest, LLC as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the year ended December 31, 2001 and for the period from October 11, 2000 (inception) to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has a net loss from operations of $640,393, a negative cash flow from operating activities of $266,755, a working capital deficiency of $235,234 and a members’ deficiency of $277. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regards to these matters is also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEINBERG & COMPANY, P.A.

Boca Raton, Florida

October 4, 2002

CHIRAL QUEST, LLC

BALANCE SHEETS

As of December 31, 2001 and 2000

	2001	2000

ASSETS
CURRENT ASSETS
Cash	$45,008	$513,831
Accounts receivable, net	13,542	2,425
Other current assets, net	8,264	1,817

Total Current Assets	66,814	518,073
EQUIPMENT, NET	98,090	—
INTELLECTUAL PROPERTY RIGHTS	136,867	—

TOTAL ASSETS	$301,771	$518,073

LIABILITIES AND MEMBERS’ EQUITY (DEFICIENCY)
CURRENT LIABILITIES
Accounts payable	$125,710	$11,250
Accrued expenses	126,338	3,807
Loan payable	50,000	—

Total Current Liabilities	302,048	15,057

MEMBERS’ EQUITY (DEFICIENCY)
Units of total equity authorized, 100,000,000 units
Equity units, no par value, 10,750,000 issued and outstanding	1,205,500	1,198,000
Additional members’ equity	135,050	135,050
Accumulated deficit	(854,827)	(214,434)
Deferred consulting expense	(486,000)	(615,600)

Total Members’ Equity (Deficiency)	(277)	503,016

TOTAL LIABILITIES AND MEMBERS’ EQUITY (DEFICIENCY)	$301,771	$518,073

See accompanying notes to financial statements.

CHIRAL QUEST, LLC

STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2001 and for the Period from
October 11, 2000 (Inception) to December 31, 2000

		For the Period
	For the Year	from
	Ended	October 11, 2000
	December 31,	(Inception) to
	2001	December 31, 2000

REVENUE	$167,683	$12,425

OPERATING EXPENSES
Management and consulting fees	261,600	32,400
Research and development	224,592	16,675
Selling, general and administrative	137,371	23,284
Compensation	111,706	154,500
Bad debt expense	50,000	—
Depreciation	24,611	—

Total Operating Expenses	809,880	226,859

LOSS FROM OPERATIONS	(642,197)	(214,434)
INTEREST INCOME	1,804	—

NET LOSS	$(640,393)	$(214,434)

See accompanying notes to financial statements.

CHIRAL QUEST, LLC

STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIENCY)

For the Period from October 11, 2000 (Inception) to December 31, 2001

	Equity Units		Additional	Deferred
			Members’	Consulting	Accumulated	Total
	Units	Amount	Equity	Expense	Deficit	Equity

Balance, October 10, 2000	—	$—	$—	$—	$—	$—
Units issued for services	5,400,000	648,000	—	(615,600)	—	32,400
Units issued for cash	4,600,000	550,000	—	—	—	550,000
Unit options issued to employee	—	—	135,000	—	—	135,000
Contributed funds from member	—	—	50	—	—	50
Net loss, 2000	—	—	—	—	(214,434)	(214,434)

Balance, December 31, 2000	10,000,000	1,198,000	135,050	(615,600)	(214,434)	503,016
Exercise of unit options	750,000	7,500	—	—	—	7,500
Amortization of deferred consulting expense	—	—	—	129,600	—	129,600
Net loss, 2001	—	—	—	—	(640,393)	(640,393)

BALANCE, DECEMBER 31, 2001	10,750,000	$1,205,500	$135,050	$(486,000)	$(854,827)	$(277)

See accompanying notes to financial statements.

CHIRAL QUEST, LLC

STATEMENTS OF CASH FLOWS

For the Year Ended December 31, 2001 and for the Period from
October 11, 2000 (Inception) to December 31, 2000

		For the Period
		from
	For the Year	October 11, 2000
	Ended	(Inception) to
	December 31,	December 31,
	2001	2000

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(640,393)	$(214,434)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Depreciation	24,611	—
Issuances of member units for services	129,600	32,400
Issuance of unit options to employee	—	135,000
Changes in operating assets and liabilities:
(Increase) in:
Accounts receivable	(11,117)	(2,425)
Other current assets	(6,447)	(1,817)
Increase in:
Accounts payable	114,460	11,250
Accrued expenses	122,531	3,807

Net Cash Used In Operating Activities	(266,755)	(36,219)

CASH FLOWS FROM — INVESTING ACTIVITIES:
Purchase of equipment	(122,701)	—
Payments for intellectual property rights	(136,867)	—

Net Cash Used In Investing Activities	(259,568)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable	50,000	—
Issuances of member units for cash	—	550,000
Exercise of unit options	7,500	—
Proceeds from contributed funds from member	—	50

Net Cash Provided by Financing Activities	57,500	550,050

NET (DECREASE) INCREASE IN CASH	(468,823)	513,831
CASH AND CASH EQUIVALENTS — BEGINNING OF PERIOD	513,831	—

CASH AND CASH EQUIVALENTS — END OF PERIOD	$45,008	$513,831

CHIRAL QUEST, LLC

NOTES TO FINANCIAL STATEMENTS

As of December 31, 2001 and 2000

Note 1	Summary of Significant Accounting Policies

     (A) Nature of Operations

      Chiral Quest, LLC (the “Company”), a Pennsylvania Limited Liability Company, is a research and development company that is involved in the commercial development of asymmetrical catalysis technology (the “Technology”) owned by the Pennsylvania State University Research Foundation (“PSRF”), the university’s technology transfer unit. The Company has a worldwide, exclusive license from PSRF for the inventions covered by the license. The original license agreement was signed and effectuated November 8, 2000 (See Note 3).

      The Company sells either the rights to the Technology, or the actual compounds themselves, to pharmaceutical companies for the development of their products. For the year ended December 31, 2001 and for the period from October 11, 2000 (inception) to December 31, 2000, the Company only sold the rights to the Technology.

      The Company signed a five-year consulting agreement in 2000 with a Pennsylvania State University employee (the “Employee”) to act as the Company’s Chief Technology Officer. The Employee is responsible for all aspects of PSRF’s inventions, compound development and other technologies to which the Company has rights. The agreement may be terminated after the first anniversary of the effective date by either the Company or the Employee. In the event that the Employee’s services to the Company survive his employment relationship with PSRF, or in the event that the Company develops independent research capabilities that would allow the Company to generate other intellectual property, the Company and the Employee intend that any such inventions produced outside the scope of the inventions licensed to the Company by PSRF under the original license agreement will be owned exclusively by the Company.

     (B) Revenue Recognition

      Revenues from the Company’s rights to PSRF’s intellectual property are recognized upon a signed agreement with the customer or remittance of an invoice and allocated over the applicable periods. The revenues are comprised principally of the licensing of PSRF’s Technology. The Company assumes the financial risks related to these revenues by financing the research and development of PSRF’s technology as well as the defense of PSRF’s patents.

     (C) Depreciation

      Depreciation is provided over the estimated useful lives of the assets, principally using the straight-line method. For tax purposes, accelerated methods are used. The Company had only office and lab equipment at December 31, 2001. The estimated useful lives used for the year ended December 31, 2001 were five and seven years for lab equipment and office equipment, respectively.

(D) Intangibles

      Under Statement No. 142, Goodwill and Other Intangible Assets (SFAS 142), subsequent to June 30, 2001, goodwill should not be amortized. Effective January 1, 2002, intangibles existing at June 30, 2001 having a finite life will be amortized and those with indefinite lives will no longer be amortized, but rather, evaluated for impairment on an annual basis using a fair value based test. Intangibles for the Company at December 31, 2001 principally included rights to PSRF’s intellectual property as well as organizational costs of $136,867 and $1,817, respectively. See Footnote 3 for more discussion on the Company’s Rights to Intellectual Property.

CHIRAL QUEST, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

(E) Income Taxes

      The Company files its income tax returns as a partnership for federal and state income tax purposes. As such, the Company will not pay income taxes, as any income or loss will be included in the tax returns of the individual members. Accordingly, no provision is made for income taxes in the accompanying financial statements.

(F) Stock-Based Compensation

      Employee stock-based compensation is recognized using the intrinsic value method. For disclosure purposes, pro forma net income and earnings per share impacts are provided as if the fair value method had been applied. See Footnote 5 for more discussion on the Company’s stock-based compensation.

(G) Use of Estimates

      The financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP) and, accordingly, include amounts that are based on management’s best estimates and judgments. Estimates for the Company are used in determining such items as provisions for bad debts, depreciable/ amortizable lives, impairment of intangibles and other reserves. Because of the uncertainty inherent in such estimates, actual results may differ from these estimates. The Company is not aware of reasonably likely events or circumstances, which would result in different amounts being reported that would have a material impact on results of operations or financial condition.

(H) New Accounting Pronouncements

      The Financial Accounting Standards Board has recently issued several new Statements of Financial Accounting Standards.

      Statement No. 141, “Business Combinations” supersedes APB Opinion 16 and various related pronouncements. Pursuant to the new guidance in Statement No. 141, all business combinations must be accounted for under the purchase method of accounting; the pooling-of-interests method is no longer permitted. SFAS 141 also establishes new rules concerning the recognition of goodwill and other intangible assets arising in a purchase business combination and requires disclosure of more information concerning a business combination in the period in which it is completed. This statement is generally effective for business combinations initiated on or after July 1, 2001.

      Statement No. 142, “Goodwill and Other Intangible Assets” supercedes APB Opinion 17 and related interpretations. Statement No. 142 establishes new rules on accounting for the acquisition of intangible assets not acquired in a business combination and the manner in which goodwill and all other intangibles should be accounted for subsequent to their initial recognition in a business combination accounted for under SFAS No. 141. Under SFAS No. 142, intangible assets should be recorded at fair value. Intangible assets with finite useful lives should be amortized over such period and those with indefinite lives should not be amortized. All intangible assets being amortized as well as those that are not, are both subject to review for potential impairment under SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of”. SFAS No. 142 also requires that goodwill arising in a business combination should not be amortized but is subject to impairment testing at the reporting unit level to which the goodwill was assigned to at the date of the business combination.

      SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 and must be applied as of the beginning of such year to all goodwill and other intangible assets that have already been recorded in the balance sheet as of the first day in which SFAS No. 142 is initially applied, regardless of when such assets were acquired. Goodwill acquired in a business combination whose acquisition date is on or after July 1, 2001, should not be amortized, but should be reviewed for impairment pursuant to SFAS No. 121, even though

CHIRAL QUEST, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

SFAS No. 142 has not yet been adopted. However, previously acquired goodwill should continue to be amortized until SFAS No. 142 is first adopted.

      Statement No. 143 “Accounting for Asset Retirement Obligations” establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other type of disposal of long-lived tangible assets arising from the acquisition, construction, or development and/or normal operation of such assets. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged.

      In August 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which supersedes SFAS No. 121, “Accounting for the Impairment of Long-lived Assets and Long-lived Assets to be Disposed of” and APB No. 30, “Reporting the Results of Operations — Reporting the Effects of Disposal of a Segment of Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions.” SFAS No. 144 established a single accounting model for assets to be disposed of by sale whether previously held and used or newly acquired. SFAS No. 144 retains the provision of APB No. 30 for presentation of discontinued operations in the income statement but broadens the presentation to include a component of an entity. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001 and the interim periods within.

      The Company believes that the adoption of these pronouncements will not have a material impact on the Company’s financial position or results of operations.

Note 2     Equipment, Net

      The major classes of equipment and the related estimated useful lives are as follows:

	December 31, 2001	Life

Lab equipment	$120,728
Accumulated depreciation	(24,540)	5 Years

Lab equipment, net	96,188

Office equipment	$1,973
Accumulated depreciation	(71)	7 Years

Office equipment, net	1,902

Total	$98,090

      Depreciation expense for the year ended December 31, 2001 was $24,611 and $0 for the period from October 11, 2000 (inception) to December 31, 2000.

Note 3     Rights to Intellectual Property

      The Company’s exclusive right to PSRF patents, in the aggregate, are of material importance for the Company’s survival. PSRF’s patents cover pharmaceutical formulations, processes for or intermediates useful in the manufacture of products and the uses of products. Protection for PSRF’s individual products extends for varying periods in accordance with the date of grant and the legal life of patents in the various countries. The protection afforded, which may also vary from country to country, depends upon the type of patent and its scope of coverage. The Company is financially responsible for all aspects of PSRF’s inventions, including legal and research and development expenses associated with the chemical developments.

      During the year ended December 31, 2001, the Company capitalized approximately $137,000 in legal fees, U.S. Patent office handling fees and other expenses that PSRF incurred in the defense of the patents. Expenses incurred for research and development of the patents were expensed in the year ended December 31,

CHIRAL QUEST, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

2001 and for the period from October 11, 2000 (inception) to December 31, 2000. No expenses were capitalized in the period from October 11, 2000 (inception) to December 31, 2000 since all expenses related to PSRF were for research and development of the patents.

      The Intellectual Property Rights will be amortized over the lives of the underlying patents, which generally are seventeen years. Amortization expense was not recorded for the year ended December 31, 2001 because such amount was immaterial.

      The Company evaluates the recoverability of the Intellectual Property Rights, where indicators of impairment are present, by reviewing current and projected profitability or undiscounted cash flows of such assets. Intangible assets that are subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. Intangible assets not subject to amortization are tested for impairment at least annually. For the year ended December 31, 2001, the Company determined that, based on estimated future cash flows, the carrying amount of the Intellectual Property Rights, equals the fair value. Accordingly, no impairment loss was required for the year ended December 31, 2001.

Note 4     Loan Payable

      Loan payable at December 31, 2001 consisted of $50,000 of borrowings from an independent party. During the year ended December 31, 2001, the Company received $50,000 in operating funds from an independent party which was payable on demand, unsecured and non-interest bearing. The loan was repaid in January 2002.

Note 5     Members’ Equity

      During the period from October 11, 2000 (inception) to December 31, 2000, the Company issued 4,600,000 member units to an individual for $550,000.

      The Company accounts for equity based compensation in accordance with Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation”. The standard requires the Company to adopt the “fair value” method with respect to equity-based compensation of consultants and other non-employees.

      The Company issued members’ units for services during the period from October 11, 2000 (inception) to December 31, 2000 in connection with two five-year consulting agreements. As a result of these agreements, the Company recorded current charges of $129,600 and $32,400 to operations for the year ended December 31, 2001 and for the period from October 11, 2000 (inception) to December 31, 2000, respectively. The Company also recorded a deferred consulting expense, which is recognized as an offset to equity, of $486,000 and $615,600 at December 31, 2001 and 2000, respectively, as a result of these agreements. The deferred consulting expense is being amortized over the lives of the agreements.

      The Company did not adopt the fair value method, in accordance with SFAS 123, with respect to employee unit options. The Company accounts for employee unit options under the “intrinsic value” method in accordance with APB 25. In December 2000, the Company granted an employee 1,500,000 unit options for services rendered to the Company. The option issuances resulted in a $135,000 charge to operations for the period from October 11, 2000 (inception) to December 31, 2000 under the intrinsic value method.

      During January 2001, the employee exercised 750,000 of the 1,500,000 options to purchase 750,000 member units at the exercise price of $.01 for total proceeds of $7,500.

CHIRAL QUEST, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 6     Business and Credit Concentrations

      The Company had two customers who accounted for approximately 30% and 25% of net revenue for the year ended December 31, 2001. The Company had two customers who accounted for all of the net revenue for the period from October 11, 2000 (inception) to December 31, 2000.

      The Company had three customers who accounted for approximately 40% and 14% of accounts receivable as of December 31, 2001. The Company had two customers who accounted for all of the accounts receivable as of December 31, 2000.

      The Company had three vendors, who accounted for approximately 30% and 19% of net purchases for the year ended December 31, 2001. The Company had two customers who accounted for approximately 36% and 33% of net purchases for the period from October 11, 2000 (inception) to December 31, 2000.

Note 7     Going Concern

      The Company’s financial statements for the year ended December 31, 2001 have been prepared on a going concern basis which contemplated the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has a net loss from operations of $640,393, a negative cash flow from operating activities of $266,755, a working capital deficiency of $235,234 and a members’ deficiency of $277. The Company’s working capital deficiency as of December 31, 2001 may not enable it to meet such objectives as presently structured. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

      The ability of the Company to continue as a going concern is dependent on the Company’s anticipation for continued increases in revenues. Management believes that actions presently taken to increase revenues provide the opportunity for the Company to continue as a going concern.

Note 8     Subsequent Events

      During January 2002, the Company entered into a licensing agreement with a pharmaceutical product development customer (the “Customer”) for a non-refundable fee of $400,000. The agreement grants the Customer a worldwide non-exclusive royalty fee to license to make and use the Intellectual Property Rights for all research purposes involving the Customer’s compounds but not the sale or manufacture for sale of compounds or processes under the Company’s right, title and interest in the Intellectual Property Rights. The fee is being recognized over the remaining consulting contract life for the Employee referenced in Footnote 1 — Nature of Operations.

      During June 2002, an employee exercised 750,000 of the 1,500,000 options to purchase 750,000 member units at the exercise price of $.01 for total proceeds of $7,500.

      During July 2002, two of the Company’s members (the “Sellers”) sold all of their interest in the Company to Lindsay A. Rosenwald, MD (“Dr. Rosenwald”). The total number of units sold was 6,100,000, therefore giving Dr. Rosenwald a 53% ownership in the Company. Dr. Rosenwald is paying the purchase price for his units to the Sellers in quarterly installments. Should Dr. Rosenwald default on his payments to the Sellers, the units will revert back to the Sellers. Subsequently to the purchase of the units from the Sellers, Dr. Rosenwald sold a major portion of his shares to certain individuals (the “Individuals”). The Individuals are restricted from selling their units purchased from Dr. Rosenwald until such time as Dr. Rosenwald has paid the Sellers in full for the interests he purchased from them.

      Paramount Capital Investments, LLC (“Paramount”) has been performing the financial and administrative functions for the Company since July 12, 2002. Dr. Rosenwald is the managing member of Paramount. Paramount has financed the Company through loans evidenced by promissory notes (the “Notes”). The Notes accrue interest at five percent and the Notes will become due and payable upon completion of the

CHIRAL QUEST, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

merger. The Company has borrowed $156,625 pursuant to the terms of the Notes. Additionally, as of September 1, 2002, the Company will pay $4,000 per month to Paramount for administrative services.

      During 2002, the Company received a cease and desist letter from a competitor apprising the Company of the existence of U.S. Patent No. 6,043,396. Also, the Company received an additional patent notification letter from another competitor apprising them of the existence of U.S. Patent No. 5,739,396. As of September 30, 2002, no civil actions have been filed in either instance.

CHIRAL QUEST, LLC

FINANCIAL STATEMENTS

As of September 30, 2002

CHIRAL QUEST, LLC

BALANCE SHEETS

	September 30,	December 31,
	2002	2001

	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$100,297	$45,008
Accounts receivable, net	21,283	13,542
Other current assets, net	8,551	8,264

Total Current Assets	130,131	66,814
EQUIPMENT, NET	72,575	98,090
INTELLECTUAL PROPERTY RIGHTS, NET	254,215	136,867

TOTAL ASSETS	$456,921	$301,771

LIABILITIES AND MEMBERS’ DEFICIENCY
CURRENT LIABILITIES
Accounts payable	$142,586	$125,710
Accrued expenses	27,374	126,338
Loan payable	—	50,000
Deferred revenue	107,647	—

Total Current Liabilities	277,607	302,048

LONG-TERM LIABILITIES	156,625	—
Notes payable
Deferred revenue	198,818	—

Total Long-Term Liabilities	355,443	—

TOTAL LIABILITIES	633,050	302,048

MEMBERS’ DEFICIENCY
Units of total equity authorized, 100,000,000 units
Equity units, no par value, 11,500,000 and 10,750,000 issued and outstanding, respectively	1,213,000	1,205,500
Additional members’ equity	135,050	135,050
Accumulated deficit	(1,135,379)	(854,827)
Deferred consulting expense	(388,800)	(486,000)

Total Members’ Deficiency	(176,129)	(277)

TOTAL LIABILITIES AND MEMBERS’ DEFICIENCY	$456,921	$301,771

See accompanying notes to financial statements.

CHIRAL QUEST, LLC

STATEMENTS OF OPERATIONS

	For the Nine	For the Nine
	Months	Months
	Ended	Ended
	September 30,	September 30,
	2002	2001

	(Unaudited)
REVENUE	$159,573	$102,293

OPERATING EXPENSES
Management and consulting fees	166,475	196,200
Research and development	47,597	169,479
Selling, general and administrative	73,857	93,476
Wages	123,346	78,435
Depreciation and amortization	28,548	32,720

Total Operating Expenses	439,823	570,310
LOSS FROM OPERATIONS	(280,250)	(468,017)
INTEREST INCOME (EXPENSE)	(302)	1,804

NET LOSS	$(280,552)	$(466,213)

See accompanying notes to financial statements.

CHIRAL QUEST, LLC

STATEMENT OF CHANGES IN MEMBERS’ DEFICIENCY

For the Period from December 31, 2000 to September 30, 2002

	Equity Units		Additional	Deferred
			Members’	Consulting	Accumulated	Total
	Units	Amount	Equity	Expense	Deficit	Equity

	(Unaudited)
Balance, December 31, 2000	10,000,000	1,198,000	135,050	(615,600)	(214,434)	503,016
Exercise of unit options	750,000	7,500	—	—	—	7,500
Amortization of deferred consulting expense	—	—	—	129,600	—	129,600
Net loss, 2001	—	—	—	—	(640,393)	(640,393)

Balance, December 31, 2001	10,750,000	1,205,500	135,050	(486,000)	(854,827)	(277)
Exercise of unit options	750,000	7,500	—	—	—	7,500
Amortization of deferred consulting expense	—	—	—	97,200	—	97,200
Net loss, nine months ended September 30, 2002	—	—	—	—	(280,552)	(280,552)

BALANCE, SEPTEMBER 30, 2002	11,500,000	$1,213,000	$135,050	$(388,800)	$(1,135,379)	$(176,129)

See accompanying notes to financial statements.

CHIRAL QUEST, LLC

STATEMENTS OF CASH FLOWS

	For the	For the
	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2002	2001

	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(280,552)	$(466,213)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	28,548	32,720
Issuances of member units for services	97,200	97,200
Changes in operating assets and liabilities:
(Increase) in:
Accounts receivable	(7,741)	(8,760)
Other current assets	(287)	(3,040)
Increase (decrease) in:
Accounts payable	16,876	36,937
Accrued expenses	(98,964)	87,447
Deferred revenue	306,465	—

Net Cash Provided By (Used In) Operating Activities	61,545	(223,709)

CASH FLOWS FROM — INVESTING ACTIVITIES:
Proceeds from sale (purchase) of equipment	8,366	(114,017)
Payments for intellectual property rights	(128,747)	(112,167)

Net Cash Used In Investing Activities	(120,381)	(226,184)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of loan payable	(50,000)	—
Proceeds from notes payable	156,625	—
Exercise of unit options	7,500	7,500

Net Cash Provided by Financing Activities	114,125	7,500

NET INCREASE (DECREASE) IN CASH	55,289	(442,393)
CASH AND CASH EQUIVALENTS — BEGINNING OF PERIOD	45,008	513,831

CASH AND CASH EQUIVALENTS — END OF PERIOD	$100,297	$71,438

See accompanying notes to financial statements.

CHIRAL QUEST, LLC

NOTES TO FINANCIAL STATEMENTS

As of September 30, 2002
(Unaudited)

Note 1     Summary of Significant Accounting Policies

(A) Nature of Operations

      Chiral Quest, LLC (the “Company”), a Pennsylvania Limited Liability Company, is a research and development company that is involved in the commercial development of asymmetrical catalysis technology (the “Technology”) owned by the Pennsylvania State University Research Foundation (“PSRF”), the university’s technology transfer unit. The Company has a worldwide, exclusive license from PSRF for the inventions covered by the license. The original license agreement was signed and effectuated November 8, 2000 (See Note 3).

      The Company sells either the rights to the Technology, or the actual compounds themselves, to pharmaceutical companies for the development of their products. For the six months ended September 30, 2002, the Company only sold the rights to the Technology.

      The Company signed a five-year consulting agreement in 2000 with a Pennsylvania State University employee (the “Employee”) to act as the Company’s Chief Technology Officer. The Employee is responsible for all aspects of PSRF’s inventions, compound development and other technologies to which the Company has rights. The agreement may be terminated after the first anniversary of the effective date by either the Company or the Employee. In the event that the Employee’s services to the Company survive his employment relationship with PSRF, or in the event that the Company develops independent research capabilities that would allow the Company to generate other intellectual property, the Company and the Employee intend that any such inventions produced outside the scope of the inventions licensed to the Company by PSRF under the original license agreement will be owned exclusively by the Company.

(B) Use of Estimates

      The financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP) and, accordingly, include amounts that are based on management’s best estimates and judgments. Estimates for the Company are used in determining such items as provisions for bad debts, depreciable/amortizable lives, impairment of intangibles and other reserves. Because of the uncertainty inherent in such estimates, actual results may differ from these estimates. The Company is not aware of reasonably likely events or circumstances, which would result in different amounts being reported that would have a material impact on results of operations or financial condition.

(C) Depreciation

      Depreciation is provided over the estimated useful lives of the assets, principally using the straight-line method. For tax purposes, accelerated methods are used. The Company had only office and lab equipment at September 30, 2002. The estimated useful lives used were five and seven years for lab equipment and office equipment, respectively.

(D) Intangibles

      Under Statement No. 142, Goodwill and Other Intangible Assets (SFAS 142), subsequent to June 30, 2001, goodwill should not be amortized. Effective January 1, 2002, intangibles existing at June 30, 2001 having a finite life will be amortized and those with indefinite lives will no longer be amortized, but rather, evaluated for impairment on an annual basis using a fair value based test. Intangibles for the Company as of September 30, 2002 principally included rights to PSRF’s intellectual property of $215,324 (See Note 3).

CHIRAL QUEST, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

(E) Income Taxes

      The Company files its income tax returns as a partnership for federal and state income tax purposes. As such, the Company will not pay income taxes, as any income or loss will be included in the tax returns of the individual members. Accordingly, no provision is made for income taxes in the accompanying financial statements.

(F) Stock-Based Compensation

      Employee stock-based compensation is recognized using the intrinsic value method. For disclosure purposes, pro forma net income and earnings per share impacts are provided as if the fair value method had been applied (See Note 4).

(G) Revenue Recognition

      Revenues from the Company’s rights to PSRF’s intellectual property are recognized upon a signed agreement with the customer or remission of an invoice and allocated over the applicable periods. The revenues are comprised principally of the licensing of PSRF’s Technology. The Company assumes the financial risks related to these revenues by financing the research and development of PSRF’s technology as well as the defense of PSRF’s patents.

(H) New Accounting Pronouncements

      The Financial Accounting Standards Board has recently issued several new Statements of Financial Accounting Standards.

      Statement No. 141, “Business Combinations” supersedes APB Opinion 16 and various related pronouncements. Pursuant to the new guidance in Statement No. 141, all business combinations must be accounted for under the purchase method of accounting; the pooling-of-interests method is no longer permitted. SFAS 141 also establishes new rules concerning the recognition of goodwill and other intangible assets arising in a purchase business combination and requires disclosure of more information concerning a business combination in the period in which it is completed. This statement is generally effective for business combinations initiated on or after July 1, 2001.

      Statement No. 143 “Accounting for Asset Retirement Obligations” establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other type of disposal of long-lived tangible assets arising from the acquisition, construction, or development and/or normal operation of such assets. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged.

      In August 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which supersedes SFAS No. 121, “Accounting for the Impairment of Long-lived Assets and Long-lived Assets to be Disposed of” and APB No. 30, “Reporting the Results of Operations — Reporting the Effects of Disposal of a Segment of Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions.” SFAS No. 144 established a single accounting model for assets to be disposed of by sale whether previously held and used or newly acquired. SFAS No. 144 retains the provision of APB No. 30 for presentation of discontinued operations in the income statement but broadens the presentation to include a component of an entity. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001 and the interim periods within.

      The Company believes that the adoption of these pronouncements will not have a material impact on the Company’s financial position or results of operations.

CHIRAL QUEST, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 2     Equipment, Net

      The major classes of equipment and the related estimated useful lives are as follows:

	September 30,
	2002	Life

Lab equipment	$136,190
Accumulated depreciation	(65,504)	5 Years

Lab equipment, net	70,686

Office equipment	$2,685
Accumulated depreciation	(796)	7 Years

Office equipment, net	1,889

Total	$72,575

      Depreciation expense for the nine months ended September 30, 2002 and 2001 was $17,149 and $32,720, respectively.

Note 3     Rights to Intellectual Property, Net

      The Company’s exclusive right to PSRF patents, in the aggregate, are of material importance for the Company’s survival. PSRF’s patents cover pharmaceutical formulations, processes for or intermediates useful in the manufacture of products and the uses of products. Protection for PSRF’s individual products extends for varying periods in accordance with the date of grant and the legal life of patents in the various countries. The protection afforded, which may also vary from country to country, depends upon the type of patent and its scope of coverage. The Company is financially responsible for all aspects of PSRF’s inventions, including legal and research and development expenses associated with the chemical developments.

      During the nine months ended September 30, 2002, the Company capitalized approximately $128,791 in legal fees, U.S. Patent office handling fees and other expenses that PSRF incurred in the defense of the patents. Expenses incurred for research and development of the patents were expensed in the nine months ended September 30, 2002 and 2001.

      The Intellectual Property Rights are being amortized over the lives of the underlying patents, which generally are seventeen years.

      The Company evaluates the recoverability of the Intellectual Property Rights, where indicators of impairment are present, by reviewing current and projected profitability or undiscounted cash flows of such assets. Intangible assets that are subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. Intangible assets not subject to amortization are tested for impairment at least annually. For the nine months ended September 30, 2002, the Company determined that, based on estimated future cash flows, the carrying amount of the Intellectual Property Rights, equals the fair value. Accordingly, no impairment loss was required for the nine months ended September 30, 2002.

Note 4     Members’ Equity

      During the period from October 11, 2000 (inception) to December 31, 2000, the Company issued 4,600,000 member units to an individual for $550,000.

      The Company accounts for equity based compensation in accordance with Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation”. The standard requires the

CHIRAL QUEST, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

Company to adopt the “fair value” method with respect to equity-based compensation of consultants and other non-employees.

      The Company issued members’ units for services during the period from October 11, 2000 (inception) to December 31, 2000 in connection with two five-year consulting agreements. As a result of these agreements, the Company recorded charges of $97,200, $129,600 and $32,400 to operations for the nine months ended September 30, 2002, for the year ended December 31, 2001 and for the period from October 11, 2000 (inception) to December 31, 2000, respectively. The Company also recorded a deferred consulting expense, which is recognized as an offset to equity, of $388,800, $486,000 and $615,600 at September 30, 2002, December 31, 2001 and 2000, respectively, as a result of these agreements. The deferred consulting expense is being amortized over the lives of the agreements.

      The Company did not adopt the fair value method, in accordance with SFAS 123, with respect to employee unit options. The Company accounts for employee unit options under the “intrinsic value” method in accordance with APB 25. In December 2000, the Company granted an employee 1,500,000 unit options for services rendered to the Company. The option issuances resulted in a $135,000 charge to operations for the period from October 11, 2000 (inception) to December 31, 2000 under the intrinsic value method.

      During January 2001, the employee exercised 750,000 of the 1,500,000 options to purchase 750,000 member units at the exercise price of $.01 for a total proceeds of $7,500. During June 2002, the employee exercised the remaining 750,000 of the 1,500,000 options at an exercise price of $.01 for total proceeds of $7,500. The total proceeds for the two exercises was $15,000.

      During July 2002, two of the Company’s members (the “Sellers”) sold all of their interest in the Company to Lindsay A. Rosenwald, MD (“Dr. Rosenwald”). The total number of units sold was 6,100,000, therefore giving Dr. Rosenwald a 53% ownership in the Company. Dr. Rosenwald is paying the purchase price for his units to the Sellers in quarterly installments. Should Dr. Rosenwald default on his payments to the Sellers, the units will revert back to the Sellers. Subsequently to the purchase of the units from the Sellers, Dr. Rosenwald sold a major portion of his shares to certain individuals (the “Individuals”). The Individuals are restricted from selling their units purchased from Dr. Rosenwald until such time as Dr. Rosenwald has paid the Sellers in full for the interests he purchased from them.

      Paramount Capital Investments, LLC (“Paramount”) has been performing the financial and administrative functions for the Company since July 12, 2002. Dr. Rosenwald is the managing member of Paramount. Paramount has financed the Company through loans evidenced by promissory notes (the “Notes”). The Notes accrue interest at five percent and the Notes will become due and payable upon completion of the merger. The Company has borrowed $156,625 pursuant to the terms of the Notes. Additionally, as of September 1, 2002, the Company will pay $4,000 per month for administrative services.

Note 5     Business and Credit Concentrations

      The Company signed a $400,000 sales agreement with a pharmaceutical product development customer (the “Customer”), during the nine months ended September 30, 2002. The revenue generated from the agreement is being recognized over the remaining consulting contract life for the Employee referenced in Note 1. For the nine months ended September 30, 2002, the Customer accounted for approximately 60% of the Company’s net revenue.

Note 6     Going Concern

      The Company’s financial statements for the nine months ended September 30, 2002 have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has a net loss from operations of $280,552, a working capital deficiency of $147,476 and a members’ deficiency of $176,129. The Company’s working

CHIRAL QUEST, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

capital deficiency as of September 30, 2002 may not enable it to meet such objectives as presently structured. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

      The ability of the Company to continue as a going concern is dependent on the Company’s anticipation for continued increases in revenues. Management believes that actions presently taken to increase revenues provide the opportunity for the Company to continue as a going concern.

Note 7     Legal Proceedings

      During 2002, the Company received a cease and desist letter from a competitor apprising the Company of the existence of U.S. Patent No. 6,043,396. Also, the Company received an additional patent notification letter from another competitor apprising them of the existence of U.S. Patent No. 5,739,396. As of September 30, 2002, no civil actions have been filed in either instance.

SURG II, INC.

SPECIAL MEETING OF SHAREHOLDERS

Wednesday, February 12, 2003
10:00 a.m.

HYATT REGENCY HOTEL
1300 Nicollet Mall
Minneapolis, Minnesota

Surg II, Inc. 800 Nicollet Mall, Suite 2690 Minneapolis, Minnesota 55402	proxy

This proxy is solicited by the Board of Directors for use at the Special Meeting on February 12, 2003

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Kenneth W. Brimmer and Brian D. Niebur, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments.

See reverse for voting instructions.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3

1.	Approval of an amendment to the Company’s Articles of Incorporation to increase the Company’s authorized capital stock from 5,000,000 to 50,000,000 shares.	For	Against	Abstain

2.	Approval of an amendment to the Company’s Articles of Incorporation to change the name of Surg II, Inc., to Chiral Quest, Inc.	For	Against	Abstain

3.	In their discretion, the proxies are authorized to vote upon matters which are incidental to the conduct of the Special Meeting.	For	Against	Abstain

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MANAGEMENT OF SURG II, INC., AND WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 UNLESS OTHER INSTRUCTIONS ARE GIVEN.

Address Change? Mark Box Indicate changes below:

Date

Signature(s) in Box
Please sign exactly as your name appears hereon; if stock is held jointly, each owner must sign. When signing as executor, trustee, guardian, attorney, agent or proxy, please indicate title. Please sign, date and return this proxy promptly